UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.    )
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2023 Notice of Annual Meeting and Proxy Statement January 24, 2023 | 1:00 p.m. EST

Values–Our standards of behavior
• We do what is right
• We thrive on innovation and demand quality
• We are all accountable
• We learn and improve every day
• We help each other be great
Purpose
Advancing the world of health™
Leadership Commitments–How we lead ourselves and our work
• Be bold and strategic
• Remove obstacles and empower others
• Deliver results that matter
• Debate and decide, then commit and go
• Win as one BD
• Have the courage to iterate, try new things and embrace change
Mindset–The attitude we bring to our work
• Speaking up builds trust and gets to better outcomes faster
• Inclusion and diversity make us a stronger team
• Keeping it simple enables innovation and agility
• The best way to help customers and patients is truly to know them
• Challenges are opportunities to grow and improve

Becton, Dickinson and Company 1 Becton Drive Franklin Lakes, New Jersey 07417-1880 www.bd.com

December 15, 2022
Dear fellow shareholders:
This year, BD marked its 125th anniversary, a tremendous milestone for our company and a testament to our long-standing commitment to fulfilling our Purpose of Advancing the world of health™. For more than a century, BD has helped address some of our industry’s toughest challenges and made significant contributions to global health. We have become known as providing the backbone technologies of healthcare, and today, we are advancing our bold vision to develop innovative strategies and transformative solutions that are advancing the future of healthcare.
2022 was another solid year of advancing our BD 2025 strategy. We built on our strong track record of execution, accelerating our shift into higher-growth and more impactful areas of healthcare, and we simplified the company so we can focus on the products that matter most to our customers and for patients. Even amid a challenging macroeconomic environment – which has quickly become the new normal – we consistently delivered on our goals and outperformed expectations. We exceeded our revenue, margin expansion and EPS expectations, confirming our ability to deliver reliable, long-term growth and achieve substantial and sustained value for all stakeholders. Our performance and results reconfirm that our BD 2025 strategy – our True North – is the right strategy, and it is thriving.
These results speak to the determination and passion of our 77,000 associates worldwide who went to great lengths to work around obstacles to deliver critical healthcare products to our customers and address the evolving needs of patients around the world. It is because of their relentless focus on driving innovation that BD stands at the forefront of modern healthcare.
As we look ahead to fiscal year 2023 and beyond, I’ve never been more excited about the future of BD. We have built momentum through our steady execution of BD 2025 and we continue to invest in the three transformative trends that are changing the future of healthcare: smart connected care, the transition to new care settings and helping to improve chronic disease outcomes.
As a leading global medical technology company driven by our Purpose, we recognize the importance of addressing environmental, social and governance (ESG) issues. We remain steadfast in our promise to deliver on our commitments, through our ESG strategy, Together We Advance, which embraces the connectivity between the health of our company, planet, communities, and the people we serve. We are making meaningful progress on our 2030+ ESG goals, taking action to address the most relevant ESG issues for our business and stakeholders, including climate change, responsible supply chain, healthy workforce, transparency and reducing the impact our products have on the environment. In fiscal 2022, we launched the BD Sustainable Medical Technology Institute, and we ended the year with increased diversity at the executive and management levels. We will continue to hold ourselves accountable as we continue this journey to create a more inclusive BD and a healthier world for all.
I share the collective commitment of our global team of associates who come to work each day to support customers, providers, shareholders, and patients worldwide, as we harness the opportunity to accelerate meaningful change for the future of healthcare.
Thank you for your continued support of BD. We look forward to your participation in the 2023 Annual Meeting of Shareholders.
Sincerely,
Tom Polen
Chairman, Chief Executive Officer and President

2023 Notice of Annual Meeting and Proxy Statement	1

2

Notice of annual meeting of shareholders
January 24, 2023
1:00 p.m. Eastern Standard Time
Location: The Biltmore Hotel Miami Coral Gables
1200 Anastasia Avenue
Coral Gables, Florida
Record Date: December 5, 2022
The Annual Meeting of Shareholders of Becton, Dickinson and Company, a New Jersey corporation (“BD”), will be held on Tuesday, January 24, 2023, at 1:00 p.m. Eastern Standard Time ("EST"), at The Biltmore Hotel Miami Coral Gables, 1200 Anastasia Ave, Coral Gables, Florida (the “2023 Annual Meeting”). Depending on concerns about and developments relating to COVID-19, we may need to change the date, time, location and/or format of the meeting, including holding a virtual meeting, subject to local law requirements. BD would publicly announce any such changes and how to participate in the meeting by a press release and a filing with the Securities and Exchange Commission (“SEC”) as soon as practicable prior to the meeting. Any such determinations and changes will be made and communicated in accordance with SEC rules and requirements. BD will be obliged to comply with any legal restrictions that are imposed under local laws as a consequence of COVID-19 and that affect the meeting.
At the 2023 Annual Meeting, shareholders will consider and act upon the following proposals:

1.	The election as directors of the eleven nominees named in the attached proxy statement for a one-year term
2.	The ratification of the selection of the independent registered public accounting firm
3.	An advisory vote to approve named executive officer compensation
4.	An advisory vote to approve the frequency of named executive officer compensation advisory votes
5.	Approval of amendments to the 2004 Employee and Director Equity-Based Compensation Plan
6.	A shareholder proposal to require prior shareholder approval of certain termination payments, if properly presented at the meeting

We will also transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.
Shareholders of record as of the close of business on December 5, 2022 are entitled to notice of and to vote at the 2023 Annual Meeting (or any adjournment or postponement thereof). These proxy materials are being mailed or otherwise sent to shareholders of BD on or about December 15, 2022.
By order of the Board of Directors,
Gary DeFazio
Senior Vice President and Corporate Secretary

How To Vote

By Mail	By Telephone	Online
Sign, complete and return the proxy card in the postage-paid envelope provided	1-800-652-8683	www.envisionreports.com/BDX

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders to be held on January 24, 2023. BD’s proxy statement and 2022 Annual Report of Shareholders, which includes BD’s consolidated financial statements, are available at www.edocumentview.com/BDX.

2023 Notice of Annual Meeting and Proxy Statement	3

Proxy statement overview
This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.
Proposals to be considered at the 2023 annual meeting

Proposal		Board Recommendation

1.	The election as directors of the eleven nominees named in the attached proxy statement for a one-year term	FOR each of the nominees for director
2.	The ratification of the selection of the independent registered public accounting firm	FOR
3.	An advisory vote to approve named executive officer compensation	FOR
4.	An advisory vote to approve the frequency of named executive officer compensation advisory votes	EVERY YEAR
5.	Approval of amendments to the 2004 Employee and Director Equity-Based Compensation Plan	FOR
6.	A shareholder proposal to require prior shareholder approval of certain termination payments, if properly presented at the meeting	AGAINST

BD is an innovative medtech leader with global reach and scale addressing healthcare’s most pressing challenges

77,000 BD associates	190+ countries served	37B+ devices made annually

~6% of sales annual R&D investment		31,000+ active patents

FY22 Revenues by Segment	FY22 Revenues by Region

Note: Percentages in above tables are rounded.

4

Proxy statement overview
The BD 2025 strategy positions us to drive future value creation.
2022 performance highlights*

$18.9B Total Revenues	$5.38 Reported EPS $11.35 Adjusted EPS	$2.5B Operating Cash Flow

Execution of BD 2025 strategy yielded continued growth and margin improvement
•Exceeded our revenue growth and earnings expectations for the year and delivered on our margin expansion goals, despite significant macroeconomic challenges.
◦Executed our simplification programs and managed our cost structure to help offset significant inflationary and other cost pressures and improve our margin profile.
◦Momentum in our base business and strategic acquisitions nearly offset the expected significant decline in COVID-19 only diagnostic testing.
◦While reported revenues decreased 1.4%, base business revenues (which excludes COVID-19 only diagnostic testing) increased 6.9% reported, 9.4% currency-neutral.
◦2022 Reported earnings per share ("EPS") from continuing operations was $5.38, while adjusted EPS from continuing operations was $11.35.

Our disciplined capital allocation strategy continued to create value creation opportunities
Continued to support growth, maintain financial flexibility and return capital to shareholders.
•R&D spending of $1.3 billion, as we transform our innovation pipeline towards higher growth markets, which will continue to fuel our growth.
•Retired approximately $500 million of long-term debt, pursuant to our balanced capital allocation framework and our commitment to reduce outstanding long-term debt.
•Invested over $2 billion in six "tuck-in" acquisitions, which will strengthen our revenue and margin growth profiles in 2023 and beyond, including Parata Systems, which expands BD's solutions to a new area of the high-growth pharmacy automation segment.
•Returned approximately $1.6 billion to shareholders during the year through $1.1 billion in dividends and $500 million in share repurchases.

We continued our focus on higher growth areas to create shareholder value	•Successfully completed the spin-off of our former Diabetes Care business into Embecta Corp. (the "Embecta Spin-Off"), enhancing BD's growth profile and creating long-term value for BD shareholders.
*We refer in the tables above to certain financial measures that do not conform to generally accepted accounting principles (GAAP"). Appendix A to this proxy statement contains reconciliations of these non-GAAP measures to the comparable GAAP financial measures. Financial information presented in the tables reflect BD’s results on a continuing operations basis, which excludes the former Diabetes Care business.

2023 Notice of Annual Meeting and Proxy Statement	5

Proxy statement overview
ESG — Together We Advance
BD’s strategic initiative to advance environmental, social and governance (“ESG”) matters – Together We Advance – was launched in early FY22. The Together We Advance initiative focuses on enhancing stewardship of the company, the planet, communities and human health, which serves as a framework through which BD addresses the most relevant ESG issues for BD and its stakeholders. BD has made commitments in five areas where we see the most opportunity to create meaningful change over the next decade: climate change, product impact, a responsible supply chain, a healthy workforce and community, and transparency. For more information regarding BD's ESG strategy and 2030+ ESG goals, see page 32 and our 2021 ESG Report, which is available at investors.bd.com/esg/sustainability, and is not part of, or incorporated by reference into, this proxy statement.
As part of our continued commitment to transparency and progress on BD's inclusion, diversity and equity ("ID&E") commitments, we recently published our 2022 Global Inclusion, Diversity and Equity Report, which summarizes BD's ID&E accomplishments over the past year, and our most recently filed U.S. Federal Employment Information Report (EEO-1), each of which is available at investors.bd.com/esg/inclusion-diversity-inclusion, and is not part of, or incorporated by reference into, this proxy statement. For additional information regarding our ID&E efforts, including Pay Equity, see page 35.
For additional information regarding our ESG Reports, see “Note About Website and ESG Reports,” on page 36.

6

Proxy statement overview
Proposals to be considered at the 2023 annual meeting

Proposal 1	Election of directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

A more detailed discussion of this proposal and related disclosures can be found beginning on page 13.

Director Nominee Name	Age	Director Since	Committee Membership
			AC	CHCC	QRC	CGNC
William M. Brown Former Chairman and Chief Executive Officer, L3Harris Technologies	60	2022
Catherine M. Burzik Former President and Chief Executive Officer, Kinetic Concepts, Inc.	72	2013
Carrie L. Byington, M.D. Executive Vice President, University of California Health	59	2021
R. Andrew Eckert Former Chief Executive Officer, Zelis Inc.	61	2016
Claire M. Fraser, Ph.D. Director, Institute for Genome Sciences	67	2006
Jeffrey W. Henderson Retired Chief Financial Officer, Cardinal Health Inc.	58	2018
Christopher Jones Retired Chief Executive Officer, JWT Worldwide	67	2010
Marshall O. Larsen Retired Chairman, President and Chief Executive Officer, Goodrich Corporation	74	2007
Thomas E. Polen Chairman, Chief Executive Officer and President, BD	49	2020
Timothy M. Ring Former Chairman and Chief Executive Officer, C. R. Bard, Inc.	65	2017
Bertram L. Scott Retired Senior Vice President of Population Health, Novant Health	71	2002

AC – Audit Committee CHCC – Compensation and Human Capital Committee QRC – Quality and Regulatory Committee CGNC – Corporate Governance and Nominating Committee	Chair
Member
Independent
Lead Director

2023 Notice of Annual Meeting and Proxy Statement	7

Proxy statement overview
Nominee snapshot

Diversity in Tenure	Diversity of Age
≥ 10 years	≥ 70 years
5-10 years	61-69 years
< 5 years	≤ 60 years
8.2 years (average director tenure)	63.9 years old (average director age)

3		2
	Gender Diverse Directors		Ethnically Diverse Directors

36% of our Director Nominees are gender and/or ethnically diverse

Nominee diversity
Total Number of Nominees: 11

	Female	Male
Director Nominees	3	8

Number of Director Nominees who identify in Any of the Categories
African American or Black	—	1
Alaska Native or Native American	—	—
Asian	—	—
Hispanic, Latino or Spanish Origin	1	—
Native Hawaiian or Other Pacific Islander	—	—
White	2	7
Other	—	—
Two or More Races or Ethnicities	—	—
Did not Disclose Demographic Background	—	—

8

Proxy statement overview
Governance best practices
BD’s commitment to good corporate governance is embodied in our Statement of Corporate Governance Principles ("Governance Principles"). The Governance Principles set forth the BD Board of Director’s views and practices regarding a number of governance topics, and the Corporate Governance and Nominating Committee (the "Governance Committee") assesses the Governance Principles on an ongoing basis in light of current practices.
The following is a summary of our significant corporate governance practices. A further discussion of our governance practices can be found beginning on page 37.

Corporate Governance Practices

•Annual election of directors
•Majority voting standard for election of directors
•10 out of 11 director nominees are independent
•Robust lead director structure
•Rigorous annual board self-evaluation and director renomination process
•Shareholder right to call special meetings
•Proxy access bylaw
•Shareholder right to act by written consent
•Restrictions on corporate political contributions
•Annual report of charitable contributions
•Director and executive officer share ownership requirements
•Overboarding policy
•Audit, Compensation and Governance Committee membership limited to independent directors
•No poison pill
•Active shareholder engagement process

Proposal 2	Ratification of selection of independent registered public accounting firm

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Ernst & Young LLP (“E&Y”) has been selected by the Audit Committee as the Company’s independent registered public accounting firm (referred to herein as the “independent auditors”) for fiscal year 2023. The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of BD’s independent auditors. Shareholders are being asked to ratify the Audit Committee’s selection of E&Y. If ratification is withheld, the Audit Committee will reconsider its selection.
A representative of E&Y is expected to attend the 2023 Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement.

2023 Notice of Annual Meeting and Proxy Statement	9

Proxy statement overview

Proposal 3	Advisory vote to approve named executive officer compensation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

The Compensation and Human Capital Committee (the "Compensation Committee") believes the primary objective of the BD compensation program is to fully support the strategic business goal of delivering superior long-term shareholder returns through sustained revenue growth, EPS growth, and return on capital. As such, the program is intended to ensure a high degree of alignment between pay and the long-term value and financial soundness of BD.
CEO target direct compensation mix

10

Proxy statement overview
Our compensation objectives and practices

	What We Do	What We Don’t Do
Competitive Compensation Program
 Use balanced mix of cash and equity compensation and annual and long-term incentives.
 Have an independent advisor engaged by our Compensation Committee to assist in designing our compensation program and making compensation decisions.
No employment agreements with our executive officers.

Pay for Performance
 Align executive compensation with the execution of our business strategy and the creation of long-term shareholder value.
Use performance metrics tied to our strategy that reward behaviors that support our business objectives.
 Use balanced set of performance metrics in our performance-based compensation so that undue weight is not given to any one metric, and measure performance over annual and multi-year performance periods.
 Incorporate ESG metrics relating to product quality and inclusion and diversity as a modifier of our annual incentive plan performance factor.
While we emphasize “at risk” pay tied to performance, our program does not encourage excessive risk-taking by management. No guaranteed incentive awards for executive officers.

Strong Compensation Policies
 Robust share retention and ownership guidelines.
 “Double-trigger” change in control agreements with our executive officers, and double-trigger vesting provisions for equity compensation awards.
 Clawback policy tied to financial restatements or breaches of restrictive covenants.
 Limited executive perquisites.
 Pre-established timing for annual equity awards.

  No below market exercise prices or reload provisions for equity awards, and no repricing of equity awards without shareholder approval.
  Prohibition on pledging BD shares or hedging against the economic risk of ownership.
  No excise tax "gross-ups" in our change in control agreements.

The Compensation Discussion and Analysis beginning on page 48 of this proxy statement describes BD’s executive compensation program and the compensation decisions made with respect to our Chief Executive Officer ("CEO") and the other executive officers named in the Summary Compensation Table on page 69.

2023 Notice of Annual Meeting and Proxy Statement	11

Proxy statement overview

Proposal 4	Advisory vote to approve the frequency of named executive officer compensation advisory votes

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “EVERY YEAR” ON PROPOSAL 4.

Shareholders are being asked to cast a non-binding advisory vote on how frequently the advisory vote on named executive officer compensation, often referred to as "say-on-pay" (Proposal 3 in this proxy statement), should be held in the future. Shareholders will be able to cast their votes on whether to hold say-on-pay votes every one, two or three years. BD currently holds an advisory vote to approve named executive officer compensation on an annual basis. The Board believes that continuing to conduct an annual say-on-pay vote is the most appropriate choice for BD, as it allows shareholders to provide timely, direct input on our executive compensation program. This advisory vote is not binding on the Board. However, the Board intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most shareholder support.

Proposal 5	Approval of amendments to the 2004 employee and director equity-based compensation plan

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 5.

Shareholders are being asked to approve two amendments to the 2004 Employee and Director Equity-Based Compensation Plan (the "2004 Plan"). The first is to amend the 2004 Plan to extend its term for an additional ten years. The second is to amend the 2004 Plan to increase the number of authorized shares available for awards. Awards under the 2004 Plan are an important tool used by the company to attract, retain and motivate associates throughout the BD organization. The Board believes BD must continue to offer equity compensation awards to successfully attract and retain the best possible BD associates.

Proposal 6	Shareholder proposal to require prior shareholder approval of certain termination payments

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 6.

12

Proposal 1: Election of directors
Members of the BD Board of Directors (the "Board") are elected to serve a term of one year and until their successors have been elected and qualified. All of the nominees for director have consented to being named in this proxy statement and to serve if elected.
The Board currently has 11 members and all of our current directors are standing for election at the 2023 Annual Meeting. Other than William M. Brown, who was elected to the Board in February 2022, all of the nominees were elected at the 2022 Annual Meeting of Shareholders (the "2022 Annual Meeting").
BD does not know of any reason why any nominee would be unable to serve as director. If any nominee is unable to serve, the shares represented by valid proxies will be voted for the election of such other person as the Board may nominate, or the size of the Board may be reduced.
BD directors have a variety of backgrounds, which reflects the Board’s continuing efforts to achieve a diversity of viewpoints, insights and perspectives on the Board. As more fully discussed below, director nominees are considered on the basis of a range of criteria, including their business knowledge and background, prominence and reputation in their fields, global business perspective and commitment to strong corporate governance and citizenship. They must also have experience and ability that is relevant to the Board’s oversight of BD’s business and affairs. Each nominee’s biography includes the particular experience and qualifications that led the Board to conclude that the nominee should serve on the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

2023 Notice of Annual Meeting and Proxy Statement	13

Proposal 1: Election of directors
Nominees for director—skills and experience
The table below summarizes the key qualifications, skills, and attributes of the nominees for director that served as the basis for the Board's decision to nominate these individuals for election.

Skills & Experience
Public Company CEO Prior experience as the chief executive officer of a publicly-traded company.
Financial Acumen and Expertise Experience in financial accounting/reporting and corporate finance.
Healthcare Industry Knowledge of or experience in an industry involving healthcare and medical products and services.
Research, Development & Innovation Experience with the innovation, design and development of new products and services, or expertise in a scientific or technological field.
Healthcare Insurance & Reimbursement Experience with the administration of medical care reimbursement programs.
Integrated Health Delivery System Prior executive or senior management position with an organization that owns and operates a network of one or more healthcare facilities.
Healthcare Regulatory or Public Policy Experience with healthcare regulatory schemes and public policies that promote public well-being.
Corporate Governance Knowledge of or experience with the rules, practices, and processes used to direct and manage a company.
International Business Leadership position at an organization that operates internationally.
Shareholder Relations/Institutional Investor Experience Leadership position involving interacting with public company investors or investing on behalf of other parties.
Product Quality & Safety Experience in product quality control and safety systems.
Global Operations & Supply Chain
Experience with the global relationships and activities required to manufacture goods and maximize overall supply chain efficiency, including the sourcing of raw materials and vendor management.

Corporate Sales and Marketing Experience with go-to-market strategies and marketing of an organization’s products and services.
Attributes
Independent
Female
Racially/Ethnically Diverse

14

Proposal 1: Election of directors
Nominees for director
William M. Brown | 60
Former Chairman and Chief Executive Officer, L3Harris Technologies

Director Since: 2022 Independent: Yes Committees: •Compensation and Human Capital •Corporate Governance and Nominating
Public directorships
•Celanese Corporation (Lead Director)
Former public directorships (last 5 years)
•L3Harris Technologies, Inc.
•Harris Corporation (until merger with L3 Technologies in 2019)
Professional background
•Served as Executive Chair of L3Harris Technologies from June 2021 to June 2022, having served as Chairman and Chief Executive Officer from July 2019 to June 2021.
•Previously served as Chairman, President and Chief Executive Officer of Harris Corporation prior to the merger of Harris Corporation with L3 Technologies in 2019. Mr. Brown joined Harris Corporation in November 2011 as President and Chief Executive Officer and was appointed Chairman in April 2014.
•Prior to joining Harris Corporation, served in various leadership roles at United Technologies Corporation (UTC), including Senior Vice President of Corporate Strategy and Development and President of UTC Fire & Safety.
Skills and experience
As a veteran chief executive officer, Mr. Brown provides substantial strategic, financial, operational and innovation expertise to the BD Board, along with a strong corporate governance background and experience in domestic and international business.

Catherine M. Burzik | 72
Former President and Chief Executive Officer, Kinetic Concepts, Inc.

Director Since: 2013 Independent: Yes Committees: •Quality and Regulatory (Chair) •Corporate Governance and Nominating
Public directorships
•Haemonetics Corporation
•Orthofix Medical Inc. (Chair of the Board)
Professional background
•Served as President and Chief Executive Officer of Kinetic Concepts, Inc., a medical device company specializing in the fields of wound care and regenerative medicine, from 2006 until the sale of the company in 2012.
•Previously served as President of Applied Biosystems and President of Ortho-Clinical Diagnostics, Inc., a Johnson & Johnson company.
Skills and experience
Ms. Burzik is a seasoned executive in the healthcare industry, having led major medical device, diagnostic, diagnostic imaging and life sciences businesses. She contributes strong strategic, product development and leadership expertise, and extensive knowledge of the global healthcare field.

2023 Notice of Annual Meeting and Proxy Statement	15

Proposal 1: Election of directors
Carrie L. Byington, M.D. | 59
Executive Vice President, University of California Health

Director Since: 2021 Independent: Yes Committees: •Audit •Quality and Regulatory
Professional background
•Executive Vice President of University of California Health, the largest public academic healthcare system in the United States, since 2019.
•Served as Dean of the College of Medicine, Senior Vice President for Health Sciences for Texas A&M University, and Vice Chancellor for Health Services for Texas A&M System from 2017 to 2019.
•From 1995 to 2016, served on the faculty of the University of Utah, serving in multiple leadership roles, including as Director and Principal Investigator, Center for Clinical and Translational Science at University of Utah Health from 2015 to 2016.
Skills and experience
Through her leadership positions at some of the nation’s largest health systems, Dr. Byington brings extensive knowledge and perspective regarding the integrated delivery of healthcare services. She also possesses strong executive management skills and strategic planning experience, as well as expertise in clinical practice and infectious diseases.

R. Andrew Eckert | 61
Former Chief Executive Officer, Zelis Inc.

Director Since: 2016 Independent: Yes Committees: •Compensation and Human Capital (Chair) •Quality and Regulatory
Former public directorships (last 5 years)
•Varian Medical Systems, Inc.
Professional background
•Currently serves as a Senior Advisor to Permira, a global private equity firm.
•Served as Chief Executive Officer of Zelis Inc., a provider of healthcare cost management and payments solutions, from 2020 to 2021.
•Served as President and Chief Executive Officer of Acelity L.P. Inc., a global wound care company, from 2017 until the sale of the company in October 2019.
•Served as the Chief Executive Officer of Valence Health, Inc., a healthcare information technology and services company, from 2015 until its sale in 2016.
•Previously served as Chief Executive Officer of TriZetto Corporation, a payer technology solutions firm, and Chief Executive Officer of CRC Health Group, a provider of specialized behavioral healthcare services.
•Also previously served as Chief Executive Officer of Eclipsys, a healthcare provider technology firm, and ADAC Laboratories, a medical capital equipment company.
Skills and experience
Mr. Eckert is a leader in the growing field of healthcare information technology, with extensive experience as an executive officer of several healthcare companies. He has a deep knowledge of operations, strategic planning, product development and marketing, and has valuable corporate governance insight gained from having served as a director of other public companies.

16

Proposal 1: Election of directors
Claire M. Fraser, Ph.D. | 67
Director, Institute for Genome Sciences and Professor of Medicine and Microbiology and Immunology
University of Maryland School of Medicine

Director Since: 2006 Independent: Yes Committees: •Compensation and Human Capital •Quality and Regulatory
Professional background
•Director of the Institute for Genome Sciences and a Professor of Medicine and Microbiology and Immunology at the University of Maryland School of Medicine since 2007.
•Served as President and Director of The Institute for Genomic Research, a not-for-profit research organization engaged in human and microbial genomics studies, from 1998 to 2007.
•Chair of the Board and a Director of the American Association for the Advancement of Science.
•Previously served as a Director of Ohana Biosciences Inc.
Skills and experience
Dr. Fraser is a prominent scientist with a strong background in infectious diseases and molecular diagnostics, including the development of novel diagnostics and vaccines. She also brings considerable managerial experience in her field.

Jeffrey W. Henderson | 58
Retired Chief Financial Officer of Cardinal Health Inc.

Director Since: 2018 Independent: Yes Committees: •Audit (Chair) •Compensation and Human Capital
Public directorships
•Qualcomm, Inc.
•FibroGen, Inc.
•Halozyme Therapeutics, Inc. (Chairman)
Professional background
•Served as Chief Financial Officer of Cardinal Health Inc., a global healthcare products and services company, from 2005 to 2014.
•Held multiple positions at Eli Lilly and General Motors, including international positions, prior to joining Cardinal Health.
•President of JWH Consulting LLC, a business and investment advisory firm, focused primarily on the healthcare industry.
•Served as an Advisory Director to Berkshire Partners LLC, a private equity firm, from September 2015 to December 2019.
Skills and experience
Mr. Henderson is an experienced healthcare executive who brings to the Board a deep knowledge of the industry, along with strong financial, strategic and operational expertise and significant international experience. Mr. Henderson also brings valuable corporate governance experience from his service as a director of other public companies.

2023 Notice of Annual Meeting and Proxy Statement	17

Proposal 1: Election of directors
Christopher Jones | 67
Retired Chief Executive Officer, JWT Worldwide

Director Since: 2010 Independent: Yes Committees: •Audit •Corporate Governance and Nominating (Chair)
Professional background
•Retired as Chief Executive Officer of JWT Worldwide (previously known as J. Walter Thompson), an international marketing firm, in 2001.
•Chair of the Board of Trustees of The Pew Charitable Trusts and member of the Board of Directors of The Albert and Mary Lasker Foundation.
•Member of the Health Advisory Board of The Johns Hopkins University Bloomberg School of Public Health.
Skills and experience
Mr. Jones contributes an important international perspective based on his distinguished career as a marketing leader and head of a global marketing firm. He offers substantial marketing, strategic and managerial expertise derived from his broad range of activities in the field.

Marshall O. Larsen | 74
Retired Chairman, President and Chief Executive Officer, Goodrich Corporation

Director Since: 2007 Independent: Yes Committees: •Compensation and Human Capital •Corporate Governance and Nominating
Public directorships
•Air Lease Corporation
Former public directorships (last 5 years)
•Lowe's Companies, Inc.
•Raytheon Technologies Corporation
Professional Background
Retired as Chairman, President and Chief Executive Officer of Goodrich Corporation, a supplier of systems and services to the aerospace and defense industry, in 2012.
Skills and experience
As a veteran chief executive officer of a public company, Mr. Larsen offers the valuable perspective of an individual with highly-developed executive leadership and financial and strategic management skills in a global manufacturing company. These qualities reflect considerable domestic and international business and financial experience.

18

Proposal 1: Election of directors
Thomas E. Polen | 49
Chairman, Chief Executive Officer and President, BD

Director Since: 2020 Independent: No Committees: None
Professional background
•BD's Chief Executive Officer since 2020, and appointed Chairman in 2021.
•Has served as BD’s President since April 2017, and also served as BD's Chief Operating Officer from October 2018 to January 2020.
•Served as Executive Vice President and President of BD’s Medical segment prior to becoming President.
Skills and experience
Mr. Polen has spent over 20 years with BD in a number of capacities of increasing responsibility, including oversight responsibility for all three of BD's business segments, global research and development, innovation, operations and the commercial organization of BD's Americas region. Mr. Polen brings to the Board extensive industry experience and business expertise, particularly in the areas of strategy and innovation, and in-depth knowledge of BD’s businesses and served markets.

Timothy M. Ring | 65
Former Chairman and Chief Executive Officer, C. R. Bard, Inc.

Director Since: 2017 Independent: Yes Committees: •Quality and Regulatory
Public directorships
•Quest Diagnostics Incorporated (Lead Director)
Former public directorships (last 5 years)
•C. R. Bard, Inc.
Professional background
•Served as C. R. Bard’s Chairman and Chief Executive Officer from 2003 until 2017, when it was acquired by BD.
•Co-founder of TEAMFund, Inc., an impact fund focused on delivering medical technology to sub-Saharan Africa and India.
Skills and experience
With over 20 years of experience in various leadership positions at C. R. Bard, including as Chairman and Chief Executive Officer, Mr. Ring offers a unique perspective on the Bard business. As an experienced chief executive officer of a public company, Mr. Ring also contributes expertise in many facets of business, including strategy, product development, financial matters and international operations, and has extensive experience in the healthcare industry.

2023 Notice of Annual Meeting and Proxy Statement	19

Proposal 1: Election of directors
Bertram L. Scott | 71
Retired Senior Vice President of Population Health, Novant Health

Director Since: 2002 Independent: Yes Committees: •Audit •Corporate Governance and Nominating
Public directorships
•Dollar Tree, Inc.
•Equitable Holdings, Inc.
•Lowe’s Companies, Inc.
Former public directorships (last 5 years)
•AllianceBernstein L.P./AllianceBernstein Holding L.P.
Professional background
•Retired as Senior Vice President of Population Health of Novant Health in 2019.
•Previously served as President and Chief Executive Officer of Affinity Health Plan, and as President, U.S. Commercial of CIGNA Corporation.
•Also previously served as Executive Vice President of TIAA-CREF and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company.
Skills and experience
Mr. Scott possesses strong strategic, operational and financial experience from the variety of executive roles in which he has served during his career. He brings experience in corporate governance and business expertise in the insurance and healthcare fields.

Board refreshment, nomination and diversity
Our Board members have strong track records of success in business, finance, healthcare, and value creation, along with deep management experience that helps guide BD’s strategy. The Board believes sustaining the right mix of skills and experiences on the Board is crucial to BD’s continued success. Therefore, the Board regularly performs self-assessments and a robust director renomination process to ensure it continues to be a source of competitive advantage for BD.
BD’s board evaluation and nomination process includes three essential stages:

Evaluation of Board Composition	è	Assessment of Individual Directors	è	Nomination of Directors
The Board’s self-evaluation process is used to identify and assess potential gaps in key skills, experience, and diversity required to support BD’s current strategic interests. In addition, the Governance Committee undertakes a robust review prior to recommending the renomination of any sitting director, including each director’s effectiveness during the past year, their outside time commitments, their tenure on the Board, and the needs of the Board going forward in the context of BD’s strategy. Our Governance Principles state that Board members should not expect that, once elected, they will necessarily be renominated to the Board.
When reviewing its composition, the Board balances the benefits it receives from the knowledge and understanding of our complex businesses that directors gain from longer-term service with the need to bring fresh ideas and perspectives to the Board through the addition of new directors. Therefore, the Board seeks to have a mix of long-, mid- and short-tenured directors to ensure a balance of views and insights and has added four new independent directors in the last five years, the most recent being the addition of William M. Brown in February 2022.

20

Proposal 1: Election of directors
Board self-evaluation process
The Board believes a rigorous self-evaluation process is important to the ongoing effectiveness of the Board. Each year the Board conducts a self-evaluation of its performance that allows directors to provide individual feedback on the Board’s composition, culture, committee structure, relationship with management, meeting agendas, oversight of strategy and risk, and other Board-related topics. The results of the self-evaluation are presented by the chair of the Governance Committee to the full Board. As part of the evaluation, the Board assesses the progress in the areas targeted for improvement from the prior evaluation, and develops actions to be taken to enhance the Board’s effectiveness over the next year.
The Board believes it is important to periodically obtain an outside perspective on the Board’s overall composition, functioning and effectiveness and seeks to have its annual self-evaluation facilitated by an independent outside consultant experienced in board and governance practices at least once every three years.
In 2021, the Board engaged a third-party firm to conduct the Board’s annual self-evaluation, with a particular focus on board composition and diversity. The third-party evaluation firm conducted confidential interviews with each director and members of management that included discussions regarding, among other things:
•the overall effectiveness of the Board and its standing committees,
•the skill sets required on the Board to support BD’s strategy, and
•the leadership structure of the Board.
The firm then facilitated a discussion of its findings with the full Board. As a result of the 2021 evaluation, enhancements have been made to our board practices, including improvements to our annual director renomination process, rotations of committee chairs and committee composition, and improvements in the conduct of Board meetings. In addition, as a result of this self-evaluation process, the Board added two new directors in the last two years.

Both individuals added to BD’s Board in 2021 and 2022 bring key skills and experience
Relevant experience adding to the Board’s oversight and guidance capacity
Carrie L. Byington, M.D.	Executive Vice President, University of California Health
Extensive knowledge regarding the integrated delivery of healthcare services and strong executive management skills and strategic planning experience, as well as expertise in clinical practice and infectious diseases

William M. Brown	Former Chairman and Chief Executive Officer, L3Harris Technologies	Substantial strategic, financial, operational and innovation expertise, along with a strong corporate governance background and experience in domestic and international business
The Board also believes that an important aspect of refreshment is rotation of board leadership positions and committee composition. In 2022, the Board made a number of changes in this regard, including:
•Appointing Bertram L. Scott as the Board's Lead Director,
•Electing Jeffrey W. Henderson as the chair of the Audit Committee,
•Electing R. Andrew Eckert as chair of the Compensation Committee, and
•Making changes in the composition of each of its committees.

2023 Notice of Annual Meeting and Proxy Statement	21

Proposal 1: Election of directors
Director nomination process
Role of the Governance Committee

1 Review of the Composition of the Board	The Governance Committee reviews potential director candidates and recommends nominees for director to the full Board for its consideration based on the Governance Committee’s assessment of the overall composition of the Board.

2 Consideration of Referrals from Various Sources	It is the Governance Committee’s policy to consider referrals of prospective director nominees from other Board members and management, as well as shareholders and other external sources, such as retained executive search firms. The Governance Committee seeks to identify a diverse range of qualified candidates, and utilizes the same criteria for evaluating candidates, irrespective of their source.

3 Consideration of Director Qualifications
When considering potential director candidates, the Governance Committee will seek individuals with backgrounds and qualities that, when combined with those of BD’s other directors, provide a blend of skills and experience that will further enhance the Board’s effectiveness. As provided under our Governance Principles, the Governance Committee believes that any nominee for director that it recommends must meet the following minimum qualifications:
•Candidates should be persons of high integrity who possess independence, forthrightness, inquisitiveness, good judgment and strong analytical skills.
•Candidates should demonstrate a commitment to devote the time required for Board duties, including, but not limited to, attendance at meetings. In this regard, when evaluating director candidates (including the renomination of incumbent directors), the Governance Committee will take into consideration, among other things, the director candidate’s existing time commitments, such as service on other public or private company boards (including chairman/lead director or other leadership positions on public boards) or not-for-profit boards or with a government or advisory group. See "Director Outside Affiliations" on page 38 for a further discussion of the Governance Committee's review of candidates outside time commitments and affiliations.
•Candidates should be team-oriented and committed to the interests of all shareholders as opposed to those of any particular constituency.

4 Assessment and Nomination of Candidates	The Governance Committee assesses the characteristics and performance of incumbent director nominees against the above criteria as well, and, to the extent applicable, considers the impact of any change in the principal occupations of such directors during the last year. Upon completion of its assessment, the Governance Committee reports its recommendations for nominations to the full Board.

In February 2022, the Board elected William M. Brown to the Board. Mr. Brown was identified by a third-party search firm. The search firm assisted the Governance Committee by identifying a pool of potential director candidates based on the specifications provided by the Governance Committee. The firm also reviewed potential candidates with the Governance Committee, performed outreach to candidates selected from the pool to assess interest and availability, conducted reference checks and arranged candidate interviews with members of the Governance Committee, other members of the Board and our CEO. The search firm also provided a background check on the candidate before a final recommendation was made to the Board.

22

Proposal 1: Election of directors
Director diversity
Diversity has long been a core value of BD. The Board believes having Board members with a diverse mix of viewpoints, insights and perspectives is critical to board effectiveness. BD seeks to have its Board composed of directors that collectively possess a wide range of relevant business and financial expertise, industry knowledge, management experience and prominence in areas of importance to BD. The Board believes that gender and minority representation is an important element in achieving the broad range of perspectives that the Board seeks among its members. Gender and minority representation on the Board is also important for promoting the culture of inclusion and diversity at BD. To that end, consideration of the overall gender and ethnic diversity of our board remains an important factor in board succession planning and director recruitment, and the Board has adopted a policy that diverse candidates be included in any candidate pool from which new directors are selected.
Additionally, prior to the Embecta Spin-Off, 31% of our directors were gender diverse. In connection with the Embecta Spin-Off, the Board agreed that, to support the new company, Dr. Claire Pomeroy would join the board of directors of Embecta Corp. given her significant health care experience. The departure of Dr. Pomeroy from the BD Board lowered the gender diversity of the Board to 27%. The Board is committed to maintaining and improving its current diversity and will look for opportunities to add a gender or ethnically diverse director to the Board where appropriate.
BD also fosters inclusion, diversity and equity by placing diverse individuals in key leadership roles. Catherine M. Burzik serves as Chair of the Quality and Regulatory Committee and Bertram L. Scott serves as Lead Director.

BD's 11 Director Nominees Comprise a Well-Balanced and Diverse Board

Diversity in Tenure	Diversity of Age
≥ 10 years	≥ 70 years
5-10 years	61-69 years
< 5 years	≤ 60 years
8.2 (average director tenure)	63.9 (average director age)

3		2
	Gender Diverse Directors		Ethnically Diverse Directors

36% of our Director Nominees are gender and/or ethnically diverse

2023 Notice of Annual Meeting and Proxy Statement	23

Proposal 1: Election of directors
Board leadership structure
The Board seeks to achieve the best board leadership structure for the effective oversight of BD’s affairs. The Board believes there is no single, generally accepted approach to providing effective board leadership at BD, and that each leadership structure must be considered in the context of the individuals involved and the specific circumstances facing BD.
The Board believes that the decision as to whether the positions of Chairman and CEO should be combined or separated, and whether an executive or an independent director should serve as Chairman if the roles are split, should be based upon the particular circumstances facing BD. Maintaining a flexible policy allows the Board to choose the leadership structure that best serves the interests of the company and its shareholders at any particular time. Currently, the Board believes that combining the roles of CEO and Chairman is in the best interest of BD and its shareholders. The Board believes Mr. Polen’s over 20 years of experience at BD and knowledge of our complex businesses makes him uniquely qualified to lead the Board on the most important issues facing BD. The combined roles also allow Mr. Polen to speak for and lead BD and the Board, and creates the clear lines of authority, accountability and leadership necessary to execute BD’s strategy.
The lead director’s role
The Governance Principles provide for the appointment of a Lead Director from among the Board’s independent directors whenever the Chairman is not independent. The Lead Director role allows the non-management directors to provide effective, independent Board leadership and oversight of management.
Mr. Bertram L. Scott was selected by his fellow independent directors to serve as Lead Director following the 2022 Annual Meeting, replacing Marshall O. Larsen, who had served as Lead Director since 2015.
As Lead Director, Mr. Scott has the following responsibilities under the Governance Principles. He may also perform other functions or duties as requested by the Board.
•Preside over all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors, and at such other times as the Board deems appropriate.
•Possess authority to call meetings of the independent directors.
•Consults on and approves Board meeting agendas and information provided to the Board.
•Consults on and approves Board meeting schedules to ensure there is sufficient time for discussion of all agenda items.
•Coordinates with the Chair of the Compensation Committee to perform the annual performance evaluation of the Chief Executive Officer by the non-management directors.
•Serves as a liaison between the non-management directors and the Chairman, and as a contact person to facilitate communications by BD’s employees, shareholders and others with the non-management directors.
•If requested by major shareholders, ensures availability for consultation and direct communication.
Shareholder recommendations
To recommend a candidate for consideration by the Governance Committee, a shareholder should submit a written statement of the qualifications of the proposed nominee, including full name and address, to the Corporate Secretary, Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880.
Proxy access nominations
BD has a “proxy access” by-law, which permits eligible shareholders to nominate director candidates for inclusion in BD’s proxy statement and proxy card. Our proxy access by-law provides that a shareholder (or a group of up to 20 shareholders) owning 3 percent or more of BD’s outstanding common stock for at least three years can nominate up to two individuals or 20 percent of the Board, whichever is greater, for election at an Annual Meeting of Shareholders, subject to the relevant requirements in our By-Laws.

24

Corporate governance
The Board and committees of the Board
BD is governed by the Board. The Board has established four operating committees (the “Committees”) that meet regularly: the Audit Committee; the Compensation Committee; the Governance Committee; and the Quality and Regulatory Committee (the “QRC”). In January 2022, the Board reviewed its committee structure and disbanded the Science, Marketing, Innovation and Technology Committee (the "SMIT Committee"). The SMIT Committee's oversight of product cybersecurity was assigned to QRC and all of its other oversight responsibilities is now handled by the full Board. The Board has also established an Executive Committee that meets only as needed.

Governance Materials
The following materials related to corporate governance at BD are available at investors.bd.com/corporate-governance.
•Governance Principles
•Charters of the Audit, Compensation, Governance, QRC and Executive Committees
Printed copies of these documents, BD’s 2022 Annual Report on Form 10-K, and BD’s reports and statements filed with or furnished to the SEC may be obtained, without charge, by contacting the Corporate Secretary, Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880; telephone 201-847-6800.

Committee membership and function
Set forth below are the members of each Committee and a summary description of each Committee’s areas of oversight.
Audit Committee

Members Jeffrey W. Henderson (Chair) Carrie L. Byington, M.D. Christopher Jones Bertram L. Scott Meetings in 2022: 11
Principal Responsibilities:
•Retains and reviews the qualifications, independence and performance of BD’s independent auditors.
•Reviews BD’s public financial disclosures and financial statements, and its accounting principles, policies and practices; the scope and results of the annual audit by the independent auditors; BD’s internal audit process; and the effectiveness of BD’s internal control over financial reporting.
•Reviews BD’s guidelines and policies relating to enterprise risk assessment and management, including financial risk and cybersecurity and data privacy risk exposures.
•Oversees BD’s ethics and enterprise compliance programs.
•Reviews financial strategies regarding currency, interest rates and use of derivatives, and reviews BD’s insurance program.

The Board has determined that each Audit Committee member meets the independence and financial literacy requirements of the New York Stock Exchange ("NYSE") for audit committee members. The Board also has determined that each of Messrs. Henderson and Scott qualifies as an “audit committee financial expert” under the rules of the SEC.

2023 Notice of Annual Meeting and Proxy Statement	25

Corporate governance
Compensation and Human Capital Committee

Members R. Andrew Eckert (Chair) William M. Brown Clare M. Fraser, Ph.D. Jeffrey W. Henderson Marshall O. Larsen Meetings in 2022: 5
Principal Responsibilities:
•Reviews BD’s compensation and benefits programs, recommends the compensation of BD’s CEO to the independent members of the Board, and approves the compensation of BD’s other executive officers.
•Approves all employment, severance and change in control agreements with our executive officers.
•Serves as the granting and administrative committee for BD’s equity compensation plans, including grants to directors.
•Oversees BD's policies and strategies relating to human capital management including recruitment, development, promotion, performance management, senior management succession, pay equity and inclusion and diversity.
•Oversees certain other BD benefit plans.

The Board has determined that each member of the Compensation Committee meets the independence requirements of the NYSE for compensation committee members. Each member also qualifies as a “non-employee director” under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").
Procedure for determining executive compensation
The Compensation Committee oversees the compensation program for the executive officers named in the Summary Compensation Table on page 69 and for BD’s other executive officers. The Compensation Committee recommends compensation actions regarding the CEO to the other independent directors of the Board and has the authority to take compensation actions with respect to BD’s other executive officers, as discussed below. The Compensation Committee may not delegate these responsibilities to another Committee or members of management.
Role of management
The Compensation Committee’s meetings are typically attended by BD’s CEO, its Chief People Officer and other BD associates who support the Compensation Committee in fulfilling its responsibilities. The Compensation Committee considers management’s views on compensation matters, including the performance metrics and targets for BD’s performance-based compensation. Management also provides information (which is reviewed by our Internal Audit department and the Audit Committee) to assist the Compensation Committee in determining the extent to which performance targets have been achieved. This includes any recommended adjustments to BD’s operating results when assessing BD’s performance. The CEO and Chief People Officer also work with the Compensation Committee chair in establishing meeting agendas.
Role of the independent consultant
The Compensation Committee is also assisted in fulfilling its responsibilities by its independent consultant. The independent consultant is engaged by, and reports directly to, the Compensation Committee. At the start of fiscal year 2022, Pay Governance LLC ("Pay Governance") served as the Compensation Committee's independent consultant. The Compensation Committee then engaged Semler Brossy Consulting Group ("Semler Brossy") as its independent consultant later in fiscal year 2022. The Compensation Committee did not identify any conflict of interest on the part of Pay Governance or Semler Brossy, or any factor that would otherwise impair the independence of either firm relating to the services performed by them for the Compensation Committee. No other consultant was used by the Compensation Committee with respect to the 2022 fiscal year compensation of BD’s executive officers.
During fiscal year 2022, neither Pay Governance nor Semler Brossy was engaged to perform any services for BD or BD’s management. The Compensation Committee has adopted a policy prohibiting its independent consultant from providing any services to BD or BD’s management without the Compensation Committee’s prior approval, and has expressed its intention that such approval will be given only in exceptional cases.
The Compensation Committee's independent consultants:
•reviewed materials prepared for the Compensation Committee by management,
•provided market comparison data and other materials requested by the Compensation Committee,

26

Corporate governance
•assisted the Compensation Committee in the design and implementation of BD’s compensation program, including the selection of the key elements of the program, setting of targeted payments for each element, and establishment of performance targets,
•made recommendations regarding the compensation of BD’s CEO,
•conducted an annual review of the compensation practices of select peer companies, and advised the Compensation Committee with respect to the competitiveness of BD’s compensation program in comparison to industry practices, and identified any trends in executive compensation, and
•attended Compensation Committee meetings.
Setting compensation
At the end of each fiscal year, the independent directors conduct a review of the CEO’s performance. The independent directors then meet in executive session to set the compensation of the CEO after considering the results of its review, market comparison data and the recommendations of the Compensation Committee. The CEO does not play a role in determining or recommending CEO compensation.
The Compensation Committee is responsible for determining the compensation of BD’s other executive officers. The CEO, in consultation with BD’s Chief People Officer, reviews the performance of the other executive officers with the Compensation Committee and makes compensation recommendations for its consideration. The Compensation Committee determines the compensation for these executives, in consultation with its independent consultant, after considering the CEO’s recommendations and market comparison data regarding compensation levels for comparable positions at peer companies.
The Board has delegated responsibility for formulating recommendations regarding non-management director compensation to the Governance Committee, as discussed on page 41.
Corporate Governance and Nominating Committee

Members Christopher Jones (Chair) William M. Brown Catherine M. Burzik Marshall O. Larsen Bertram L. Scott Meetings in 2022: 5
Principal Responsibilities:
•Identifies and recommends candidates for election to the Board.
•Reviews and recommends the composition, structure and function of the Board and its Committees.
•Reviews and recommends the compensation of non-management directors.
•Monitors BD’s corporate governance and Board practices, and oversees the Board’s self-evaluation process.
•Oversees BD's process and practices relating to the management and oversight of environmental, sustainability, health and safety, inclusion and diversity, political activities, corporate responsibility and other public policy or social matters relevant to BD ("ESG matters").

The Board has determined that each member of the Governance Committee meets the independence requirements of the NYSE.
Quality and Regulatory Committee

Members Catherine M. Burzik (Chair) Carrie L. Byington, M.D. R. Andrew Eckert Claire M. Fraser, Ph.D. Timothy M. Ring Meetings in 2022: 6
Principal Responsibilities:
•Oversees BD’s quality strategy and the systems and processes in place to monitor product quality and safety, and BD’s compliance processes and procedures with relevant regulatory requirements.
•Reviews the results of any product quality and quality system assessments by BD and external regulators.
•Reviews any significant product quality, safety or regulatory trends or issues that arise, including any relating to product cybersecurity.
•Reviews product quality, safety or regulatory issues identified with respect to any acquired business and the related integration plans for such business.

2023 Notice of Annual Meeting and Proxy Statement	27

Corporate governance
Board, committee and annual meeting attendance
The Board and its Committees held the following number of meetings during fiscal year 2022:

Board	10
The Executive Committee did not meet during fiscal year 2022 and the SMIT Committee met twice before it was disbanded. BD’s non-management directors, all of whom are independent, met in executive session at each of the Board meetings held during fiscal year 2022. The Lead Director presided at these executive sessions.

Audit Committee	11
Compensation Committee	5
Governance Committee	5
QRC	6
During fiscal year 2022, all directors attended at least 75% of the total number of meetings of the Board and the Committees on which he or she served. The Board has adopted a policy pursuant to which directors are expected to attend our annual shareholders' meetings in the absence of a scheduling conflict or other valid reason. All of the then sitting directors attended BD’s 2022 Annual Meeting.
Director independence
Under the NYSE rules and our Governance Principles, a director is not independent if the director has a direct or indirect material relationship with BD (other than his or her relationship as a director). The Governance Committee annually reviews the independence of all directors and nominees for director and reports its findings to the full Board. To assist in this review, the Board has adopted director independence guidelines (“Independence Guidelines”) that are contained in the Governance Principles. The Independence Guidelines set forth certain categories of relationships (and related dollar thresholds) between BD and its directors, their immediate family members, or entities with which they have a relationship, which the Board has judged to be immaterial for purposes of a director’s independence (referred to as the “safe harbor” provision). In the event that a director has any relationship with BD that is outside the safe harbor provision, the other independent members of the Board review the facts and circumstances to determine whether the relationship could impact the director's independence.
The Board has determined that all of our non-management directors serving on the Board (William M. Brown, Catherine M. Burzik, Carrie L. Byington, R. Andrew Eckert, Claire M. Fraser, Jeffrey W. Henderson, Christopher Jones, Marshall O. Larsen, Timothy M. Ring and Bertram L. Scott) are independent under the NYSE rules and our Independence Guidelines. Mr. Polen is an employee of BD and is, therefore, not independent.
In determining that each of our non-management directors is independent, the Board reviewed any transactions or other dealings by BD with organizations with which a director has a relationship, such as service as an employee of an organization or as a member of its governing or advisory board. Based on its review, the Board determined that, in each instance, the relationship met the safe harbor provision, or that the nature of the relationship, the degree of the director’s involvement with the organization or transaction, and the amount involved did not otherwise constitute a relationship that would impair the director’s independence. The types of transactions with director-affiliated organizations considered by the Board consisted of the purchase or sale of products and/or services (in the cases of directors Brown, Burzik, Byington, Eckert, Fraser, Henderson, Jones, Ring and Scott), the licensing of intellectual property rights (in the cases of directors Byington, Fraser and Jones), an equity investment (in the case of Mr. Ring), and charitable contributions (in the cases of directors Jones and Scott).
Related person transactions
During 2022, BD did not engage in any related person transactions involving members of the Board or BD’s executive officers. The Board has established a written policy (the “Policy”) requiring approval or ratification of transactions involving more than $120,000 per year in which a director or executive officer (or their immediate family members) or any shareholder owning more than 5% of BD’s outstanding common stock (excluding passive investors that own less than 20%), has or will have a material interest. The Policy excludes certain specified transactions, including transactions available to BD associates generally. The Governance Committee is responsible for the review and approval or ratification of transactions subject to the Policy. The Governance Committee will approve only those transactions that it determines in its business judgment are fair and reasonable to BD and in (or not inconsistent with) the best interests of BD and its shareholders, and that do not impact the director’s independence.

28

Corporate governance
Board’s oversight of risk
Role of the board and committees

BOARD
The full Board reviews the risks associated with BD’s strategic plan and discusses the appropriate levels of risk in light of BD’s business objectives. This is done through an annual strategy review process, and from time-to-time throughout the year as part of the Board’s ongoing review of corporate strategy. Additionally, the Board conducts an annual review of BD's enterprise risk management ("ERM") program. The full Board also regularly oversees other areas of potential risk, including BD’s capital structure, significant acquisitions and divestitures, and succession planning for BD’s CEO and other members of senior management.

COMMITTEES
The Committees are responsible for monitoring and reporting to the full Board on risks associated with their respective areas of oversight. In connection with its oversight responsibilities, each Committee often meets with the members of management who are primarily responsible for the management of risk in their respective areas, including, among others, BD’s Chief Financial Officer ("CFO"), Chief People Officer, General Counsel, Chief Risk Officer, Chief Ethics and Compliance Officer and senior regulatory, information technology and R&D officers.

Audit Committee	Corporate Governance and Nominating Committee	Compensation and Human Capital Committee	Quality and Regulatory Committee

•Oversees BD’s ERM activities.
•Oversees BD’s accounting and financial reporting processes and the integrity of BD’s financial statements, cybersecurity and data privacy risk exposure, BD’s global ethics and compliance program, and its hedging activities and insurance coverages.

•Oversees risks relating to BD’s corporate governance practices, including director independence, related person transactions and conflicts of interest, as well as the process and practices relating to the management and oversight of ESG matters.

		•Oversees risks associated with BD’s compensation practices and programs and human capital management.	•Oversees matters relating to regulatory compliance and the quality and safety of BD’s products and services, including product cybersecurity.

MANAGEMENT
BD’s management engages in an ERM process to identify, assess, manage and mitigate a broad range of risks across BD’s businesses, regions and functions, and to ensure alignment of our risk assessment and mitigation efforts with BD’s corporate strategy. At least twice a year, senior management reviews the results of its ERM activities with the Audit Committee, including the process used within the organization to identify risks (including consulting with outside advisors and experts), management’s assessment of the significant categories of risk faced by BD (including any changes in such assessment since the last review), and management’s plans to mitigate potential exposures. The significant risks identified through BD’s ERM activities and the related mitigation plans are also reviewed with the full Board at least once a year. In addition, certain risks (such as supply chain issues and cybersecurity) are often reviewed in-depth with the Audit Committee and/or the full Board.

2023 Notice of Annual Meeting and Proxy Statement	29

Corporate governance
Specific risk oversight
Compensation programs
With respect to our compensation policies and practices, BD’s management has reviewed our policies and practices to determine whether they create risks that are reasonably likely to have a material adverse effect on BD. In connection with this risk assessment, management reviewed the design of BD’s compensation and benefits programs (in particular, our performance-based compensation programs) and related policies, potential risks that could be created by the programs, and features of our programs that help mitigate risk. Among the factors considered were the mix of cash and equity compensation, and of fixed and variable compensation, paid to our associates; the balance between short- and long-term objectives in our incentive compensation; the performance targets, mix of performance metrics, vesting periods, threshold performance requirements and funding formulas related to our incentive compensation; the degree to which programs are formulaic or provide discretion to determine payout amounts; caps on payouts; our clawback and share retention and ownership policies; and our general governance structure. Based on this review, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on BD.
Cybersecurity
The Board provides oversight of our cybersecurity program, including the protection and resilience of our products, manufacturing and IT. As part of Board oversight, the Audit Committee regularly reviews cyber risks as a key element of BD's ERM process and product cybersecurity is reviewed by the QRC. Management also conducts cyber crisis simulations with the full Board in order to train the Board on cybersecurity matters, and provides opportunities for the directors to take third-party cybersecurity training through external service providers.
BD Information Security is part of the company’s Risk Management organization and is responsible for the global strategy across the company’s enterprise IT, manufacturing systems and product offerings. BD utilizes a framework to incorporate cybersecurity into its product design and manufacturing processes, customer support and enterprise systems that is aligned to industry-leading cybersecurity standards, including those from the International Organization for Standardization (ISO) and the National Institute of Standards and Technology (NIST).
Each year a range of third parties independently assess BD products and internal cybersecurity controls. To demonstrate our commitment to product security and the protection of customer data, BD makes these industry recognized certifications and attestation reports available to customers through the BD Cybersecurity Trust Center.
Product quality and patient safety
The QRC provides oversight of matters relating to regulatory compliance and the quality and safety of BD's products and services. The QRC receives in-depth updates from BD's management on the overall quality strategy and the systems in place to monitor the quality and safety of BD's products and services, the quality internal audit program and the results of product quality and quality system assessments by BD and external regulators (and BD's response to such assessments), and the processes and procedures relating to the compliance with relevant laws and regulations. Management provides regular updates to the QRC on risks and developments in the global regulatory environment and any product quality, safety or regulatory registration or compliance issues, including any relating to product cybersecurity. The QRC also reviews product quality, safety or regulatory registration or compliance risks identified in connection with acquisitions and the related integration plans for such businesses. The full Board receives periodic updates on product quality and patient safety risks.
BD's management, through its Inspire Quality program, has established tiered governance forums for improved oversight of key quality, regulatory affairs and medical matters.

30

Corporate governance
ESG oversight
At the Board level, the Governance Committee has oversight responsibility for the processes, policies and practices relating to ESG matters. The oversight of BD's 2030+ ESG goals (discussed below) and other important ESG matters is allocated among the Board and the Committees. The Governance Committee oversees the 2030+ ESG goal related to Climate Change, Product Impact and Transparency; the Compensation Committee oversees the 2030+ goal related to Healthy Workforce and Communities; and the Audit Committee oversees the 2030+ ESG goal related to Responsible Supply Chain. In addition, the full Board receives periodic reports on aspects of Climate Change, Healthy Workforce and Communities (which includes an annual in-depth review of ID&E), product quality and safety, cybersecurity and board composition. The Board also receives an annual update on BD's progress on its 2030+ ESG goals.
At the management level, BD has an Enterprise Risk and ESG Committee ("ERC") that provides oversight of BD's ERM program and its progress towards the 2030+ ESG goals and other priority ESG matters. The ERC consists of a cross-functional group of management, and works with various internal operating committees that are executing on BD's ESG strategy in order to monitor and ensure accountability for the progress on the 2030+ ESG goals. The ERC is also responsible for reporting to the Board and the Committees and overseeing external and internal reporting on ESG matters.
The table below lays out Board and Committee primary oversight of BD's 2030+ ESG goals and other important ESG matters. BD's 2030+ ESG goals have been highlighted in bold.

Board's Role of Oversight of ESG
Corporate Governance and Nominating Committee	Compensation and Human Capital Committee	Audit Committee	Quality and Regulatory Committee	Full Board
•ESG Goals and Sustainability Review •Climate Change •Product Impact (Plastics/Packaging) •Transparency •Board Composition •Lobbying/Political Contributions •Social Investing	•Healthy Workforce and Communities ◦ID&E •Executive Compensation	•Responsible Supply Chain •Cybersecurity & Privacy •Business Ethics & Compliance	•Product Quality and Safety	•Climate Change •Healthy Workforce and Communities ◦ID&E •Product Quality and Safety •Cybersecurity •Board Composition •Executive Compensation

BD Enterprise Risk and ESG Committee

BD Operating Committees

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Corporate governance
ESG
In October 2021, BD announced a new strategy to advance ESG initiatives and a suite of goals for 2030 and beyond. BD's new ESG strategy, Together We Advance, serves as a framework through which BD addresses the most relevant ESG issues for BD and its stakeholders. The new approach builds on BD's core Purpose – Advancing the world of health™ – and focuses on making meaningful impacts across four key pillars:
•Company Health: Building a strong business foundation through good governance and transparent reporting.
•Planet Health: Implementing sustainable solutions to reduce the company's environmental footprint.
•Community Health: Collaborating with communities and investing company resources to do what is right.
•Human Health: Empowering employees to innovate new products and solutions to deliver what's next in healthcare.
The health of our company, our planet, our communities and the people we serve are directly connected, and when BD successfully addresses the health of one, we often solve for challenges in another. Together We Advance embraces these interconnections, with the ultimate goal of driving positive collective outcomes and a healthy, resilient world for all.
2030+ Impact areas and goals
Under BD's Together We Advance strategy, BD has made commitments in five areas to achieve by 2030 (and beyond) that are most important to BD and its stakeholders and where BD has identified opportunities to create meaningful, measurable change across the pillars of health over the next decade — Climate Change, Product Impact, Responsible Supply Chain, Healthy Workforce and Communities, and Transparency. These five areas connect across and advance the four pillars of the ESG strategy, each impacting the health of the company, planet, communities and people. Achievement of these goals will help us drive positive health outcomes and continue our commitment to help achieve UN Sustainable Development Goals (SDGs).
•Climate Change: Reducing Scope 1 and 2 greenhouse gas (GHG) emissions 46% by 2030 (from a 2019 baseline) and achieving carbon neutrality across direct operations by 2040. This science-based target is aligned with the 1.5°C global emissions reduction pathway. In September 2021, we strengthened our commitment to reducing emissions by joining the UN Race to Zero, via the Business Ambition for 1.5°C and Science Based Targets initiative (SBTi). BD currently anticipates it will set and publish targets for material Scope 3 categories no later than end of fiscal year 2023.

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•Product Impact: Reducing the environmental impact of BD's product portfolio by addressing plastic and packaging material consumption and the impact of plastics throughout its value chain through considerations in product design. BD will also apply minimum environmental and human health criteria to new products and product changes to ensure meaningful and sustainable product improvements across the life cycle. This year, BD announced the formation of the BD Sustainable Medical Technology Institute, which will develop and support programs to achieve our 2030+ Product Impact goals.
•Responsible Supply Chain: Working with supply chain partners to quantify and reduce Scope 3 emissions in line with 1.5˚C emissions scenarios, in addition to strengthening engagement with supply chain partners on their labor and environmental practices and performance.

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Corporate governance
•Healthy Workforce and Communities: Empowering employees to manage their physical, mental and financial health and committing to improving ethnic and gender diversity by 1% year over year at the management and executive levels.
•Transparency: Reporting clear information around performance and progress toward BD's ESG goals through an annual sustainability report in alignment with recognized external ESG reporting frameworks, including the Taskforce for Climate Related Financial Disclosures (TCFD) and Sustainability Accounting Standards Board (SASB).
BD reports annually on ESG matters and progress against its goals in BD's ESG Report. As part of BD's commitment to transparent disclosure, BD's annual ESG Report contains standard disclosures from the Global Reporting Initiative™ (GRI) Sustainability Reporting Guidelines and SASB Medical Equipment and Supplies Sustainability Accounting Standard. While the report is not intended to meet the requirements of the GRI Sustainability Reporting Guidelines or SASB Standard, reference numbers for standard disclosures are included where full or partial information is provided. For climate reporting, BD follows the recommendations of the TCFD and reports annually to the CDP (formerly the Carbon Disclosure Project). Our current and previous ESG reports are available at investors.bd.com/esg/sustainability, and are not part of, or incorporated by reference into, this proxy statement.

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Corporate governance
Inclusion, diversity and equity
We strive to have our workforce that reflects the communities we live and work in and the customers and patients we serve. BD’s associates possess a broad range of thoughts and experiences that have helped BD achieve its leadership position in the medical technology industry and the global marketplace. A key component of BD's journey to continually build a better BD is our commitment to global ID&E. We believe this commitment, coupled with our purpose and culture, allows us to better understand patient and customer needs and develop innovative technologies to meet those needs.
While we continue to make progress in expanding the diverse representation of our workforce, we also seek to continuously improve. Each year, we establish annual corporate ID&E goals to improve hiring, development, advancement and retention of diverse talent at every level of the organization to further our culture of inclusion. In addition, our executive leaders serve as sponsors to our eight global Associate Resource Groups (ARGs). Our ARGs are empowered to set strategic goals aligned with their mission and centered around efforts to advance our company, our local communities and each BD associates’ career, while driving acceptance, allyship and professional development opportunities.
Externally, we remain involved in industry ID&E efforts with the Advanced Medical Technology Association (AdvaMed) to improve diversity in the medical technology industry. We remain committed to sustaining meaningful, long-term strategic partnerships and programs to help ensure that we are advancing the health of our people and patient communities.
Our collective efforts have garnered recognition from respected organizations across the country, including Best Places to Work for Disability and LGBTQ Inclusion, Bloomberg’s Gender Equality Index, and Diversity Inc.’s Noteworthy Companies and from Forbes – Best Employers for Diversity, Best Large Employers and World’s Best Employer awards. We recently published our 2022 Global Inclusion, Diversity and Equity Report, which summarizes BD's ID&E accomplishments over the past year and is available at investors.bd.com/esg/inclusion-diversity-inclusion, which is not part of, or incorporated by reference into, this proxy statement.
Pay equity
BD is committed to compensating its associates fairly and equitably. We take a proactive approach to gender and ethnic pay equity and continually monitor our compensation program to ensure fairness. Annually, we work with an independent third-party to conduct a comprehensive pay equity review based on gender and ethnicity in the United States. Our review assesses pay on a statistical basis and considers several factors that are relevant and known to impact compensation, including but not limited to, tenure, role, career level and geographic differentials. Where appropriate, we take action and make pay adjustments to address any inconsistencies.
We believe that pay equity is critical to our success in supporting a global, diverse and inclusive workforce. We have a history of conducting targeted annual pay assessments and have committed to expand our assessment to BD associates globally on a biennial basis. In 2021, we conducted a global pay equity assessment for associates in 57 countries, representing approximately 70% of BD’s global salaried associate population and found that female associates earned an average of 98 cents for every $1 earned by male associates globally. The results showed that BD associates are paid fairly and equitably, and that, on average, both women and men are paid within a range that would be expected after controlling for legitimate differentiating factors. We also found that in the United States our female associates in 2022 earned an average of 99 cents for every $1 earned by male associates. We consider these results as a baseline for our commitment to achieving 100% pay equity, and we will remain focused on managing our compensation processes with the goal of identifying and remedying any practices that may contribute to pay gaps now or over time.

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Corporate governance
EEO-1 Report
As part of BD's continued commitment to transparency and progress on our ID&E commitments and based on feedback from internal and external stakeholders, we publish our most recently filed U.S. Federal Employment Information Report (EEO-1). The data in our most recent consolidated EEO-1 report is based on BD’s population in the U.S. in December 2021 and reflects BD’s U.S. workforce as of that time. BD's consolidated EEO-1 report is available at investors.bd.com/esg/inclusion-diversity-inclusion. The EEO-1 report requires that BD categorize employees into ten broad EEO-1 Component 1 Data Collection Job Categories. These categories do not necessarily match the job levels in which BD organizes its workforce and evaluates its diversity and inclusion data. Thus, meaningful comparisons between EEO-1 Report data and other descriptions of BD’s diversity statistics and disclosures may not be possible.
Note about website and ESG reports
The reports mentioned above, or any other information from the BD website, are not part of, or incorporated by reference into, this proxy statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. Inclusion of metrics or other information in such reports is not intended to imply that such information is material to BD. The statements and reports may also change at any time and we undertake no obligation to update them, except as required by law.
Code of conduct
BD maintains a Code of Conduct that is applicable to all directors, officers and associates of BD, including our CEO, CFO, principal accounting officer and other senior financial officers. It sets forth BD’s policies and expectations on several topics, including conflicts of interest, confidentiality, compliance with laws (including insider trading laws), preservation and use of BD’s assets, and business ethics. The Code of Conduct also sets forth procedures for addressing any potential conflict of interest (or the appearance of a conflict of interest) involving directors or executive officers, and for the confidential communication and handling of issues regarding accounting, internal control and auditing matters. The Code of Conduct is available in English and over 30 other languages. Every BD associate is required to complete annual training on the Code of Conduct.
BD also maintains an Ethics Helpline, which is accessible via telephone number and web-based portal, for BD associates as a means of raising concerns or seeking advice. The Ethics Helpline is available to all associates worldwide, as well as third parties, such as vendors, suppliers and customers. Associates using the Ethics Helpline may choose to remain anonymous (unless prohibited by local law) and all inquiries are kept confidential to the extent practicable in connection with the investigation of an inquiry. All Ethics Helpline inquiries are forwarded to BD’s ethics and compliance department for investigation. In accordance with BD's complaint handling procedures, the Audit Committee is informed of any significant matters, whether reported through the Ethics Helpline or otherwise, including accounting, internal control or auditing matters, or any fraud involving senior management or persons who have a significant role in BD’s internal controls.
Any waivers from any provisions of the Code of Conduct for executive officers and directors will be promptly disclosed to shareholders. In addition, certain amendments to the Code of Conduct, as well as any waivers from certain provisions of the Code of Conduct given to BD’s CEO, CFO or principal accounting officer, will be posted at the website address set forth below.
The Code of Conduct is available on BD’s website at investors.bd.com/corporate-governance. Printed copies of the Code of Conduct may be obtained, without charge, by contacting the Corporate Secretary, Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880; telephone 201-847-6800.
Enterprise ethics and compliance
Under the oversight of the Audit Committee, BD’s global ethics and compliance function seeks to ensure that BD has a comprehensive compliance program that is designed to prevent and detect wrongdoing and continuously encourages lawful and ethical conduct. BD’s Chief Ethics & Compliance Officer leads the global ethics and compliance function and, along with the BD Ethics & Compliance Committee, which is comprised of members of BD’s executive leadership team, oversees these activities to ensure effective operation and enforcement of BD’s global ethics and compliance program. The ethics and compliance program is integrated into our global business operations. We evaluate the effectiveness of our program and adapt it periodically to ensure it is appropriately tailored to address the risks inherent in our global business.

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In addition to our Code of Conduct, BD has a set of global policies and standards, including our Global Standards for Interactions with Healthcare Providers, Healthcare Organizations and Government Officials, which are designed to ensure associates have clear guidance on how to do what is right in the context of their work for BD. BD associates must comply with these Global Standards, the BD Code of Conduct, BD policies and procedures, applicable laws and regulations, and relevant industry codes (including AdvaMed, APACMed, MedTech Europe, Mecomed, and ABIMED).
BD associates receive information and training about the Code of Conduct, Global Standards and other policies in several ways, including periodic communications and trainings. Associates can access detailed information on our expectations through our intranet and on our ethics and compliance mobile app.
Except as prohibited by applicable law, BD associates are obligated to report any suspected violations of laws, industry codes, the BD Code of Conduct or BD policies in accordance with BD’s Global Speaking Up Policy. BD takes reports of violations of laws, BD policies, and ethical standards seriously and will promptly, fairly, and thoroughly investigate all such reports. BD does not tolerate any form of retaliation against any person who in good faith reports an actual or suspected violation.
Board practices, policies and processes
Governance best practices
BD’s commitment to good corporate governance is embodied in our Governance Principles. The Governance Principles set forth the Board’s views and practices regarding a number of governance topics, and the Governance Committee assesses the Governance Principles on an ongoing basis in light of current practices.
The following is a summary of our significant corporate governance practices.

Corporate Governance Practices

•Annual election of directors
•Majority voting standard for election of directors
•10 out of 11 director nominees are independent
•Robust lead director structure
•Rigorous annual board self-evaluation and director renomination process
•Shareholder right to call special meetings
•Proxy access bylaw
•Shareholder right to act by written consent
•Restrictions on corporate political contributions
•Annual report of charitable contributions
•Director and executive officer share ownership requirements
•Overboarding policy
•Audit, Compensation and Governance Committee membership limited to independent directors
•No poison pill
•Active shareholder engagement process

Responsiveness to 2022 annual meeting shareholder proposal
In response to the shareholder proposal asking the Company to reduce the ownership threshold to request a special shareholder meetings to 15% that received majority support at the 2022 Annual Meeting, the Board amended the company's By-Laws to lower the ownership threshold requirement from 25% to 15% of the voting power of the outstanding capital stock of the Company entitled to vote on the matter or matters to be brought before a special meeting. In adopting this amendment, the Board carefully considered the appropriate threshold for shareholders to request a special meeting based on evolving governance practices and the result of the shareholder vote. The Board determined that an ownership threshold of 15% for shareholders to request a special meeting was directly responsive to the proposal that a majority of shareholders supported at the 2022 Annual Meeting, and therefore the amendment was the most appropriate action and in the best interests of BD and its shareholders. The company also reached out to its largest shareholders to inform them of the action taken by the Board in light of the support the proposal received.

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Corporate governance
Annual election of directors
BD’s directors are elected annually. The Board believes that annual elections of directors reflect a corporate governance best practice, as it provides shareholders the opportunity to express their views on director performance each year.
Majority voting standard for election of directors
Under our By-Laws, in uncontested elections (that is, where the number of nominees does not exceed the number of directors to be elected), nominees for director must receive the affirmative vote of a majority of the votes cast in order to be elected to the Board. Any incumbent director who receives a greater number of votes “against” the director’s election than votes “for” is required to offer to submit his or her resignation to the Board following the shareholder vote. The Governance Committee will consider and recommend to the Board whether to accept the resignation offer. The Board will act on such recommendation and publicly disclose its decision within 90 days following the shareholder vote. This process allows the Board the opportunity to identify and assess the reasons for the vote, including whether the vote is attributable to dissatisfaction with a director’s overall performance or is the result of shareholder views on a particular issue.
Director retirement policy; term limits
It is BD’s policy that directors retire from the Board effective at the conclusion of the Annual Meeting of Shareholders following their 75th birthday. Under special circumstances, the Board may approve exceptions to this policy. The Board believes, however, that any exceptions should be rare. Prior to a director’s 72nd birthday, the Governance Committee will begin discussions with the director regarding the director’s tenure and skills, the director’s anticipated future contributions to the Board, and the Board’s composition and needs going forward to determine whether the director’s continued service to the mandatory retirement age of 75 is appropriate.
It is BD’s policy to avoid term limits for directors, which have the disadvantage of discontinuing the service and contributions of directors who have developed valuable experience and insight into BD and its operations or provide a particular expertise.
Executive sessions of independent directors
The independent directors meet in executive session as a matter of course at each regular meeting of the Board. Following each meeting of the independent directors, the Lead Director discusses with the CEO, to the extent appropriate, matters addressed in or arising from the executive session.
Director continuing education and new director orientation
To enhance and expand the Board's knowledge of the healthcare industry and topics relevant to its oversight responsibilities, we provide our directors with continuing education presentations developed by both internal and external expert speakers. Various key stakeholders, including customers and investors, also meet with the Board of Directors from time-to-time as part of our director education program. Additionally, the Board and individual directors periodically participate in site visits to BD facilities. We also encourage our directors to participate in external continuing director education programs. New directors also participate in orientation sessions that provide them with a thorough understanding of their fiduciary duties as well as an overview of BD’s business and strategies.
Director outside affiliations
Under our Governance Principles, non-management Directors can sit on no more than three public company boards (including BD), if the director is employed on a full-time basis, and four public companies (including BD) if the director is not so employed.
Pursuant to BD's Governance Principles, directors are required to seek the consent of the Chairman and the Governance Committee prior to accepting any invitation to serve on another corporate or not-for-profit board. In reviewing any such request, consideration is given to the whether the outside board creates any actual or potential conflict of interest and the director's existing time commitments, including any leadership roles the director holds on other public company boards. The Governance Committee conducts

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Corporate governance
an annual review of director commitment levels, and affirms that all non-management directors are compliant with our Governance Principles. See "Director Nomination Process" on page 22 for a further discussion of the Governance Committee's review of candidates outside time commitments and affiliations.
Political contributions
As permitted under U.S. law, the Company operates a political action committee. The BD PAC is a mechanism to enable eligible U.S. associates to voluntarily support candidates for elected office who share BD’s perspectives and approaches to public policy issues. Contributions to BD PAC are entirely voluntary and are governed by the BD PAC By-Laws. BD provides administrative support to the PAC, as permitted under federal law. BD has not authorized the establishment of any political action committees operating on the state or local level.
The Company prohibits the use of corporate funds and assets to support U.S. federal or state candidates, political parties, ballot measures or referendum campaigns. Exceptions to this policy require approval by the CEO, General Counsel and a designated member of the Governance Committee. To date, no exceptions have been sought or approved.
BD is a member of numerous trade associations through which we seek to advance collaborative and constructive approaches to industry engagement with policymakers and other stakeholders. BD also participates in a variety of issue advocacy coalitions and alliances that seek to advance policy proposals focused on key priorities for our company. We have informed our major U.S. trade associations and relevant 501(c)(4) organizations that they are prohibited from applying any BD funds to support contributions to any U.S. federal or state candidate, political party, ballot measure or referendum campaign.
In all cases, BD policy prohibits directors and employees from using company resources to promote their personal political views, causes or candidates, and specifies that the company will not directly or indirectly reimburse any personal political contributions or expenses.
Annual report of charitable contributions
In furtherance of BD’s commitment to good governance and transparent disclosure practices, BD charitable contributions or pledges in an aggregate amount of $50,000 or more in any fiscal year (excluding contributions under BD’s Matching Gift Program) to entities with which BD’s directors and executive officers, or their families, are affiliated must be approved by the Governance Committee. In addition, BD posts on its website, at investors.bd.com/corporate-governance, an Annual Report of Charitable Contributions (the “Contributions Report”) listing all contributions and pledges made by BD during the preceding fiscal year in an amount of $10,000 or more to such affiliated organizations. The Contributions Report includes a discussion of BD’s contributions philosophy.

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Corporate governance
Shareholder engagement
BD believes that effective corporate governance should include regular, constructive conversations with our shareholders. To that end, BD regularly engages with shareholders on a variety of topics throughout the year to address their questions and concerns, seek input and gain perspective on company policies and practices. Topics include, among others, corporate strategy, board composition and refreshment, sustainability and climate change, human capital management, ID&E and executive composition plan design and practices.

December-January
•Publish Annual Report to Shareholders and Proxy Statement •Conduct engagement with investors on any ballot items •Hold Annual Meeting of Shareholders

July-October
•Active outreach and engagement with top 75 shareholders •Share investor feedback with the Board •Board considers and incorporates investor feedback received throughout the year

February-June
•Review Annual Meeting Results •Communicate shareholder feedback to the Board •Evaluate proxy season trends, corporate governance best practices, and regulatory developments
Themes from investor meetings
During our 2022 engagement, we contacted our top 75 shareholders representing approximately 65% of our outstanding shares to offer engagement meetings and met with shareholders holding approximately 43% of our outstanding shares. The Lead Director and the Chair and other members of the Governance and Compensation Committees participated in a number of these meetings. At these meetings senior representatives of our corporate secretary, investor relations, sustainability, human resources, regulatory and quality teams met virtually with shareholder representatives to discuss a variety of topics, including those listed below:

Commonly discussed topics during BD's 2022 shareholder engagement season

•ESG Reporting •Oversight of ESG •Board and Management Diversity •Climate Change and GHG Emissions	•ID&E reporting and goals •Product Quality and Safety •Human Capital Management •Executive Compensation Program and Results of 2022 say-on-pay vote	•Shareholder Proposals •Director Tenure •Board Evaluation Process •Board Refreshment and Composition

Topics of note
We have listened intently to the views of shareholders, including on the results of our 2022 say-on-pay vote. Based on our most recent engagement following the 2022 say-on-pay vote, we believe that the say-on-pay result was a continuation of the impact from the one-time supplemental SAR awards granted to certain executive officers (not including the CEO) and other BD associates in early fiscal 2021, the same issue that we believe led to the vote results at our 2021 Annual Meeting of Shareholders (the "2021 Annual Meeting"). As we stated in our proxy materials for our 2022 Annual Meeting, the Compensation Committee has committed that it would only consider making similar grants in the future in exceptional circumstances and after first consulting with our top shareholders. During our engagement following the 2022 Annual Meeting, shareholders expressed general support for the overall design and structure of our executive compensation program.

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The substantial majority of shareholders that we spoke to in 2022 were also supportive of our leadership structure, Board composition, and progress on our ESG journey. Based upon feedback from shareholders, in 2022, we are including an enhanced director skills matrix and more fulsome disclosures on Board diversity and refreshment in this proxy statement. The table above summarizes key reoccurring topics that we found to be of high interest to our shareholders during the 2022 Engagement Season.
Other Ways We Engage: In addition to BD’s annual shareholder outreach and engagement program, BD engages in activities designed to inform and seek shareholder input throughout the fiscal year, including without limitation, quarterly earnings calls, industry presentations and conferences, company-hosted events and presentations, and securities analyst meetings.
Communications with the Board
Our relationship with our shareholders and their views about BD are important to us, and the Board recognizes the value of director engagement with BD’s shareholders. Shareholders or other interested parties wishing to communicate with the Board, the independent directors as a group, the independent Lead Director or any individual director (including complaints or concerns regarding accounting, internal accounting controls or audit matters) may do so:
•by mail, addressed to BD Lead Director, P.O. Box 264, Franklin Lakes, New Jersey 07417-0264;
•by calling the BD Ethics Helpline, an independent toll-free service, at 1-800-821-5452 (callers from outside North America should use “AT&T Direct” to reach AT&T in the U.S. and then dial the above toll-free number); or
•by email to ethics_office@bd.com.
All communications will be kept confidential and promptly forwarded to the Lead Director, who shall, in turn, forward them promptly to the appropriate director(s). Such items that are unrelated to a director’s duties and responsibilities as a Board member may be excluded by our corporate security department, including, without limitation, solicitations and advertisements, junk mail, product-related communications, job referral materials and resumes, surveys, and material that is determined to be illegal or otherwise inappropriate.
The Board has established a process by which shareholders can request direct engagement with our independent directors regarding executive compensation, corporate governance, board and CEO succession, risk management oversight and other matters within the purview of the Board. This process can be found on our website at investors.bd.com/contact-bds-directors. The Board may also initiate direct communications with BD shareholders at any time, in its discretion.
Non-management director compensation
The Board believes that providing competitive compensation is necessary to attract and retain qualified non-management directors. The key elements of BD’s non-management director compensation are a cash retainer, equity compensation, Committee chair fees and Lead Director fees. Of the base compensation paid to non-management directors (cash retainer and equity), approximately two-thirds is equity-based compensation. See “Equity ownership by directors” below. Mr. Polen does not receive compensation for his service as a director.

The Governance Committee reviews the compensation of BD’s non-management directors and makes recommendations to the Board. The Governance Committee may not delegate these responsibilities to another Committee or members of management. For fiscal year 2022, the Governance Committee retained Semler Brossy as an independent consultant for this purpose. Semler Brossy's responsibilities include providing market comparison data on director compensation at peer companies, tracking trends in director compensation practices, and advising the Governance Committee regarding the components and levels of director compensation. The Governance Committee did not identify any conflict of interest on the part of Semler Brossy or any other factor that would impair Semler Brossy’s independence. BD management does not play any role in either recommending or determining non-management director compensation.

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Corporate governance
Summary of director compensation

Compensation	Amount
Annual Cash Retainer	$107,000 (paid quarterly)
Annual Restricted Stock Grant Value	$209,000 (using the same methodology used to value awards made to our executive officers)[1]
Annual Committee Chair Retainer	$25,000 (paid annually in arrears)
Annual Lead Director Retainer	$40,000 (paid annually in arrears)
(1)The restricted stock units vest and are distributable at the following Annual Meeting of Shareholders, unless deferred at the election of the director.
Changes to non-management directors' compensation
Non-management director compensation has not been increased since the 2019 Annual Meeting of Shareholders and during fiscal year 2020, the non-management directors received a temporary reduction in their annual cash retainer in response to the COVID-19 pandemic. During fiscal year 2022, the Governance Committee undertook a review of director compensation, with the assistance of Semler Brossy. This review included an analysis of the director compensation of certain peer companies, including the forms of equity compensation used, the mix of cash and equity compensation and total compensation. The peer group used in this analysis included the following companies: Abbott Laboratories; Agilent Technologies, Inc.; Baxter International Inc.; Boston Scientific Corporation; Danaher Corporation; Medtronic plc; Stryker Corporation; Thermo Fisher Scientific Inc.; and Zimmer Biomet Holdings, Inc.
Following this review, the Board approved a change to non-management director compensation, effective at the conclusion of the 2023 Annual Meeting, to increase the annual cash retainer to $120,000 and the annual restricted stock grant value to $215,000.
Equity ownership by directors
The Board believes that directors should hold meaningful equity ownership positions in BD. To that end, a significant portion of non-management director compensation is in the form of equity awards to further align the interests of our non-management directors with our shareholders. Under the Board’s share ownership guidelines, each non-management director is required to own shares of BD common stock (which includes restricted stock units) valued at five times the annual cash retainer and must comply with the guidelines within five years of joining the Board. All of our non-management directors have achieved the required share ownership or are on track to meet their ownership target.
Other arrangements
BD reimburses non-management directors for travel and other business expenses incurred in the performance of their services for BD. Directors may travel on BD aircraft in connection with such activities, and, on limited occasions, spouses of directors have joined them on such flights. Per SEC rules, no compensation is attributed to the directors for these flights in the table below, since the aggregate incremental costs to BD of spousal travel were negligible. Directors are also reimbursed for attending director education courses and are eligible to participate in BD’s Matching Gift Program, pursuant to which BD matches charitable contributions made to qualifying non-profit organizations, subject to an aggregate limit per participant of $5,000 per calendar year.
Directors’ deferral plan
Directors may defer receipt of all or part of their annual cash retainer and other cash fees under the 1996 Directors’ Deferral Plan (the "Directors' Deferral Plan"). Directors may also defer receipt of shares issuable to them under their restricted stock unit awards. A general description of the Directors’ Deferral Plan appears on page 88.

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Fiscal 2022 director compensation
The following table sets forth the compensation earned or received by BD’s non-management directors during fiscal year 2022.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
William M. Brown (4)	71,834	193,635	0	265,469
Catherine M. Burzik	132,000	211,580	5,000	348,580
Carrie L. Byington	107,000	211,580	5,000	323,580
R. Andrew Eckert	107,000	211,580	0	318,580
Claire M. Fraser	132,000	211,580	4,000	347,580
Jeffrey W. Henderson	107,000	211,580	0	318,580
Christopher Jones	132,000	211,580	0	343,580
Marshall O. Larsen	172,000	211,580	0	383,580
David F. Melcher (5)	71,233	211,580	10,000	292,813
Claire Pomeroy (5)	71,233	211,580	0	282,813
Rebecca W. Rimel (6)	53,500	0	0	53,500
Timothy M. Ring	107,000	211,580	5,000	323,580
Bertram L. Scott	132,000	211,580	0	343,580
(1)Reflects cash retainer and Committee chair fees, and, for Mr. Larsen, the Lead Director fee.
(2)Amounts reflect the grant date fair value under FASB ASC Topic 718 of restricted stock units awarded to non-management directors during fiscal year 2022. Since the average BD closing stock price for the 30 trading days prior to grant is used to value the award and determine the number of units granted, rather than the grant date stock price, the amounts reflected for the grants are higher than the $209,000 target award value. For a discussion of the assumptions made in arriving at the grant date fair value of these awards, see Note 9 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022. Mr. Brown received a prorated grant upon joining the Board in February 2022.
Listed below are the aggregate outstanding restricted stock unit awards held by the persons listed above at the end of fiscal year 2022. The amounts shown include, for certain directors, restricted stock units granted prior to January 2015 that are not distributable until the director leaves the Board. As required by the terms of the 2004 Plan, certain equitable adjustments were made to equity awards outstanding as of April 1, 2022, the effective date of the Embecta Spin-Off, that were intended to preserve the pre–spin economic value of the awards. The awards listed below reflect these adjustments.

Name	Stock Awards Outstanding at September 30, 2022 (#)
William M. Brown	732
Catherine M. Burzik	5,062
Carrie L. Byington	1,068
R. Andrew Eckert	840
Claire M. Fraser	18,969
Jeffrey W. Henderson	840
Christopher Jones	11,261
Marshall O. Larsen	16,912
Timothy M. Ring	840
Bertram L. Scott	24,736
(3)Amounts shown represent matching gifts under BD’s Matching Gift Program. The amount reflected for Mr. Melcher includes a matching gift request made in 2021 and paid in 2022.
(4)Mr. Brown was elected to the Board in February 2022.
(5)Mr. Melcher and Dr. Pomeroy resigned from the Board, effective April 1, 2022, to join the board of directors of Embecta Corp. in connection with the Embecta Spin-Off. The stock awards made to Mr. Melcher and Dr. Pomeroy in fiscal year 2022 vested on a pro rata basis upon their resignation from the BD Board.
(6)Ms. Rimel did not stand for re-election at the 2022 Annual Meeting.

2023 Notice of Annual Meeting and Proxy Statement	43

Proposal 2: Ratification of selection of independent registered public accounting firm
E&Y has been selected by the Audit Committee as BD’s independent auditors for fiscal year 2023. The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of BD’s independent auditors. Shareholders are being asked to ratify the Audit Committee’s selection of E&Y. If ratification is withheld, the Audit Committee will reconsider its selection.
A representative of E&Y is expected to attend the 2023 Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement.
Listed below are the fees billed to BD by E&Y for services rendered during fiscal years 2022 and 2021.

	2022	2021(1)
Audit Fees	$21,251,200	$24,028,500	“Audit Fees” include fees associated with the annual audit of BD’s consolidated financial statements, reviews of BD’s quarterly reports on Form 10-Q, registration statements filed with the SEC and statutory audits required internationally.
Audit Related Fees	$767,000	$752,000	“Audit Related Fees” consist of assurance and related services that are reasonably related to the performance of the audit or interim financial statement review and are not reported under Audit Fees. These services include benefit plan audits and other audit services requested by management, which are in addition to the scope of the financial statement audit.
Tax Fees	$1,210,000	$1,247,000	“Tax Fees” includes tax compliance, assistance with tax audits, tax advice and tax planning.
All Other Fees	$224,300	$35,000	“All Other Fees” includes various miscellaneous services.
Total	$23,452,500	$26,062,500
(1)The 2021 amount reflects fees incurred in conjunction with the Embecta Spin-Off.
Pre-approval of audit and non-audit services
The Audit Committee is responsible for appointing BD’s independent auditors and approving the terms of the independent auditors’ services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditors, as described below. All of the services listed in the previous table were approved pursuant to this policy.
Audit Services. Under the policy, the Audit Committee will appoint BD’s independent auditors each fiscal year and pre-approve the engagement of the independent auditors for the audit services to be provided.
Non-Audit Services. In accordance with the policy, the Audit Committee has established detailed pre-approved categories of non-audit services that may be performed by the independent auditors during the fiscal year, subject to certain dollar limits. The Audit Committee has also delegated to the chair of the Audit Committee, subject to certain dollar limits, the authority to approve additional non-audit services by the independent auditors that either are not covered by the pre-approved categories or exceed the pre-approved limits, provided that the full Audit Committee is informed of each service. All other non-audit services are required to be pre-approved by the entire Audit Committee.
The Audit Committee believes that the provision of the non-audit services described above by E&Y is consistent with maintaining the independence of E&Y. The Audit Committee periodically considers the rotation of the independent auditors. The Audit Committee believes that the continued retention of E&Y to serve as BD’s independent auditors is in the best interests of BD and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

44

Report of the audit committee
The Audit Committee reviews BD’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of BD’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee monitors these processes.
In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that BD’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by the applicable auditing standards.
In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from BD and its management, and the independent auditors provided to the Audit Committee the written disclosures and the letter pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee discussed with BD’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of BD’s internal controls, and the overall quality of BD’s financial reporting. Management has also reviewed with the Audit Committee its report on the effectiveness of BD’s internal control over financial reporting. The Audit Committee also received the report from the independent auditors on BD’s internal control over financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in BD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE

Jeffrey W. Henderson (Chair) Carrie L. Byington, M.D.	Christopher Jones Bertram L. Scott

2023 Notice of Annual Meeting and Proxy Statement	45

Proposal 3: Advisory vote to approve named executive officer compensation
The Compensation Discussion and Analysis beginning on page 48 of this proxy statement describes BD’s executive compensation program and the compensation decisions made with respect to our CEO and the other named executive officers reflected in the Summary Compensation Table on page 69. Pursuant to Section 14A of the Exchange Act, the Board is asking shareholders to cast a non-binding advisory vote on the following resolution:
“RESOLVED, that the shareholders of Becton, Dickinson and Company (“BD”) approve the compensation of the BD executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”
As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports BD’s business strategy and aligns the interests of our executives with those of our shareholders. At the same time, we believe our program does not encourage excessive risk-taking by management. We believe that the compensation actions discussed in the Compensation Discussion and Analysis appropriately reflected the performance of our named executive officers and BD during the year.
For these reasons, the Board is asking shareholders to support this Proposal. While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our shareholders and will take into account the outcome of the vote when considering our compensation program and future compensation decisions for our executive officers. The Board has adopted a policy of holding advisory votes to approve named executive officer compensation on an annual basis, and information regarding the frequency of future non-binding advisory votes on the compensation of BD’s named executive officers can be found in Proposal 4 on page 82 of this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

46

Report of the compensation and human capital committee
The primary objective of the BD compensation program is to fully support the strategic business goal of delivering superior long-term shareholder returns through sustained revenue growth, earnings per share growth, and return on capital. As such, we intend to ensure a high degree of alignment between pay and the long-term value and financial soundness of BD. The Compensation Committee has established the following compensation principles to meet this objective.
Aligning the interests of executives and shareholders
•Through equity compensation and equity retention guidelines for executives, we seek to align the interests of executives with those of BD’s shareholders. Equity compensation represents the largest portion of our compensation structure in terms of target value.
Linking rewards to performance
•We maintain a pay-for-performance philosophy based on actual performance against clear, measurable company performance targets, particularly those metrics that support the creation of long-term shareholder value.
Delivering superior business and financial results
•Performance targets are set to reward executives for achieving short- and long-term results in line with our objective of enhancing long-term shareholder value. In setting short-term goals and in rewarding performance, we will take care to ensure that we do not create incentives to take inappropriate risks.
Offering a competitive compensation structure
•We have established and intend to maintain a competitive structure that supports the recruitment and retention of high-performing executives essential to driving the business results required to execute our strategy and create long-term value for shareholders. This structure is determined, in part, by evaluating peer group data provided and analyzed by the Compensation Committee’s independent consultant.
Maintaining a transparent compensation structure
•The Compensation Committee strives to provide absolute transparency to executives, employees and shareholders of all aspects of BD’s compensation and benefits structure. This includes disclosure of performance targets, payout formulas, details of other earned benefits and the Compensation Committee’s use of discretion in determining award payouts.
Maintaining Compensation Committee independence
•The Compensation Committee is made up exclusively of independent directors and utilizes an independent compensation consultant, which, by Compensation Committee policy, is prohibited from performing any services for BD or its management without the Compensation Committee’s prior approval.
Retaining prerogative to adjust programs
•The Compensation Committee retains the prerogative to change or modify BD’s compensation and benefit programs to reflect prevailing economic, market or company financial conditions.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in BD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, and in this proxy statement.
COMPENSATION AND HUMAN CAPITAL COMMITTEE

R. Andrew Eckert (Chair) William M. Brown	Clare M. Fraser, Ph.D. Jeffrey W. Henderson	Marshall O. Larsen

2023 Notice of Annual Meeting and Proxy Statement	47

Compensation discussion and analysis
Executive summary
This section provides an overview of our executive compensation philosophy and executive compensation program, and the compensation actions taken with respect to the persons named in the Summary Compensation Table on page 69 (who we refer to as the “named executive officers” or “NEOs”). The named executive officers for 2022 were:
•Thomas E. Polen, Chairman, Chief Executive Officer and President
•Christopher J. DelOrefice, Executive Vice President and Chief Financial Officer
•David B. Hickey, Executive Vice President and President, Life Sciences Segment
•Samrat S. Khichi, Executive Vice President, Corporate Development, Public Policy, Regulatory Affairs & General Counsel
•Alberto Mas, Former Executive Vice President and President, Medical Segment (Mr. Mas retired from BD on September 30, 2022)
•Shana Neal, Executive Vice President and Chief People Officer
All references in this section to years are references to our fiscal year, which ends on September 30, unless otherwise noted. In this section, when discussing our financial performance and awards under our Performance Incentive Plan (the “PIP”), we refer to certain financial measures that do not conform to generally accepted accounting principles (“GAAP”). Appendix A to this proxy statement contains reconciliations of these non-GAAP measures to the comparable GAAP financial measures.
Our compensation objectives and practices
Our goal is to provide an executive compensation program that best serves the long-term interests of our shareholders. We believe that attracting and retaining superior talent and rewarding performance is key to delivering long-term shareholder returns, and that a competitive compensation program is critical to that end. The objectives of our executive compensation program include:
•Aligning the interests of our executives with our shareholders through equity compensation and share retention and ownership guidelines.
•Driving superior business and financial results by setting clear, measurable short- and long-term performance targets that support our business strategy and the creation of long-term shareholder value, while at the same time taking care to ensure that our executives are not incentivized to take inappropriate risks.
•Maintaining a pay-for-performance philosophy by tying a significant portion of pay to performance against performance targets.
•Offering competitive compensation that helps attract and retain high-performing executives who are essential to developing and executing our strategy and creating long-term value for our shareholders.
In administering the program, the Compensation Committee seeks to provide transparency to BD executives and associates and to our shareholders of all aspects of BD’s compensation and benefits structure. This includes disclosure of performance targets and payout formulas, benefits provided under the program, and the Compensation Committee’s use of discretion in determining award payouts.

48

Compensation discussion and analysis
The following is a summary of important aspects of our executive compensation program discussed later in this section.

	What We Do	What We Don’t Do
Competitive Compensation Program
 Use balanced mix of cash and equity compensation and annual and long-term incentives.
 Have an independent advisor engaged by our Compensation Committee to assist in designing our compensation program and making compensation decisions.
No employment agreements with our executive officers.

Pay for Performance
 Align executive compensation with the execution of our business strategy and the creation of long-term shareholder value.
 Use performance metrics tied to our strategy that reward behaviors that support our business objectives.
 Use balanced set of performance metrics in our performance-based compensation so that undue weight is not given to any one metric, and measure performance over annual and multi-year performance periods.
 Incorporate ESG metrics relating to product quality and inclusion and diversity as a modifier of our annual incentive plan performance factor.
While we emphasize “at risk” pay tied to performance, our program does not encourage excessive risk-taking by management. No guaranteed incentive awards for executive officers.

Strong Compensation Policies
 Robust share retention and ownership guidelines.
 “Double-trigger” change in control agreements with our executive officers, and double-trigger vesting provisions for equity compensation awards.
 Clawback policy tied to financial restatements or breaches of restrictive covenants.
 Limited executive perquisites.
 Pre-established timing for annual equity awards.

  No below market exercise prices or reload provisions for equity awards, and no repricing of equity awards without shareholder approval.
  Prohibition on pledging BD shares or hedging against the economic risk of ownership.
  No excise tax "gross-ups" in our change in control agreements.

2023 Notice of Annual Meeting and Proxy Statement	49

Compensation discussion and analysis
Overview of compensation vehicles and alignment to strategy
BD is focused on delivering sustainable growth and shareholder value and making appropriate investments for the future. As described later, BD management operates the business consistent with the three core strategies: Grow, Simplify and Empower. Our compensation program is designed to reinforce and reward behaviors that support these strategies.

Pay Element	Type	2022 Performance Metrics		Alignment with Strategy
Grow Category Innovation Customer Outcomes Globalization
Base Salary	Cash
PIP (annual incentive)	At-risk cash	•Revenues (40%)	+10% Strategic Scorecard Modifier
•Earnings per share (40%)
		•Free cash flow (20%)		Simplify Optimize Portfolio Simplify Processes Fundamental Excellence
Long-term Incentive	Performance Units (50%)	•Revenue	±20% total shareholder return modifier
•Return on invested capital

	Stock Appreciation Rights ("SARs") (30%)	Stock price appreciation		Empower The BD Way Digitalization Corporate Responsibility

Time Vested Units (“TVUs”) (20%)

50

Compensation discussion and analysis
2022 financial performance

$18.9B Total Revenues	$5.38 Reported EPS $11.35 Adjusted EPS	$2.5B Operating Cash Flow

Execution of BD 2025 strategy yielded continued growth and margin improvement
•Exceeded our revenue growth and earnings expectations for the year and delivered on our margin expansion goals, despite significant macroeconomic challenges.
◦Executed our simplification programs and managed our cost structure to help offset significant inflationary and other cost pressures and improve our margin profile.
◦Momentum in our base business and strategic acquisitions nearly offset the expected significant decline in COVID-19 only diagnostic testing.
◦While reported revenues decreased 1.4%, base business revenues (which excludes COVID-19 only diagnostic testing) increased 6.9% reported, 9.4% currency-neutral.
◦2022 Reported EPS from continuing operations was $5.38, while adjusted EPS from continuing operations was $11.35.

Our disciplined capital allocation strategy continued to create value creation opportunities
Continued to support growth, maintain financial flexibility and return capital to shareholders.
•R&D spending of $1.3 billion, as we transform our innovation pipeline towards higher growth markets, which will continue to fuel our growth.
•Retired approximately $500 million of long-term debt, pursuant to our balanced capital allocation framework and our commitment to reduce outstanding long-term debt.
•Invested over $2 billion in six "tuck-in" acquisitions, which will strengthen our revenue and margin growth profiles in 2023 and beyond, including Parata Systems, which expands BD's solutions to a new area of the high-growth pharmacy automation segment.
•Returned approximately $1.6 billion to shareholders during the year through $1.1 billion in dividends and $500 million in share repurchases.

We continued our focus on higher growth areas to create shareholder value	•Successfully completed the Embecta Spin-Off, enhancing BD's growth profile and creating long-term value for BD shareholders.

2023 Notice of Annual Meeting and Proxy Statement	51

Compensation discussion and analysis
Considerations regarding CEO pay
The Compensation Committee’s decisions regarding Mr. Polen's 2022 pay were reflective of the following:
•The Compensation Committee's intent to tie a significant amount of Mr. Polen’s pay to performance, with a clear link to our performance-driven metrics.
•The Compensation Committee's decision to position Mr. Polen’s pay within a competitive range of the median of CEOs in BD's peer group, after having positioned his pay modestly against the peer group during the start of his tenure as CEO.
•Mr. Polen’s accomplishments during the year, including:
◦The continued successful execution of the BD 2025 strategy and his leadership in delivering strong financial performance that exceeded our expectations for the year despite significant inflationary pressure and supply chain challenges.
◦The progress made to enhance BD's long-term growth profile, including the successful execution of the Embecta Spin-Off.
◦The progress made during the year towards BD's 2030+ ESG goals.
2022 executive compensation decisions
Below is a summary of compensation actions taken in 2022 with respect to our NEOs.
Salary. Messrs. Polen, Khichi and Mas each received 3% salary increases during the year, which were consistent with salary increases made generally at BD. Mr. Hickey received a 10.4% increase based on market benchmarking.
Annual incentive compensation. BD's strong performance for the year resulted in a performance factor of 129% of target under the PIP formula, driven by strong revenue and earnings performance that exceeded our expectations for the year. Mr. Polen received a PIP award consistent with the PIP performance factor. Ms. Neal also received an award consistent with the PIP factor, while Messrs. DelOrefice, Hickey, Khichi and Mas each received an award at 142% of target (110% of the PIP factor) to recognize their significant contributions during the year. For a full discussion of the 2022 PIP awards made to the named executive officers, see “PIP Awards” beginning on page 57.
Equity compensation.
Fiscal 2022 grants. Consistent with our goal of aligning incentive compensation to the interests of our shareholders, equity compensation represented a significant component of total compensation in 2022. The Compensation Committee determined the equity compensation grant values for each named executive officer after taking into account market data, recommendations from the Compensation Committee’s independent consultant, and individual performance and potential. The increase in Mr. Polen’s award over the prior year was made to recognize Mr. Polen’s performance and also reflects the Compensation Committee's decision to position Mr. Polen’s pay within a competitive range of the median of BD's peer group, as mentioned above.
Vesting of Performance Unit awards. During 2022, Performance Units covering the fiscal 2019-2021 performance period vested. The performance metrics for these awards were average return on invested capital ("ROIC") and relative total shareholder return ("TSR"). The awards paid out at 42% of target.
2022 say-on-pay results and shareholder outreach
At our 2022 Annual Meeting, approximately 79% of the shares voted were cast in support of BD’s advisory vote on named executive officer compensation (known as "say-on-pay") paid in fiscal 2021. This follows a vote of 67% in support of say-on-pay at our 2021 Annual Meeting. While these votes represented majority support for our say-on-pay proposals, the results were below the level of shareholder support we had received in prior years.
We routinely engage with shareholders, as discussed on page 40. Based on our most recent engagement following the 2022 say-on-pay vote, we believe that the say-on-pay result was a continuation of the impact from the one-time supplemental SAR awards granted to certain executive officers (not including the CEO) and other BD associates in early fiscal 2021, the same issue that we believe led to the say-on-pay voting results at our 2021 Annual Meeting. As we stated in our proxy materials for our 2022 Annual

52

Compensation discussion and analysis
Meeting, the Compensation Committee has committed that it would only consider making similar grants in the future in exceptional circumstances and after first consulting with our top shareholders. During our engagement following the 2022 Annual Meeting, shareholders expressed general support for the overall design and structure of our executive compensation program. The Compensation Committee, therefore, decided not to make any changes to our program following our 2022 say-on-pay vote.
Design and structure of 2022 executive compensation
The compensation of our named executive officers is weighted towards performance-based compensation, where the amount received by an executive varies based on company and individual performance. As shown in the charts below, approximately 76% of Mr. Polen’s and 68% of the other named executive officers' 2022 total target compensation (excluding sign-on payments) was performance-based pay.
2022 total target compensation(1)

CEO Compensation Mix	Other NEOs Compensation Mix

8%
12%
16%
24%
40%
76%
Performance-
Based
80%
Long-Term

12%
20%
18%
68%
Performance-
Based
18%
62%
Long-Term
31%

● Salary ● PIP ● Performance Units ● SARs ● TVUs
(1)Actual amounts received (and the percentage of total compensation coming from performance-based compensation) may differ from target amounts based on performance and BD’s stock price. Percentages in above graphs are rounded.
“Performance-based” compensation includes PIP awards, Performance Units, and SARs, while compensation that is not performance-based includes salary and TVUs. We consider SARs performance-based compensation because they require stock price appreciation to deliver value to an executive.

2023 Notice of Annual Meeting and Proxy Statement	53

Compensation discussion and analysis
How our performance metrics support BD’s business strategy
BD remains focused on delivering sustainable growth and shareholder value and making appropriate investments for the future. BD management operates the business consistent with the following core strategies, and the performance metrics under our executive compensation program are intended to support these strategies:

Grow
•Developing and maintaining a strong portfolio of leading products and solutions that address significant unmet clinical needs, improve outcomes, and reduce costs;
•Focusing on our core products, services and solutions that deliver greater benefits to patients, healthcare workers and researchers;
•Investing in research and development that leads to and expands category leadership, as well as results in a robust product pipeline;
•Accelerating innovation in smart connected care, enabling new care settings and improving chronic disease outcomes;
•Leveraging our global scale to expand our reach in providing access to affordable medical technologies around the world, including emerging markets;
•Supplementing our internal growth through strategic acquisitions in faster growing market segments; and
•Driving an efficient capital structure and strong shareholder returns.

Simplify
•Driving operating effectiveness and margin expansion by increasing factory productivity and asset efficiencies;
•Reducing complexity and improving customer experience by rationalizing our product portfolio and through the simplification and optimization of our operating model;
•Making strategic investments to advance quality culture and our core quality management system to serve our patients and ensure we are a best-in-class, proactive quality-driven organization;
•Working across our supply chain to responsibly source materials and goods, as well as to reduce environmental impacts;
•Creating more resilient operations through investments in an enterprise-wide renewable energy strategy; and
•Focusing on cash management in order to improve balance sheet productivity.

Empower
•Fostering a purpose-driven culture with a focus on positive impact to all stakeholders–customers, patients, employees and communities;
•Improving our ability to serve customers and enhance customer experiences through the digitalization of internal processes and go-to-market approaches;
•Driving sustainability initiatives within our organizational units to support enterprise-wide collaboration towards our sustainability strategy;
•Cultivating an inclusive work environment that welcomes and celebrates diverse talent and perspectives; and
•Growing and enabling talent through training, development and reskilling strategies.

54

Compensation discussion and analysis
The Compensation Committee believes it is important that our compensation program reinforces and rewards behaviors that support these business objectives. In addition, the Compensation Committee believes executive compensation should be based in part on how BD’s performance compares to peer companies facing the same market conditions as BD. These considerations inform the Compensation Committee’s selection of the performance measures for BD’s performance-based compensation.
The key elements of our compensation program
The key elements of our executive compensation program in 2022 are summarized below. For a fuller description of these elements, see "Description of our key compensation elements" beginning on page 57.

	Fixed	Variable

	Base Salary	PIP	Long-Term Incentives

			SARs	Performance Units	TVUs

What?	Cash	Cash	Equity	Equity	Equity

When?	Annual	Annual	10-year term	3-year performance period	3-year vesting period

Description	Fixed cash compensation based on performance, scope of responsibilities, experience and competitive pay practices.	Annual variable cash payment tied to performance during the fiscal year.	Exercisable for shares based on difference between exercise price and BD stock price, and generally vest ratably over four years.	Performance-based restricted stock units, with payout tied to BD’s performance over three-year performance period.	Restricted stock units that vest in three annual installments beginning one year from grant.

Purpose	Provide a fixed, baseline level of compensation.	•Drive business performance towards achievement of annual goals. •Reward individual contributions to BD’s performance.	•Increase executive ownership to align interests with shareholders. •Drive long-term, sustained business performance. •Reward creation of shareholder value. •Promote executive retention.

Performance Period and Metrics for Performance-based Compensation in 2022

1 Year (PIP awards)	3 years (Performance Units)	10 years (SARs)
Adjusted EPS	ROIC	Stock price appreciation
Revenues	Revenue growth
Free cash flow as a percentage of sales	Relative TSR (modifier)
Scorecard Innovation Remediation and Inspire Quality Project Recode Inclusion & Diversity

2023 Notice of Annual Meeting and Proxy Statement	55

Compensation discussion and analysis
Description of Metrics for Performance-based Compensation in 2022

Adjusted EPS
“Adjusted EPS” is our GAAP diluted earnings per share less acquisition-related purchase accounting adjustments and finance, integration, restructuring and transaction costs. We use Adjusted EPS because it is one of the primary bases on which BD sets performance expectations each year and earnings is a widely used measure of overall company performance. The use of Adjusted EPS is consistent with how we report our operating results to the financial community.

Revenues	Revenues measure BD’s ability to innovate and compete in the global marketplace. This measure reinforces the importance of sustaining strong “top-line” growth under our business strategy.
Free cash flow as a percentage of sales
This metric recognizes the importance of the efficient use of cash to our ability to fund ongoing investments in our business, including product development, innovation and geographic expansion. “Free cash flow” means net cash from operations, less capital expenditures and capitalized software.

ROIC
ROIC measures profitability and how effectively company assets are being used. This metric requires our executives to effectively manage a number of different aspects of the business, including new product introductions, productivity improvements and geographic expansion.

Relative TSR
We use relative TSR as a modifier of Performance Unit payouts. Relative TSR measures BD’s stock performance (assuming reinvestment of dividends) during the performance period against that of a group of healthcare equipment and life sciences companies included in the S&P 500 Healthcare Index (the “TSR Group”). Performance Unit payouts are modified based on the relative rank of BD’s TSR compared to the TSR Group during the performance period. The use of relative TSR as a modifier allows Performance Unit payouts to reflect BD’s performance, as measured by our stock price over time, compared to peer companies facing similar business conditions.

Strategic Scorecard
Beginning in 2021, a Strategic Scorecard modifier was added to the PIP. The Strategic Scorecard sets aggressive goals for the year that support our longer-term priorities under the Grow, Simplify and Empower pillars of our BD 2025 strategy, and provides management the opportunity to earn up to an additional 10% increase in the PIP factor based on its ability to achieve these goals. The scorecard sets rigorous performance thresholds and is intended to only reward performance that meets this high standard. For the 2022 PIP, the Strategic Scorecard had the following four goals:

Grow	•Innovation: Achieve at least 80% of targeted project launches and achieve budget for new product revenues.
Simplify
•Remediation and Inspire Quality: Deliver on planned changes to quality management systems; BD Alaris™ and other 510(k) submissions; global registrations; and goals for Project Inspire Quality, BD’s multi-year continuous improvement plan.
•Project Recode: Execute all planned 2022 actions and milestones to achieve target benefits and reduce portfolio complexity pursuant to BD’s comprehensive internal simplification initiative.

Empower
•Inclusion & Diversity: Demonstrate meaningful progress against the business, regional and corporate team Inclusion Plans and measurable improvement on inclusion and diversity goals (including diverse representation goals).

Each of the scorecard factors are scored either at 0%, 50% or 100% achievement, resulting in a 0%, 1.25% or 2.5% modifier, respectively, for each of the four scorecard goals.
The Compensation Committee believes that, together, these measures provide a balanced set of performance targets that focus on growth, profitability and operating efficiency aligned with our Grow, Simplify, and Empower strategies.

56

Compensation discussion and analysis
When measuring actual performance against financial targets, only results from BD’s continuing operations are considered. Also, adjustments are made to account for the impact of foreign currency exchange rates in effect during the year, whether favorable or unfavorable to BD, compared to the rates we budgeted when the targets were set. We eliminate this impact of unbudgeted foreign currency translation so that only BD’s underlying performance is measured.
How performance goals are set
The Compensation Committee considers BD’s business plan and the environment in which BD is operating when setting performance targets for the PIP and Performance Units. The Compensation Committee seeks to reward what it deems to be superior performance by management in light of current industry conditions and growth trends. The Compensation Committee sets what it believes are challenging performance targets in light of the BD operating plans reviewed by the Board, and structures payouts so that they are aligned with BD’s performance against those targets.
Description of our key compensation elements
Below is a description of the key elements of our compensation program set forth on page 55 above.
Base salary
Base salary is the fixed component of the compensation paid to our executive officers, and is determined based on the relative importance of the position, the person's experience, competitive marketplace practices, and the individual’s performance. Base salaries are reviewed annually, with any increase going into effect the following January.
PIP awards
The PIP provides our executives an opportunity to receive an annual cash award based on BD’s performance for the fiscal year and their contribution to that performance, as part of our pay-for-performance philosophy.
Change to the PIP for fiscal year 2022
For 2021, given the impact of the pandemic on our business and our development of the BD Veritor™ COVID-19 test, the Compensation Committee set two separate revenue targets, one for BD Veritor and the other for our base business. This was done to account for the potential variability in revenues from our BD Veritor test during the year, which would be largely dependent on the course of the pandemic, and to protect against any unintended windfall our executives might receive from BD Veritor revenues. For 2022, the Compensation Committee returned to using one revenue target for BD, which includes revenues we receive from our COVID-19 testing products.
Setting awards
Target PIP awards for the named executive officers are expressed as a percentage of base salary. The factors considered when setting actual PIP awards include BD’s overall performance against the performance targets and the resulting performance factor, the executive’s target award and the executive’s individual performance. The Compensation Committee (and the independent directors in the case of our CEO) has the discretion to determine what it believes is an appropriate PIP award to recognize BD’s performance and the executive’s contribution to that performance. It is the Compensation Committee’s intent, though, to set individual PIP awards based on the PIP performance factor for the year, with increases (or decreases) made on a select basis in instances where there has been exceptional performance (or underperformance) by an individual executive.
Performance factor determined based on BD’s performance
The PIP performance factor is determined by a formula. For each performance measure, BD’s performance is compared to the target goal set by the Compensation Committee to arrive at a performance factor for that measure.
The graphs below show the applicable performance factor for threshold, target and maximum performance for each performance metric under the PIP for 2022. Performance below threshold for a performance metric results in a zero factor with respect to that metric.

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Adjusted EPS	Revenues	Free Cash Flow as Percentage of Sales

40% Weighting	40% Weighting	20% Weighting

The performance factors for the measures are weighted to arrive at an overall performance factor. The Adjusted EPS and Revenues metrics are each weighted 40%, and the Free cash flow metric is weighted 20%. The formula for the Revenues target has a steeper incremental curve compared to the other two measures. This is intended to better align the incentives under the PIP with our Grow strategy of BD 2025 by increasing management focus on revenue growth and rewarding higher levels of revenue performance.

As previously discussed, the performance factor determined by the above formula may be modified based on management’s performance against the performance targets set under the Strategic Scorecard. It is also the Compensation Committee's practice to provide differentiated awards to recognize significant individual contributions. Therefore, a hold back of 3% is applied to the performance factor derived from the PIP formula and Strategic Scorecard to allow for this differentiation.
The final performance factor is subject to the approval of the Compensation Committee, and the Compensation Committee has the discretion to reduce or increase the performance factor resulting from the PIP formula and Strategic Scorecard. Actual awards given to our named executive officers are in the discretion of the Compensation Committee and their awards, as a percentage of their target, may be more or less than the final factor approved by the Compensation Committee.
When comparing BD’s operating results to the performance targets, the Compensation Committee also has the discretion to make adjustments to BD’s results for unbudgeted items that are not considered part of our ordinary operations and other events that significantly impacted BD’s performance. This encourages management to make business decisions based on what management believes is in the best interests of BD, rather than their possible effects on compensation. It also ensures that our executives are not unfairly rewarded for or penalized by these types of events.
Equity compensation awards
We use a mix of equity compensation vehicles to promote the objectives of our program.
•Performance Units measure BD’s performance over a three-year period and reward sustained long-term financial performance.
•SARs reward executives for the creation of shareholder value over the term of the award.
•TVUs are the smallest portion of equity compensation and are used to reduce the volatility in amounts realized from equity compensation that can arise when purely performance-based equity compensation is used.
Because they are equity-based and subject to long-term vesting periods, these awards also serve to align the interests of our executives with those of our shareholders and promote executive retention.

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Changes in award mix for 2022
In 2020 and 2021, the Compensation Committee issued Performance Time Vested Units (referred to as "PTVUs") to our named executive officers. PTVUs vest after a three-year vesting period, subject to BD meeting a pre-set performance target. Based on a review of peer company practices, the Compensation Committee determined that PTVUs were inconsistent with prevailing practices and replaced PTVUs with TVUs for 2022. In connection with this change, the Compensation Committee also increased the amount of the total award value allocated to Performance Units from 40% to 50%, and reduced the amount allocated to SARs from 40% to 30%, to further align BD's equity compensation with peer company practices.

2021	2022

● Performance Units ● SARs ● PTVUs ● TVUs
Performance unit metrics and payout formula
The performance measures used for the Performance Units granted in 2022 are average annual ROIC and average annual Revenue growth, with a performance payout modifier based on BD's relative TSR. Both average annual ROIC and average Revenue growth are weighted 50%. A payout factor for each measure is calculated to determine a final share payout, which can range anywhere from zero to 200% of target. The payout factor for each performance measure is determined by a scale that establishes a threshold performance level (resulting in a 50% payout factor for that measure), and a maximum performance level (resulting in a 200% payout factor), as shown below. Performance below the threshold level results in a zero payout factor for that measure.
ROIC Factor:

	Performance Below Target						Target	Performance Above Target
ROIC	< 5.0%	5.0%	4.0%	3.0%	2.0%	1.0%	#	1.25%	2.5%	3.75%	≥ 5.0%
ROIC Factor	0	50%	60%	70%	80%	90%	100%	125%	150%	175%	200%
Revenue Factor:

	Performance Below Target						Target	Performance Above Target
Revenue Growth	< 2.0%	2.0%	1.6%	1.2%	0.8%	0.4%	#	0.5%	1.0%	1.5%	≥2.0%
Revenue Growth Factor	0	50%	60%	70%	80%	90%	100%	125%	150%	175%	200%
The payout factor for the Performance Units is subject to modification based on BD’s relative TSR compared to the TSR Group for the performance period. The TSR Group consists of a group of healthcare equipment and life sciences companies included in the S&P 500 Healthcare Index. The modifier can range from 120% of payout (for relative TSR in the top 15th percentile) to 80% (for relative TSR in the lowest quartile). In the event BD has a negative TSR for the performance period, the modifier will not be used to increase the payout amount, regardless of BD’s relative rank within the TSR Group.

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TSR Modifier (+/- 20%)
Percentile	Modifier
>=85th	1.2x
50th	1.0x
<=25th	.8x
Similar to the PIP, the Compensation Committee has the discretion to adjust BD’s average ROIC and Revenue performance for unbudgeted items and other significant events not considered part of our ordinary operations.
Changes to performance targets following Embecta Spin-Off
BD completed the Embecta Spin-Off on April 1, 2022. The performance targets set for the 2022 PIP assumed that our former Diabetes Care business would remain part of BD for all of 2022. To account for the spin-off and retain the design of the PIP, the PIP targets were adjusted following the spin-off by eliminating the results of the Diabetes Care business that were budgeted at the beginning of the fiscal year and for other spin-related items.
In keeping with the design of the outstanding Performance Units, similar adjustments were made to the targets of outstanding Performance Units to reflect the impact of the spin-off. The Compensation Committee adjusted the performance targets for these awards by excluding the Diabetes Care business budgeted results from those years in the applicable performance periods that were not completed at the time of the spin-off. As a result, the three-year revenue growth target for all three outstanding awards increased, while the ROIC target was decreased for each of the awards. There was no change to the relative TSR modifier for these awards, and the Embecta Spin-Off will be treated as a reinvested dividend for purposes of calculating BD's TSR.
For both the PIP and outstanding Performance Units, concurrent adjustments to threshold and maximum performance levels were made to maintain consistency with the original targets. The results of the Diabetes Care business prior to the Embecta Spin-Off will not be considered when comparing BD's results to the 2022 PIP targets or when calculating BD's performance under the Performance Unit awards for those years that were not completed at the time of the spin-off.
No adjustments were made to outstanding PTVUs to account for the Embecta Spin-Off as the impact was not material to the performance thresholds set for those awards.
2022 compensation actions
Below is a discussion of compensation actions taken in 2022 with respect to the named executive officers.
Considerations regarding CEO pay
In making compensation decisions with respect to Mr. Polen, the Compensation Committee considered a number of factors, including:
•Tying a significant amount of Mr. Polen's pay to performance, with a clear link to our performance driven metrics.
•The benefit our shareholders receive from Mr. Polen’s knowledge of our industry and, with over 20 years of tenure, his extensive knowledge of BD and its capabilities, technologies and culture.
•Mr. Polen's accomplishments during the year, including:
◦The continued successful execution of the BD 2025 strategy to position BD for sustainable long-term growth and allow BD to continue to improve outcomes for patients and providers.
◦His leadership in delivering strong financial performance that exceeded our expectations set for the year while managing a difficult macroeconomic environment, including significant inflationary pressure and supply change challenges.
◦The progress made to enhance BD's long-term growth profile by focusing BD's product portfolio and strategic acquisitions in higher-growth areas and the successful execution of the Embecta Spin-Off.

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◦His leadership in the area of ESG and the progress made during the year towards BD's 2030+ ESG goals.
In addition, when Mr. Polen became our CEO in 2020, his compensation was purposely set by the Compensation Committee towards the lower quartile of BD’s peer companies, with the intent of increasing his total target compensation over time, assuming appropriate company and individual performance. Mr. Polen’s 2022 compensation reflects the decision of the Compensation Committee to position Mr. Polen’s pay within a competitive range of the median for CEOs in BD's peer group based on his and BD's strong performance during his time in the CEO role. See page 66 for information on the companies the Compensation Committee uses to benchmark executive compensation.
Salary adjustments
The base salaries of the named executive officers are reviewed each November, and any adjustments go into effect in January of the following calendar year. Messrs. Polen, Khichi and Mas received 3% salary adjustments, which were consistent with salary adjustments made generally at BD, while Mr. Hickey received a 10.4% increase based on market benchmarking data. As recent hires, Ms. Neal and Mr. DelOrefice did not receive salary adjustments during 2022.
PIP awards
Performance against the plan targets
The threshold performance, target performance and maximum performance for each metric under the PIP for 2022, along with BD’s adjusted performance during the year, are set forth on the following table.

	Range of Performance			Reported Performance	Adjusted Performance*	Performance Factor (rounded)
Performance Metric	Threshold	Target	Maximum
Adjusted EPS (40%)				$5.38	$11.46	53%
Revenues (40%) (in billions)				$18.87	$19.17	76%
Free cash flow as % of sales (20%)				7.6%	12.0%	0%
Total						129%

*For information on how Adjusted Performance is calculated, see Appendix A.
Strong Revenues and Adjusted EPS performance during the year drove above target performance for those two metrics under the PIP formula, resulting in a 129% performance factor. The Free cash flow as a percentage of sales metric was given a zero factor based on the company's performance on this metric. In addition to the impact of inflation and transportation delays, free cash flow was impacted during 2022 by management's intentional decision to build inventories to enable BD to optimize product delivery and meet customer needs in the face of the challenging macroeconomic environment. The Compensation Committee did not make any adjustment to the company's performance with respect to this metric to account for this inventory build up.
As it has historically done, the Compensation Committee made adjustments to the company’s performance for unbudgeted items, including acquisitions and divestitures, and certain other matters that occurred during the year. The Compensation Committee made these adjustments to eliminate items that are not considered part of BD’s ordinary operations, so that only the underlying operating performance of our business was measured. These adjustments are consistent with how we reported our operating results to

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the financial community. The reconciliations on Appendix A provide additional detail on the adjustments made by the Compensation Committee.
Application of strategic scorecard
As stated earlier, the Strategic Scorecard sets aggressive internal targets that support BD's longer-term strategic priorities, and is intended to only reward performance that meets the rigorous standards set under the scorecard.

Strategic Pillar		Progress During Year	Modifier
Grow	Innovation	No credit was given as the company did not meet its new product revenue target for the year.	0
Simplify	Remediation/Inspire Quality	BD partially achieved its Inspire Quality and remediation goals for the year.	1.25%
	Project Recode	No credit was given as the company did not meet certain targets for the year.	0
Empower	Inclusion & Diversity	BD partially achieved its inclusion and diversity goals for the year.	1.25%
Total			2.50%
The company's performance against the Strategic Scorecard goals increased the PIP performance factor from 129% to 132%. The 3% hold back to fund exceptional performance described earlier was then applied to reduce the final PIP performance factor to 129%.
Awards made to named executive officers
The following table shows the PIP awards earned by the named executive officers for 2022. These awards are also set forth in the Summary Compensation Table on page 69 under the heading “Non-Equity Incentive Plan Compensation.”

Name	Target Incentive Award ($)	Actual Incentive Award ($)
Thomas E. Polen	1,931,250	2,491,313
Christopher J. DelOrefice	684,000	970,596
David B. Hickey	539,750	765,905
Samrat S. Khichi	656,625	931,751
Alberto Mas	628,530	891,884
Shana Neal	336,555	434,156
Mr. Polen received a PIP award equal to 129% of his target award, consistent with the PIP performance factor. Ms. Neal also received an award consistent with the PIP factor, while Messrs. DelOrefice, Hickey, Khichi and Mas each received awards equal to 142% of their target (110% of the PIP factor) in recognition of their exceptional performance during the year.
Mr. DelOrefice's efforts contributed to BD’s strong results for the year. His contributions included helping the company manage significant inflation, supply chain and other challenges during the year, the successful execution of the Embecta Spin-Off, and shaping and executing BD’s disciplined capital allocation strategy to allow BD to continue investing in growth opportunities and provide financial flexibility.
Mr. Hickey made an exceptional impact in fiscal 2022 in leading the outstanding performance of our Life Sciences segment and, more broadly, as a leader in driving the company’s innovation, simplification, and empowerment strategies.
Mr. Khichi’s award recognizes his contributions during the year in leading the company’s intellectual property and litigation strategies, and his development of our regulatory, public policy, compliance and business development functions into high impact teams. He also provided significant leadership on BD Alaris, the Parata acquisition and other important matters for the company.

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Mr. Mas’ award reflects his contributions to the strong performance of our Medical segment during the year. His award also recognizes the significant role he played in the successful execution of the Embecta Spin-Off.
Equity compensation awards
2022 awards
The Compensation Committee made the equity compensation awards to the named executive officers shown in the Summary Compensation Table on page 69 during fiscal 2022. The increase in the total value of Mr. Polen’s award over the prior year was made to recognize Mr. Polen’s performance and also reflects the Compensation Committee's decision to position Mr. Polen’s pay within a competitive range of the median of BD's peer group, as mentioned above. The awards granted to the other named executive officers reflect award values granted by the Compensation Committee after considering individual performance and compensation market data. Mr. DelOrefice's award also includes the second installment of his sign-on grant upon joining BD, as discussed below, while the increase in Mr. Khichi's award also reflects the expansion of his responsibilities at BD.
The Performance Units included in these awards cover the fiscal 2022-2024 performance period, and have the following performance targets:

	Minimum		Target		Maximum
Performance Metric	Original	Post-Spin	Original	Post-Spin	Original	Post-Spin
Average ROIC	7.2%	6.6%	12.2%	11.6%	17.2%	16.6%
Average Revenue Growth	0.5%	0.8%	2.5%	2.8%	4.5%	4.8%
The Revenue Growth target for these awards reflects the fact that when calculating average Revenue Growth over the performance period, revenue growth for fiscal 2022 will be measured off of fiscal 2021 revenues, which included significant revenues from our BD Veritor COVID-19 test that were not expected to repeat at the same level in fiscal 2022. The payout factor for the Performance Units will be modified based on the company’s relative TSR performance during the three-year performance period, as discussed earlier.
Payout of Performance Units
During 2022, Performance Units covering the fiscal 2019-2021 performance period vested. As previously disclosed, the performance metrics for these awards were average ROIC and relative TSR. Our performance against the performance targets for these awards was impacted in part by the adverse effect of the COVID-19 pandemic on our business, and the awards paid out at 42% of target.
Compensation actions relating to certain officers
Mr. DelOrefice joined BD as its Executive Vice President and CFO on September 6, 2021. To compensate Mr. DelOrefice for certain benefits and equity compensation awards with his former employer that he forfeited by joining BD, he received a sign-on cash payment of $680,000 and a sign-on equity compensation award of time-vested units valued at $1,720,000, each of which were made in two installments. Amounts shown for Mr. DelOrefice for 2022 in the Summary Compensation Table on page 69 reflect the second installments of these payments.
Ms. Neal joined BD as its Executive Vice President and Chief People Officer on April 4, 2022. Upon joining BD, Ms. Neal's base salary was set at $600,000. To compensate Ms. Neal for certain benefits and equity compensation awards with her former employer that she forfeited with her former employer by joining BD, she received a sign-on cash payment of $750,000 payable in two installments, and a sign-on equity compensation award valued at $3,800,000, also payable in two installments. Ms. Neal received the first installments of her sign-on payments in 2022, which are reflected in the Summary Compensation Table. The terms of Ms. Neal's sign-on arrangements were the result of negotiations between BD and Ms. Neal in connection with her recruitment and were approved by the Compensation Committee, in consultation with its independent consultant, as a reasonable inducement for Ms. Neal to join BD.

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Mr. Mas stepped down from his role as Executive Vice President and President, Medical Segment on July 1, 2022. To ensure an orderly transition to his successor in that role, Mr. Mas agreed to stay on as an employee of BD through the end of fiscal year 2022. As part of this arrangement, Mr. Mas was paid a cash transition bonus of $300,000 following his retirement.
Other benefits under our executive compensation program
Deferred compensation
Our Deferred Compensation and Retirement Benefit Restoration Plan (the “Restoration Plan”) is an unfunded, nonqualified plan that allows eligible associates to defer receipt of cash compensation and shares issuable under certain equity compensation awards on a pre-tax basis in addition to what is allowed under our tax-qualified 401(k) Plan. The Restoration Plan is offered as part of a competitive compensation program. We do not provide any guaranteed earnings on amounts deferred under the Restoration Plan, and earnings on these accounts are based on individual investment elections. BD provides matching contributions on cash amounts deferred under the Restoration Plan, subject to certain limits. Additional information regarding the deferred compensation provisions of the Restoration Plan is on page 77.
Pension benefits
We offer pension benefits to our eligible U.S. associates. Because the Internal Revenue Code limits the maximum annual benefit that may be paid to an individual under our qualified Retirement Plan, we provide additional retirement benefits through our Restoration Plan. We do not include the value of equity compensation in calculating pension benefits. A more complete description of these pension benefits begins on page 74.
Company transportation
Mr. Polen is encouraged to use BD aircraft for both personal and business travel to make more efficient use of his travel time, for personal security and to reduce business continuity risk. Mr. Polen has entered into a time-share agreement under which he makes payments to BD for his personal use of BD aircraft.
In fiscal 2021, the company implemented a policy under which Mr. Polen is permitted the personal use of our corporate aircraft for up to $100,000 per year in aggregate incremental cost to the company, with any costs in excess of this limit being reimbursed to the company through his time-share agreement. This policy was implemented to give BD the flexibility to require Mr. Polen to fly the corporate plane during the pandemic. For fiscal 2022, this limit was increased to $225,000 to reflect the significant increase in fuel costs experienced in the current inflationary environment.
Mr. Polen is responsible for the payment of any tax on any income imputed to him from his personal use of corporate aircraft. BD does not provide any gross-up payments with respect to such taxes.
Additional information on the time-share agreement is set forth in the notes to the Summary Compensation Table on page 69.
Change in control agreements
We have entered into agreements with the named executive officers relating to their employment following a change in control of BD. These agreements provide the executives with continued employment for a period of two years following a change in control, and provide certain benefits to the executives in the event their employment is terminated without “cause” or they leave their employment for “good reason” (also known as a constructive termination) during such period. Generally, these benefits include a severance payment equal to a multiple of the executive’s salary and PIP award, and certain other benefits. A more complete description of the terms and potential payouts of our change in control agreements begins on page 78.
General purpose
Our change in control agreements are intended to retain the executives and provide continuity of management in the event of an actual or potential change in control of BD. These change in control

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benefits are reviewed from time-to-time by the Compensation Committee to ensure that they are consistent with our compensation objectives and market practices. The Compensation Committee believes the benefits provided under these agreements are appropriate and consistent with our objective of attracting and retaining highly qualified executives.
Triggering events
Our agreements contain a “double-trigger”—that is, there must be both a change in control of BD and a termination of the executive’s employment (either without cause by BD or for good reason by the executive) in order for any payments to be made. We opted for a double trigger, rather than a “single-trigger” that provides for severance payments solely on the basis of a change in control, since a double trigger is consistent with the purpose of encouraging the continued employment of the executive following a change in control.
No gross-up provisions
None of the change in control agreements with BD’s executive officers contain any tax reimbursement provisions with respect to any excise tax that may be payable by the executive in connection with a change in control.
Other change in control provisions
With the limited exception of awards made to Mr. Hickey in 2014, all of our unvested equity grants include a double-trigger vesting provision upon a change in control. Under this provision, the awards will not automatically vest upon a change in control if the awards are either continued or replaced with similar awards. In those instances, the awards will automatically vest only if the executive is terminated without “cause” or terminates employment for “good reason” (as such terms are defined in the plan) within two years of the change in control.
How we set executive compensation
The role of the Compensation Committee, its consultant and management
The Compensation Committee oversees the compensation program for our executive officers, including the program design and performance targets. The Compensation Committee recommends compensation actions regarding the CEO for approval by the independent members of the Board and sets the compensation of the other named executive officers. The Compensation Committee is assisted in fulfilling its responsibilities by its independent consultant and BD’s senior management. (For the first half of 2022, the Compensation Committee used Pay Governance as its independent consultant before moving to Semler Brossy.) Additional information about our process for setting executive compensation, including the roles of the Compensation Committee’s independent consultant and management, is found beginning on page 26.
To maintain the independence of its outside consultant, the Compensation Committee has established a policy that prohibits its consultant from performing any services for BD or BD’s management without the Compensation Committee’s prior approval. In accordance with this policy, neither Pay Governance nor Semler Brossy performed any services for BD or BD management in 2022.
The use of market comparison data
The Compensation Committee considers several factors in structuring our program, determining pay components and making compensation decisions. This includes the compensation practices of select peer companies in the healthcare industry, which we refer to as the “Comparison Group.” These companies are chosen by the Compensation Committee after considering the recommendations of its independent consultant and management. It is the Compensation Committee’s intent to select companies that have significant lines of business that are similar to BD’s, are of comparable size in revenue and market capitalization, and compete with BD for executive talent. The companies in the Comparison Group for 2022 are below.

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Comparison group
Abbott Laboratories Agilent Technologies, Inc. Baxter International Inc.	Boston Scientific Corporation Danaher Corporation Medtronic plc	Stryker Corporation Thermo Fisher Scientific Inc. Zimmer Biomet Holdings, Inc.
If the sample size from the Comparison Group is not large enough for a particular named executive officer, data from a secondary peer group or, more broadly, general industry may be used. Companies in the secondary peer group vary each year, depending on survey participation, and are selected based on similarities of industry and company size. The Comparison Group data was used for each named executive officer in 2022, except that for Messrs. Hickey and Mas, data from a secondary peer group and general industry data was also used due to insufficient Comparison Group benchmark data.
Comparison Group Data

Revenue for the twelve months ended September 30, 2022 (in millions) ($)	Market capitalization September 30, 2022 (in millions) ($)

The Compensation Committee attempts to set the salary, annual cash incentive and equity compensation of the named executive officers at levels that are competitive with that paid to persons holding the same or similar positions at the Comparison Group or secondary peer group companies, as applicable, using available market comparison data regarding these companies as a guide. The Compensation Committee (and the independent directors, in the case of our CEO) uses the 50th and 75th percentile of the Comparison Group or secondary peer group as reference points and generally seeks to set the compensation of our named executive officers within a competitive range of those companies, assuming payout of performance-based compensation at target. The use of market comparison data, however, is just one of the tools used to determine executive compensation, and the Compensation Committee and the independent directors retain the flexibility to set target compensation at levels deemed appropriate for an individual or for a specific element of compensation.
Because each compensation element is reviewed individually, compensation decisions made with respect to one element of compensation generally do not affect decisions made with respect to other elements. It is also for this reason that no specific formula is used to determine the allocation between cash and equity compensation, although it is the Compensation Committee’s intent that equity compensation represent the largest portion of total target compensation. In addition, because an executive’s compensation target is set by reference to persons with similar duties at other companies, we do not establish any fixed relationship between the amount of compensation paid to our CEO and that paid to the other named executive officers.
The use of tally sheets
Annually, the Compensation Committee is provided with a “tally sheet” report prepared by management regarding the named executive officers. The tally sheet includes, among other things, total annual compensation, the value of unexercised or unvested equity compensation awards, and amounts payable upon termination of employment under various scenarios, including retirement or following a change in control. The Compensation Committee uses these tally sheets to gain additional perspective on the value the executives have accumulated from prior equity awards and plan accruals and their retentive value.

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Our risk analysis of performance-based compensation
While a significant portion of our executive compensation is performance-based, we do not believe that our program encourages excessive or unnecessary risk-taking. While risk-taking is a necessary part of operating and growing a business, the Compensation Committee focuses on aligning BD’s compensation practices with BD’s long-term strategy and attempts to avoid short-term rewards for management decisions that could pose long-term risks to BD. This includes:
•Limits on PIP awards. We do not overweight short-term incentives as a proportion of total pay. PIP awards are also capped at 200% of an executive’s target award to protect against disproportionately large short-term incentives, and the Compensation Committee has the discretion to set PIP awards based on any factors it deems appropriate, including whether management has taken unnecessary or excessive risk.
•Use of long-term equity compensation. The largest portion of the compensation paid to our named executive officers is long-term equity compensation that vests over a period of years, which encourages our executives to focus on sustaining BD’s long-term performance.
•Use of Performance Units. A significant portion of executive equity compensation consists of Performance Units that have a three-year performance cycle. This focuses management on sustainable long-term performance. We also cap the payout of these awards at 200% of target.
•Balanced set of multiple performance metrics. We use a number of different performance metrics in our performance-based compensation so that undue weight is not given to any one metric.
•Share retention and ownership guidelines. Our share retention and ownership guidelines ensure that our executives have a significant amount of their personal assets tied to the long-term success of BD, and we have a policy prohibiting the pledging of BD shares or hedging against the economic risk of their ownership.
•“Clawback Policy”. Our “clawback policy” allows the Board to recover performance-based compensation that was based on financial results that were subsequently restated as a result of misconduct.
Significant policies and other information regarding executive compensation
Clawback policy
We have a policy that gives the Board the discretion to require senior leaders at BD, including the named executive officers, to reimburse BD for any PIP award or Performance Unit payout that was based on financial results that were subsequently restated as a result of that person’s misconduct. The Board also has the discretion to cancel any equity compensation awards (or recover payouts under such awards) that were granted to such person with respect to the restated period, and to require the person to reimburse BD for any profits realized on any sale of BD stock occurring after the public issuance of the financial statements that were subsequently restated. The policy also gives the Board the authority to require executive officers and other senior leaders who were not involved in the misconduct to reimburse BD for the amount by which their PIP award or Performance Unit payouts exceeded the amount they would have received based on the restated results.
Under the policy, BD may also cancel outstanding equity awards and recover any shares received upon the exercise or vesting of such awards (or any gain realized on the sale of such shares) to the extent the individual breaches any restrictive covenant agreement with BD, such as non-compete and non-solicitation covenants.
The SEC has adopted rules that direct the NYSE to establish listing standards that require listed issuers, such as BD, to adopt and comply with written clawback policies meeting certain conditions. We plan to revise BD's clawback policy to comply with the NYSE's new listing standards once they become effective.

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Share retention and ownership guidelines
To increase executive share ownership and promote a long-term perspective when managing our business, our named executive officers and certain other senior executives are required to retain 50% of the net after-tax shares received from any equity compensation awards granted to them after they become subject to the guidelines. They are subject to this requirement until they achieve and maintain the required ownership level set forth below. All of the named executive officers have either met or are on track to meet their ownership target.

Position	Multiple
CEO	6 times salary
Other Executive Officers	3 times salary
Certain Other Senior Executives	1 times salary

What counts as ownership •Shares held directly •Shares held through 401(k) Plan, Restoration Plan and Global Share Investment Program ("GSIP") •PTVUs and TVUs	What does not count as ownership •Unexercised SARs •Unvested Performance Units

Pledging and hedging policy
We have a policy that prohibits all of our associates (including the named executive officers) and members of our Board from pledging any BD shares or other BD securities, or from engaging in options (including exchange-traded options), puts, calls, forward contracts or any other derivative transactions that are intended to hedge against the risk of any decrease in the market value of BD shares or other BD securities granted to them as part of their compensation from BD or that are held directly or indirectly by them.
Equity award policy
The Compensation Committee has adopted a policy that prohibits the backdating of any equity compensation award and requires our annual equity compensation awards and any “off-cycle” awards approved by our CEO to be made on certain fixed dates. The policy also prohibits manipulating the timing of the public release of information to increase the value of an award. Under the policy, the exercise price of any stock option or SAR award will be the closing price of BD stock on the grant date.
Tax considerations
While the Compensation Committee has generally attempted to maximize the tax deductibility of executive compensation, the Compensation Committee believes that the primary purpose of our compensation program is to support BD’s business strategy and the long-term interests of our shareholders. Therefore, the Compensation Committee has maintained the flexibility to award compensation that may not be tax-deductible if doing so furthers the objectives of our executive compensation program.
This Compensation Discussion and Analysis section includes a discussion of performance targets in the limited context of our executive compensation program. These targets are not statements of management’s expectations of our future results or other guidance. Investors should not use or evaluate these targets in any other context or for any other purpose.

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Fiscal year 2022 summary compensation table
The following table shows the compensation provided by BD to each of the named executive officers in fiscal year 2022.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)	SAR Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Thomas E. Polen Chairman of the Board, Chief Executive Officer and President	2022	1,278,125	0		8,888,006	3,739,961	2,491,313	154,081	159,744	16,711,230
	2021	1,225,000	0		6,231,944	4,096,185	2,362,500	170,152	103,552	14,189,333
	2020	951,667	0		5,636,380	3,749,864	1,092,572	173,103	65,840	11,669,426
Christopher J. DelOrefice Executive Vice President and Chief Financial Officer	2022	720,000	230,000		2,854,234	921,639	970,596	0	70,229	5,766,698
	2021	60,000	450,000	(6)	1,095,112	0	0	0	1,648	1,606,760

David B. Hickey Executive Vice President and President, Life Sciences Segment	2022	620,000	0		1,236,980	520,337	765,905	90,376	27,862	3,261,460

Samrat S. Khichi Executive Vice President, Corporate Development, Public Policy, Regulatory Affairs & General Counsel	2022	766,875	0		1,607,324	676,348	931,751	104,128	28,108	4,114,534
	2021	700,833	0		1,011,960	883,284	724,141	171,264	39,676	3,531,158
	2020	627,000	1,051,343	(6)	926,683	616,450	455,400	201,582	59,538	3,937,996

Alberto Mas Former Executive Vice President and President, Medical Segment	2022	734,063	300,000	(7)	1,777,205	747,734	891,884	25,563	41,897	4,518,346
	2021	713,533	0		1,464,799	1,220,009	848,656	73,026	19,096	4,339,119
	2020	665,380	0		1,420,930	945,204	446,505	198,325	40,739	3,717,083

Shana Neal Executive Vice President and Chief People Officer	2022	300,000	375,000	(6)	1,891,710	0	434,156	0	25,464	3,026,330

(1)Compensation for Ms. Neal and Messrs. DelOrefice and Hickey are only shown for those fiscal years in which they were named executive officers of BD. Mr. DelOrefice joined BD on September 6, 2021, and Ms. Neal joined BD on April 4, 2022.
(2)Stock Awards and SAR Awards. The amounts shown in the “Stock Awards” column and “SAR Awards” column reflect the grant date fair value of the awards under FASB ASC Topic 718 (disregarding estimated forfeitures). For a description of the methodology and assumptions used to determine the amounts reflected in these columns, see Note 9 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.
The amounts shown in the “Stock Awards” column for fiscal year 2022 include Performance Unit and TVU awards and reflect the grant date fair values of these awards, with Performance Units valued at target payout, which we believe is the most probable outcome based on the applicable performance conditions. Below are the grant date fair values of the Performance Unit awards, assuming a maximum payout of 200% of target (Ms. Neal did not receive Performance Units in fiscal year 2022):

Name	Fair value at target payout ($)	Fair value at maximum payout ($)
Thomas E. Polen	6,367,208	12,734,417
Christopher J. DelOrefice	1,568,887	3,137,773
David B. Hickey	886,002	1,772,004
Samrat S. Khichi	1,151,500	2,303,000
Alberto Mas	1,273,174	2,546,348
(3)Non-Equity Incentive Plan Compensation. Includes amounts earned under BD’s PIP. These amounts are paid in January following the fiscal year in which they are earned, unless deferred at the election of the named executive officer.
(4)Change in Pension Value and Nonqualified Deferred Compensation Earnings.
Pension—Amounts shown are the aggregate changes in the actuarial present value of accumulated benefits under defined benefit pension plans (including our nonqualified Restoration Plan). These amounts represent the difference between the present value of accumulated pension benefits (determined as of the first date on which the executive is eligible to retire and commence unreduced

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benefit payments) at the beginning and end of the fiscal years shown. Ms. Neal and Mr. DelOrefice do not participate in any BD defined benefit pension plans. Additional information regarding the pension benefits of our named executive officers begins on page 74.
Deferred Compensation—Earnings on nonqualified deferred compensation are not included in this column because no named executive officer earned above-market or preferential earnings (as defined in the rules of the SEC) on nonqualified deferred compensation during the fiscal years shown. Information on the named executive officers’ nonqualified deferred compensation accounts is on page 77.
(5)All Other Compensation. Amounts shown for fiscal year 2022 include the following:

	Thomas E. Polen	Christopher J. DelOrefice	David B. Hickey	Samrat S. Khichi	Alberto Mas	Shana Neal
Matching contributions under plans	39,825	19,956	27,862	28,108	41,897	7,623
Matching charitable gifts	0	2,500	0	0	0	0
Corporate aircraft	119,919	0	0	0	0	0
Relocation assistance	0	47,773	0	0	0	17,841
Total	$159,744	$70,229	$27,862	$28,108	$41,897	$25,464
The following is a description of these benefits:
•Matching contributions under plans—The amounts shown reflect BD matching contributions credited pursuant to defined contribution plans.
•Matching charitable gifts—The amounts shown are matching contributions made (or committed to be made) through BD's Matching Gift Program under which BD matches charitable contributions made to qualifying non-profit organizations, subject to a $5,000 per calendar year limit.
•Corporate aircraft. Pursuant to a policy adopted by the Board of Directors, Mr. Polen is encouraged to use BD aircraft for personal travel. The value of his personal use of BD aircraft is measured by the incremental variable costs incurred by BD in connection with his personal flights that are not reimbursed by Mr. Polen. These variable costs include fuel, trip-related maintenance, crew travel expenses, on-board catering, and landing and parking fees. If the aircraft flies empty before picking up or after dropping off Mr. Polen at a destination on a personal flight, the cost of the empty flight is included in the incremental cost. Since BD aircraft are used predominantly for business purposes, we do not include fixed costs that do not change in amount based on usage, such as depreciation and pilot salaries.
Mr. Polen has entered into a time-share arrangement under which he makes payments to BD for his personal use of BD aircraft to the extent the incremental costs of his personal flights exceed $225,000 per year. The payments may not exceed the maximum amount permitted by Federal Aviation Administration regulations without subjecting BD to regulation as a charter carrier. The amount shown in the Summary Compensation Table reflects the incremental variable costs related to personal flights that were not covered by reimbursements under the time-share arrangement. BD does not provide any gross-up payments to Mr. Polen with respect to any taxes he owes on any imputed income resulting from his personal use of corporate aircraft.
•Relocation assistance—BD provided Ms. Neal and Mr. DelOrefice with relocation assistance in connection with their respective hires.
(6)Represents cash sign-on awards paid to Ms. Neal and Messrs. DelOrefice and Khichi pursuant to their respective sign-on arrangements.
(7)Mr. Mas stepped down from his role as Executive Vice President and President, Medical Segment on July 1, 2022, and retired from BD effective September 30, 2022. Amount represents payment made to Mr. Mas for remaining with BD until the end of the fiscal year to assist with the transition of his role.

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Grants of plan-based awards in fiscal year 2022
Set forth below is information regarding awards granted to the named executive officers in fiscal year 2022. The non-equity incentive plan awards were made under the PIP. The equity compensation awards were made under the 2004 Plan.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other SAR Awards: Number of Securities Underlying SARs (#)	Exercise or Base Price of SAR Awards ($/Sh)(4)	Grant Date Fair Value of Stock and SAR Awards ($)(5)
Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas E. Polen	PIP		965,625	1,931,250	3,862,500
	PU	11/26/21				10,682	26,704	53,408				6,367,208
	TVU	11/26/21							10,759			2,520,798
	SAR	11/26/21								76,887	241.10	3,739,961
Christopher J. DelOrefice	PIP		342,000	684,000	1,368,000
	PU	11/26/21				2,632	6,580	13,160				1,568,887
	TVU	11/26/21							2,651			621,232
	TVU	9/1/22							2,674			664,115
	SAR	11/26/21								18,947	241.10	921,639
David B. Hickey	PIP		269,875	539,750	1,079,500
	PU	11/26/21				1,486	3,716	7,432				886,002
	TVU	11/26/21							1,497			350,978
	SAR	11/26/21								10,696	241.10	520,337
Samrat S. Khichi	PIP		328,313	656,625	1,313,250
	PU	11/26/21				1,932	4,830	9,660				1,151,500
	TVU	11/26/21							1,946			455,824
	SAR	11/26/21								13,905	241.10	676,348
Alberto Mas	PIP		314,265	628,530	1,257,060
	PU	11/26/21				2,136	5,339	10,678				1,273,174
	TVU	11/26/21							2,151			504,031
	SAR	11/26/21								15,372	241.10	747,734
Shana Neal	PIP		168,278	336,555	673,110
	TVU								7,525			1,891,710
(1)Award Type:
PIP = Performance Incentive Plan
PU = Performance Unit
TVU = Time-Vested Unit
SAR = Stock Appreciation Right
(2)The amounts shown represent the range of possible payouts that the named executive officer could have earned under the PIP for fiscal year 2022, based on certain assumptions. Actual payments to the named executive officers under the PIP are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 69. The amount in the “Threshold” column assumes BD achieved the minimum threshold performance levels for each performance measure, resulting in a performance factor of 50% of target, and that the named executive officer received a payment equal to 50% of his or her target award. The amount in the "Maximum" column assumes BD achieved the maximum performance levels for each performance measure, resulting in a performance factor of 200% of target, and that the named executive officer received a payment equal to 200% of his or her target award.
(3)The amounts shown represent the range of potential share payouts under Performance Unit awards. The amount in the “Threshold” column shows the number of shares that will be paid out assuming BD achieves the minimum performance level for each performance measure under the Performance Unit awards, and the amount in the "Maximum" column shows the number of shares that will be paid out assuming BD achieves the maximum performance level for each performance measure under the Performance Unit awards.
(4)The exercise price is the closing price of BD common stock on the date of grant, as reported on the NYSE.
(5)The amounts shown reflect the grant date fair value of the awards under FASB ASC Topic 718 used by BD for financial statement reporting purposes (disregarding estimated forfeitures). For a discussion of the assumptions made to determine the grant date fair value of these awards, see Note 9 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

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Description of awards
Below is a description of the plan-based awards listed in the table above.
PIP
The PIP provides an opportunity for eligible associates to receive annual cash incentive payments based on BD and individual performance. A more detailed discussion of the PIP and the performance targets established under the PIP for fiscal year 2022 appears in the Compensation Discussion and Analysis section of this proxy statement.
Equity compensation awards
Performance Units. Performance Units are performance-based restricted stock units that vest three years after grant. The potential payouts under these awards range from zero to 200% of target. The actual payout will be based on BD’s performance against the performance targets set for these awards over the three-year performance period covering fiscal years 2022-2024 and BD's stock performance relative to the TSR Group. A more detailed discussion of Performance Units appears in the Compensation Discussion and Analysis section of this proxy statement. Performance Units are not transferable, and holders may not vote any shares underlying the award until the shares have been distributed. Dividends do not accrue on these awards.
SARs. A SAR represents the right to receive, upon exercise, shares of BD common stock equal in value to the difference between the BD common stock price at the time of exercise and the exercise price of the award. SARs are not transferable. SARs have a ten-year term and become exercisable in four equal annual installments, beginning one year from the grant date.
TVUs. TVUs are restricted stock units that represent the right to receive shares of BD common stock upon vesting. TVU awards vest in three annual installments, beginning one year from the grant date. TVUs are not transferable, and holders may not vote any shares underlying the award until the shares have been distributed. Dividends do not accrue on these awards.
Change in control. The Performance Units, TVUs and SARs listed in the above table fully vest, under certain circumstances, following a change in control or in the event of a termination of employment following a change in control. See “Accelerated vesting of equity compensation awards upon a change in control” on page 80.

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Outstanding equity awards at 2022 fiscal year-end
The following table sets forth the outstanding equity awards held by the named executive officers at the end of fiscal year 2022.
Impact of Embecta Spin-Off on outstanding awards
As previously discussed, the Embecta Spin-Off was completed on April 1, 2022. As required by the terms of the 2004 Plan, certain equitable adjustments were made to equity compensation awards outstanding as of the April 1, 2022 that were intended to preserve the pre–spin economic value of the awards. The awards listed below reflect the impact of these adjustments.

Name	Grant Date	Number of Securities Underlying Unexercised SARs (#) Exercisable(1)	Number of Securities Underlying Unexercised SARs (#) Unexercisable(1)	SAR Exercise Price ($)	SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Thomas E. Polen	11/26/2016	15,184	0	167.91	11/26/2026
	11/26/2017	32,516	0	222.60	11/26/2027
	11/26/2018	22,809	7,603	238.16	11/26/2028
	11/26/2019	39,041	39,044	251.06	11/26/2029
	11/26/2020	23,457	70,373	223.77	11/26/2030
	11/26/2021	0	76,887	241.10	11/26/2031
	Various					30,364	6,766,010	55,972	12,472,241
Christopher J. DelOrefice	11/26/2021	0	18,947	241.10	11/26/2031
	Various					8,280	1,845,032	6,580	1,466,221
David B. Hickey	11/25/2014	3,883	0	132.54	11/25/2024
	11/26/2015	5,951	0	147.68	11/26/2025
	11/26/2016	6,037	0	167.91	11/26/2026
	11/26/2017	9,058	0	222.60	11/26/2027
	11/26/2018	5,626	1,877	238.16	11/26/2028
	11/26/2019	3,690	3,691	251.06	11/26/2029
	11/26/2020	1,064	2,129	223.77	11/26/2030
	11/26/2020	2,357	7,069	223.77	11/26/2030
	11/26/2021	0	10,696	241.10	11/26/2031
	Various					3,508	781,688	5,679	1,265,452
Samrat S. Khichi	12/9/2015	15,068	0	119.51	12/09/2025
	12/14/2016	12,712	0	140.74	12/14/2026
	1/2/2018	15,849	0	214.29	01/02/2028
	11/26/2018	8,103	2,701	238.16	11/26/2028
	11/26/2019	6,417	6,419	251.06	11/26/2029
	11/26/2020	1,693	3,391	223.77	11/26/2030
	11/26/2020	3,808	11,424	223.77	11/26/2030
	11/26/2021	0	13,905	241.10	11/26/2031
	Various					5,169	1,151,808	9,583	2,135,380
Alberto Mas(5)	11/26/2015	14,549	0	147.68	11/26/2025
	11/26/2016	10,263	0	167.91	11/26/2026
	11/26/2017	11,613	0	222.60	11/26/2027
	11/26/2018	13,803	4,604	238.16	11/26/2028
	11/26/2019	9,841	9,841	251.06	11/26/2029
	11/26/2020	1,995	3,995	223.77	11/26/2030
	11/26/2020	5,513	16,541	223.77	11/26/2030
	11/26/2021	0	15,372	241.10	11/26/2031
	Various					7,093	1,580,533	12,218	2,722,537
Shana Neal	4/4/22					7,525	1,676,796

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(1)SARs become exercisable in four equal annual installments, beginning one year following the date of grant, except that a portion of the SAR grants made to Messrs. Hickey, Khichi and Mas in fiscal 2021 become exercisable in three annual installments.
Set forth below is the value of the exercisable SARs held by named executive officers at the end of fiscal year 2022. The value represents the difference between $222.83, the closing price of BD common stock on September 30, 2022, and the exercise price of each exercisable SAR held by the named executive officer. These values may not reflect the value actually realized by the named executive officers upon exercise. Ms. Neal and Mr. DelOrefice did not hold any exercisable SARs as of the end of the fiscal year.

Name	Value of vested SARs ($)
Thomas E. Polen	841,384
David B. Hickey	1,131,449
Samrat S. Khichi	2,735,704
Alberto Mas	1,659,672
(2)The amounts shown include grants of restricted stock unit awards that are not performance-based. These include TVUs granted to Messrs. Polen, DelOrefice, Hickey, Khichi and Mas on November 26, 2021, to Mr. DelOrefice on September 7, 2021 and September 1, 2022, respectively, and to Ms. Neal on April 4, 2022. The TVUs vest in three annual installments beginning one year after grant.
Also included in this column are shares payable under (i) Performance Units granted to Messrs. Polen, Hickey, Khichi and Mas on November 26, 2019, and (ii) PTVUs granted to Messrs. Polen, Khichi and Mas, on November 26, 2019. These awards covered the fiscal year 2020-2022 performance period and vested on November 26, 2022 (fiscal year 2023).
(3)Market value has been calculated by multiplying the number of unvested units by $222.83, the closing price of BD common stock on September 30, 2022.
(4)The amounts shown include PTVUs granted on November 26, 2020 that vest three years from grant. The amounts also include Performance Unit awards at target payout granted on November 26, 2020 and November 26, 2021, respectively, that vest three years from grant.
(5)Upon his retirement on September 30, 2022, all of Mr. Mas' SARs became fully exercisable. In addition, his TVU and PTVU awards fully vested, and his Performance Unit awards vested on a pro rata basis. See "Equity compensation upon termination of employment" on page 80, for further information.
SAR exercises and stock vested in fiscal year 2022
The following table contains information relating to the exercise of SARs, and the vesting of TVUs and Performance Units during fiscal year 2022.

	SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Thomas E. Polen	18,825	1,887,735	3,882	951,439
Christopher J. DelOrefice	0	0	1,476	382,240
David B. Hickey	0	0	1,511	370,331
Samrat S. Khichi	26,815	4,292,094	1,380	338,224
Alberto Mas	0	0	2,349	575,716
Shana Neal	0	0	0	0
(1)Represents the difference between the exercise price and the BD common stock price at the time of exercise. Mr. Polen's exercise of 18,825 SARs resulted in the acquisition of 7,152 net shares. Mr. Khichi's exercise of 26,815 SARs resulted in the acquisition of 16,480 shares.
(2)Shows the shares acquired under TVUs, and, for Messrs. Polen, Hickey, Khichi and Mas, under Performance Units covering the fiscal year 2019-2021 performance period that vested in fiscal year 2022. Mr. Hickey deferred the receipt of the shares acquired by him in accordance with the terms of the Restoration Plan. A description of the deferral provisions of the Restoration Plan is on page 77.
(3)Based on the closing price of BD stock on the vesting date.
Retirement benefits
General
BD’s U.S. Retirement Plan is a non-contributory defined benefit plan. The Internal Revenue Code limits the maximum annual benefit that may be paid to an individual under the Retirement Plan and the amount of compensation that may be recognized in calculating these benefits. BD makes supplemental payments to its nonqualified Restoration Plan to offset any reductions in benefits that result from these limitations.

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The Retirement Plan and the Restoration Plan generally provide retirement benefits on a “cash balance” basis. Under the cash balance provisions, an associate has an account that is increased by pay credits based on compensation, age and service, and by interest credits based on a prescribed rate.
Prior to January 1, 2013, benefits were based on a “final average pay” formula for associates who were hired before April 1, 2007 and who did not elect to be covered under the cash balance formula. Effective January 1, 2013, all final average pay participants were converted to the cash balance formula, with an opening cash balance equal to the actuarial present value of the accrued final average pay benefit, based on service and pay through December 31, 2012. Upon retirement, the value of this opening cash balance (with interest credits) is compared to the value of the December 31, 2012 benefit accrued under the final average pay formula and the greater of the two is payable to the participant. Benefits accrued after December 31, 2012 are determined under the cash balance formula only.
Prior to January 1, 2018, the Retirement Plan was generally available to all active full-time and part-time U.S. BD associates. Effective January 1, 2018, the Retirement Plan was frozen, and persons hired or rehired by BD on or after that date do not accrue pension benefits under the plan. Ms. Neal and Messrs. DelOrefice and Khichi do not participate in the Retirement Plan.
As an employee of C. R. Bard, Inc. ("Bard"), Mr. Khichi participated in the Bard Supplemental Insurance/Retirement Plan (the “SIRP”), which provided a supplemental retirement benefit in the form of an accumulated balance from annual credits based on the participant’s compensation and age and with credited interest at 4.29% per annum. Upon the completion of BD's acquisition of Bard in 2017, Mr. Khichi’s accumulated balance, with additional credits based on the SIRP's change of control provisions, became fully vested and future annual credits were discontinued, but he continues to earn interest on his accumulated balance. Mr. Khichi’s accumulated balance under the SIRP will be paid to him following his termination of employment with BD for any reason.
Estimated benefits
The following table shows the actuarial present value on September 30, 2022 (assuming payment as a lump sum) of accumulated retirement benefits payable under the listed plans as of the first date on which each NEO is eligible to retire and commence unreduced benefit payments. For a description of the other assumptions used in calculating the present value of the benefits under the Retirement Plan and Restoration Plan, see Note 10 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended September 30, 2022. Amounts shown are not subject to any further deduction for Social Security benefits or other offsets.
The table shows for Mr. Khichi the value of his benefits under the SIRP. For Mr. Khichi, approximately 93% of this benefit is payable immediately as a single sum upon his termination of employment and the other 7% is payable in installments over a 15-year period commencing on the termination of his employment. For purposes of the SIRP benefit payable over 15 years, the future payments are discounted at a rate of 5.55% per annum, consistent with the rate used to measure the SIRP obligation for consolidated financial statement reporting purposes.
Pension Benefits at 2022 Fiscal Year-End

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Thomas E. Polen	Retirement Plan	22	342,071
	Restoration Plan	22	966,215
David B. Hickey	Retirement Plan	9	162,382
	Restoration Plan	9	279,512
Samrat S. Khichi	Bard SIRP	N/A	4,685,067
Alberto Mas	Retirement Plan	30	934,547
	Restoration Plan	30	2,782,063

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Calculation of benefits under BD plans
Final average pay provisions. The monthly pension benefit payable in cases of retirement at normal retirement age under the final average pay provisions is calculated using the following formula: (1% of average final covered compensation, plus 1.5% of average final excess compensation) multiplied by years and months of credited service.
For purposes of the formula, “average final covered compensation” is generally the portion of an associate’s covered compensation subject to Social Security tax, and “average final excess compensation” is the portion that is not subject to such tax. “Covered compensation” included salary and other forms of regular compensation, including commissions and PIP awards. As noted above, effective January 1, 2013, all final average pay participants were converted to the cash balance formula, with an opening cash balance equal to the actuarial present value of the final average pay benefit accrued based on service and pay through December 31, 2012.
Cash balance provisions. Each month, an associate’s cash balance account is credited with an amount equal to a percentage of the associate’s total compensation for the month (generally, salary and other forms of regular compensation, including commissions and PIP awards). Such percentage is calculated as follows:

Age plus years of credited service as of the upcoming December 31	Credit percentage
Less than 40	3%
40-49	4%
50-59	5%
60-69	6%
70 or more	7%
In addition, each month the associate’s account is credited with interest. The rate used during the calendar year is determined based on the 30-year U.S. Treasury rates in effect during the prior September, subject to a minimum rate.
Early retirement. An associate is eligible to retire early and commence benefit payments if the associate is at least age 55 and has at least 10 years of credited service. Participants may commence payment of benefits under the cash balance formula prior to early retirement eligibility at any age if the participant terminates with at least three years of service.
Under the cash balance provisions, the amount of the associate’s benefit will be the associate’s vested account balance on the early retirement date. The associate may elect to begin payment of the account balance on the early retirement date or delay payment until the normal retirement date (age 65).
For participants who formerly participated in the final average pay formula and were converted to cash balance, the portion of the cash balance account attributable to the converted final average pay benefit is compared to the final average pay benefit accrued through the date of conversion under the final average formula. The result that produces the higher benefit is payable.
Form of benefit. Participants may elect to receive their benefits in various forms. Participants may select a single life annuity, in which pension payments will be payable only during the associate’s lifetime, or, if married, a joint and survivor annuity. Associates may also elect to receive their benefits in a single lump sum payment. Under the final average pay provisions, this lump sum is actuarially equivalent to the benefit payable under the single life annuity option. Under the cash balance provisions, the lump sum is equal to the associate’s account balance.

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Compensation of named executive officers
Deferred compensation
Cash deferrals. The Restoration Plan also allows an eligible BD associate to defer receipt of up to 75% of salary and/or up to 100% of a PIP award until the date or dates elected by the associate. The amounts deferred are invested in a BD common stock account or in cash accounts that mirror the gains and/or losses of several different publicly available investment funds, based on the investment selections of the participant. The investment risk is borne solely by the participant. Participants are entitled to change their investment elections at any time with respect to prior deferrals, future deferrals or both. The investment options available to participants may be changed by BD at any time.
Deferral of equity awards. The Restoration Plan also allows eligible associates to defer receipt of up to 100% of the shares issuable under their Performance Units, PTVUs and TVUs. These deferred shares are allocated to the participant’s BD stock account and must stay in such account until they are distributed.
Withdrawals and distributions. Participants may elect to receive deferred amounts either during their employment or following termination of employment, and to receive distributions in installments or in a lump sum. Except in an unforeseen financial emergency, participants may not withdraw deferred amounts prior to their scheduled distribution date.
Matching contributions. BD provides matching contributions on cash amounts deferred under the Restoration Plan. The match is equal to 75% of the first 6% of salary and PIP award deferred by a participant under the Restoration Plan, subject to certain limits.
Unfunded liability. BD is not required to make any contributions to the Restoration Plan with respect to its obligations to pay deferred compensation. BD has unrestricted use of any cash amounts deferred by participants. Participants have an unsecured contractual commitment from BD to pay deferred amounts due under the Restoration Plan. When such payments are due, cash and/or stock will be distributed from BD’s general assets. BD has purchased corporate-owned life insurance that seeks to replicate the returns on cash amounts deferred under the plan to substantially offset this liability.
The following table sets forth information regarding activity during fiscal year 2022 in the deferred compensation accounts of the named executive officers.
Nonqualified Deferred Compensation in Fiscal Year 2022

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate withdrawals/distributions ($)	Aggregate Balance at Last Fiscal Year- End ($)
Thomas E. Polen	221,365	26,100	(45,550)	0	1,131,167
Christopher J. DelOrefice	33,231	0	(3,371)	0	29,860
David B. Hickey	636,702	14,137	(1,268,057)	0	6,436,221
Samrat S. Khichi	724,141	12,946	(387,126)	0	1,825,207
Alberto Mas	618,405	26,100	(1,018,463)	44,233	2,582,956
Shana Neal	20,308	0	(20,526)	75,226	259,406
(1)The following amounts are reported as compensation in the fiscal year 2022 “Salary” column of the Summary Compensation Table appearing on page 69: Mr. Polen - $79,615; Mr. DelOrefice - $33,231; Mr. Hickey - $113,173; Mr. Mas - $194,077, and Ms. Neal - $20,308. The remaining executive contributions relate to the deferral of fiscal year 2021 PIP awards that were payable in fiscal year 2022 or the deferral of shares received under equity awards that vested in fiscal year 2022.
(2)Amounts in this column are included in the “All Other Compensation” column of the Summary Compensation Table and reflect company matching credits.

2023 Notice of Annual Meeting and Proxy Statement	77

Compensation of named executive officers
Payments upon termination of employment or change in control
Payments upon termination of employment
The following table shows the estimated payments and benefits that would be paid by BD to each of the named executive officers as a result of a termination of employment under various scenarios. The amounts shown assume termination of employment on September 30, 2022. However, the actual amounts that would be paid to these named executive officers under each scenario can only be determined at the time of actual termination.

Name	Termination Without “Cause” or for “Good Reason” Following a Change in Control ($)(1)	Termination Due to Retirement ($)(2)	Termination Without Cause ($)(3)	Termination Due to Disability ($)(4)	Termination Due to Death ($)(5)
Thomas E. Polen	33,121,086	0	10,169,417	12,776,989	13,776,989
Christopher J. DelOrefice	6,936,654	0	1,592,422	2,171,284	2,891,284
David B. Hickey	5,590,788	0	2,233,888	2,742,930	3,377,930
Samrat S. Khichi	11,758,238	0	7,091,716	7,772,838	8,545,338
Alberto Mas(6)	—	6,725,550	—	—	—
Shana Neal	4,019,861	0	1,005,138	1,236,555	1,836,555
(1)Includes amounts payable under change in control employment agreements (see table below) and the accelerated vesting of equity compensation awards, each of which is discussed below. Also includes for Messrs. Polen, Hickey and Khichi amounts distributable under BD’s defined benefit plans, assuming payout as a lump sum.
(2)Includes amounts distributed to Mr. Mas under BD’s pension plans upon his retirement from BD, and the accelerated vesting of equity compensation awards upon retirement. The other NEOs were not eligible for retirement as of September 30, 2022.
(3)Includes the accelerated vesting of equity compensation awards, outplacement services (with an assumed maximum cost of $100,000), health and welfare benefits, and severance benefits (assuming 18 months of salary as severance, as BD does not have a specific severance policy for its executive officers). Also includes for Messrs. Polen, Hickey, and Khichi amounts distributable under BD’s defined benefit plans, assuming payout as a lump sum.
(4)Includes the accelerated vesting of equity compensation awards, and also includes for Messrs. Polen, Hickey and Khichi amounts distributable under BD’s defined benefit plans, assuming payout as a lump sum.
(5)Includes the accelerated vesting of equity compensation awards and life insurance benefits. Also includes for Messrs. Polen, Hickey and Khichi amounts distributable under BD’s defined benefit plans, assuming payout as a lump sum.
(6)Mr. Mas ceased to be an executive officer of BD on July 1, 2022 and retired from the company on September 30, 2022. In accordance with the rules of the SEC, the above table only presents information on payments resulting from Mr. Mas' retirement.
The amounts shown in the above table do not include deferred compensation distributable upon termination, which is shown on page 77, or the value of vested SARs held by the named executive officers as of September 30, 2022, which is shown on page 74.
Payments upon termination under change in control agreements
BD has entered into an agreement with each of the named executive officers that provides for the continued employment of the executive for a period of two years following a change in control of BD. The agreement is designed to retain the executive and provide continuity of management in the event of an actual or potential change in control of BD. The following is a summary of the key terms of the agreement.

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Compensation of named executive officers
Employment following a change in control
The agreement provides that BD will continue to employ the executive for two years following a change in control, and that, during this period, the executive’s position and responsibilities at BD will be materially the same as those prior to the change in control. The agreement also provides for minimum salary, PIP award and other benefits during this two-year period. “Change in control” is defined under the agreement generally as:
•the acquisition by any person or group of 25% or more of the outstanding BD common stock;
•the incumbent members of the Board ceasing to constitute at least a majority of the Board;
•certain business combinations; or
•shareholder approval of the liquidation or dissolution of BD.
Payments upon termination following a change in control
The agreement provides that, in the event the executive is terminated without “cause” or the executive terminates his employment for “good reason” during the two years following a change in control, the executive would receive:
•a pro rata PIP award for the year of termination based on the greater of (i) the executive’s average PIP award for the last three fiscal years prior to termination, and (ii) the executive’s target PIP award for the year of termination (the greater of the two being referred to herein as the “Incentive Payment”);
•a lump sum severance payment equal to three times, in the case of Mr. Polen, and two times for the other named executive officers, the sum of the executive’s annual salary and Incentive Payment;
•continuation of the executive’s health and welfare benefits (reduced to the extent provided by any subsequent employer) for a period of three years in the case of Mr. Polen, and two years for the other named executive officers; and
•outplacement services, subject to a limit on the cost to BD of $100,000.
“Cause” is generally defined as the willful and continued failure of the executive to substantially perform the executive's duties, or illegal conduct or gross misconduct that is materially injurious to BD. “Good reason” is generally defined to include (i) any significant change in the executive’s position or responsibilities, (ii) the failure of BD to pay any compensation called for by the agreement, or (iii) certain relocations of the executive.
None of the change in control agreements with BD’s executive officers contain any tax reimbursement provisions with respect to any excise tax that may be payable by the executive in connection with a change in control.
The following table sets forth the estimated benefits the named executive officers would receive under their agreement in the event the executive was terminated without “cause” or terminated his employment for “good reason” following a change in control. The table assumes a termination date of September 30, 2022. These estimates are based on salary rates in effect as of September 30, 2022, and use fiscal year 2022 target PIP awards as the Incentive Payment.

Name	Incentive Payment($)	Severance Payment($)	Health and Welfare Benefits($)	Outplacement Services($)	Total($)
Thomas E. Polen	1,931,250	9,656,250	50,100	100,000	11,737,600
Christopher J. DelOrefice	684,000	2,808,000	33,400	100,000	3,625,400
David B. Hickey	539,750	2,349,500	33,400	100,000	3,022,650
Samrat S. Khichi	656,625	2,858,250	33,400	100,000	3,648,275
Shana Neal	336,555	1,873,110	33,400	100,000	2,343,065

2023 Notice of Annual Meeting and Proxy Statement	79

Compensation of named executive officers
Accelerated vesting of equity compensation awards upon a change in control
With the limited exception of awards made to Mr. Hickey in 2014, all of our unvested equity grants include a double-trigger vesting provision upon a change in control. Under this provision, the awards will not automatically vest upon a change in control if the awards are either continued or replaced with similar awards. In those instances, the awards will automatically vest only if the executive is terminated without “cause” or terminates employment for “good reason” (as such terms are defined in the 2004 Plan) within two years of the change in control.
Equity compensation upon termination of employment
Upon a named executive officer’s termination due to retirement, the named executive officer’s:
•unvested SARs become fully exercisable for their remaining term;
•unvested PTVUs and TVUs vest in full; and
•unvested Performance Units vest pro rata based on the amount of the vesting period that had elapsed. The payments would be made after the end of the applicable vesting periods and would be based on BD’s actual performance for the applicable performance periods, rather than award targets.
Upon a named executive officer’s termination due to involuntary termination without cause, the named executive officer’s:
•unvested SARs are forfeited and the named executive officer is entitled to exercise any then-vested SARs for three months following termination;
•unvested PTVUs are forfeited, and unvested TVUs vest pro rata based on the amount of the vesting period that had elapsed; and
•unvested Performance Units vest pro rata based on the amount of the vesting period that had elapsed. The payments would be made after the end of the applicable vesting periods and would be based on BD’s actual performance for the applicable performance periods, rather than award targets.
Upon a named executive officer’s termination due to death or disability, the named executive officer’s:
•unvested SARs become fully exercisable for their remaining term;
•unvested PTVUs and TVUs fully vest; and
•unvested Performance Units vest pro rata based on the amount of the vesting period that had elapsed. The payments would be based on award targets.

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CEO pay ratio
Under the rules of the SEC, we are required to disclose the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all our other employees. For fiscal year 2022, the median annual total compensation of all our employees (other than Mr. Polen) was $37,748 and Mr. Polen’s annual total compensation (as reported in the Summary Compensation Table on page 69) was $16,711,230. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median annual total compensation of all our other worldwide employees was 443 to 1.
In accordance with SEC rules, we identified the median employee as of August 1, 2022 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by expected annual work schedule, for permanent hourly employees), and (B) target incentive compensation (including bonus or commission), and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Mr. Polen, whether employed on a full-time, part-time, or seasonal basis. For seasonal and non-permanent employees, we applied a reasonable estimate of hourly rate multiplied by their actual work schedule for the year. We then calculated the annual compensation of the median employee using the same methodology used to calculate Mr. Polen’s compensation for the Summary Compensation Table.
BD believes that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, BD’s ratio may not be comparable to the ratios disclosed by other companies based on a number of factors, including differences in employee populations, different geographic distributions of employees, and the nature of the companies’ businesses.

2023 Notice of Annual Meeting and Proxy Statement	81

Proposal 4: Advisory vote to approve the frequency of executive officer compensation advisory votes
In Proposal 3, shareholders are being asked to cast a non-binding advisory vote with respect to the compensation of the BD executive officers named in the Summary Compensation Table. This advisory vote is typically referred to as a “say-on-pay” vote. In this Proposal 4, pursuant to Section 14A of the Exchange Act, the Board of Directors is also asking shareholders to cast a non-binding advisory vote on how frequently say-on-pay votes should be held in the future.
Shareholders will be able to cast their votes on whether to hold say-on-pay votes every one, two or three years. BD currently holds an advisory vote to approve named executive officer compensation on an annual basis.
The Board, based upon the recommendation of the Compensation Committee, believes that continuing to conduct an annual say-on-pay vote is the most appropriate choice for BD, as it allows shareholders to provide timely, direct input on our executive compensation program. This advisory vote is not binding on the Board. However, the Board intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most shareholder support.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “EVERY YEAR” ON PROPOSAL 4.

82

Proposal 5: Approval of amendments to the 2004 employee and director equity-based compensation plan
As described further below, we are asking our shareholders to approve amendments to our 2004 Plan that would:
1)extend the term of the 2004 Plan to January 25, 2033, and
2)increase the number of authorized shares of our common stock that may be issued under the 2004 Plan.
Purpose of the 2004 Plan
We use awards under the 2004 Plan to attract, retain and motivate associates throughout the BD organization who are important to BD’s future and to align the interests of our associates with those of our shareholders. The Board believes that BD must continue to offer equity compensation awards to successfully attract and retain the best possible BD associates. We also provide awards under the 2004 Plan to members of our Board of Directors to align their interests of those of our shareholders.
Description of amendments
Extension of Term. The 2004 Plan was originally approved by BD’s shareholders on February 11, 2004. The current ten-year term of the 2004 Plan is set to expire on January 29, 2023. The proposed amendment would extend the term of the 2004 Plan for an additional ten year period following shareholder approval of the amendment, or January 25, 2033.
Increase in Shares. The proposed amendment to Section 5 of the 2004 Plan would increase the shares available for awards by 5,700,000 shares, from 46,000,000 to 51,700,000. Under the amendment, only 3,600,000 of the shares to be added to the 2004 Plan may be used for full-value awards. “Full value” awards are any type of awards other than stock options and SARs. This would include, for instance, Performance Units and TVUs. If the proposed amendment is approved at the 2023 Annual Meeting, BD intends to register the additional shares under the Securities Act of 1933, as amended, as soon as practicable following the 2023 Annual Meeting.
A copy of the 2004 Plan as proposed to be amended (with deleted text indicated by strikethroughs and new text underlined) is attached to this proxy statement as Appendix B. No other amendments to the 2004 Plan are being proposed.
Shares available under our equity compensation plans and share usage
As of November 30, 2022, 5,308,112 shares of BD common stock remained available for the issuance of awards under the 2004 Plan, assuming outstanding Performance Units vest at target. This includes 2,430,486 shares available for full-value awards.
To the extent any outstanding award granted under the 2004 Plan is canceled or expires, the shares subject to the award will become available again for issuance. Also, shares underlying awards issued in assumption of, or substitution for, awards issued by a company acquired by BD (referred to as “Substitute Awards”) will not reduce the number of shares remaining available for issuance under the 2004 Plan. In the event an award is exercised through the delivery of BD shares or withholding tax liabilities arising from an award are satisfied by the withholding of shares by the company, the shares so delivered or withheld will not be available for issuance under the 2004 Plan. In addition, upon the exercise of a SAR, the greater of the number of shares subject to the SAR and the number of shares issued in connection with the exercise will be deducted from the number of shares available for issuance under the 2004 Plan.

2023 Notice of Annual Meeting and Proxy Statement	83

Proposal 5: Approval of amendments to the 2004 employee and director equity-based compensation plan
Potential dilution; Burn rate
When considering the number of additional shares proposed to be made available for grant under the 2004 Plan, the Compensation Committee reviewed, among other things, the potential dilution to our shareholders as measured by the gross run rate, or "burn rate". Burn rate is defined as the number of shares subject to awards granted under the company's equity incentive plans divided by the company's basic weighted average number of common shares outstanding at the end of the year. BD's burn rate has averaged 0.78% over the past three years.
Material terms of the 2004 Plan
The following is a summary of the material features of the 2004 Plan. This summary is qualified in its entirety by the full text of the 2004 Plan attached as Appendix B.
Compensation and governance best practices
The 2004 Plan includes certain compensation and governance best practices with some of the key features as follows:
•Unvested equity compensation awards include double-trigger accelerated vesting provision in connection with a change in control.
•No liberal change-in-control definition.
•Prohibition on discounted exercise price for options and SARs, no repricing of options or SARs without shareholder approval, and no reload provisions.
•Prohibition on paying dividends on unvested awards.
•No liberal share recycling provisions.
•Cap on the number of shares that may be used as full value awards.
•Clawback policy tied to financial restatements or breaches of restrictive covenants.
•No "evergreen" feature pursuant to which the shares authorized for issuance under the 2004 Plan can be automatically replenished.
•Administration by the Compensation Committee, which is comprised solely of independent directors.
Eligibility and participation
Any employee of BD, including any officer or management director, is eligible to receive awards under the 2004 Plan. Additionally, any holder of an outstanding equity-based award issued by a company acquired by BD may be granted a Substitute Award under the 2004 Plan. BD had approximately 77,000 employees as of September 30, 2022. Non-management members of the Board are also eligible to participate in the 2004 Plan. There are currently 10 non-management directors. The basis for participation in the 2004 Plan is the Compensation Committee’s decision, in its sole discretion, that an award to an eligible participant will further the 2004 Plan’s purposes, as described above. In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purposes of the 2004 Plan.
Administration of the 2004 Plan
The 2004 Plan is administered by the Compensation Committee. The Compensation Committee has the sole discretion to grant to eligible participants one or more equity awards and to determine the type, number or amount of any award to be granted. The Compensation Committee has the authority to, among other things, interpret any provision of the 2004 Plan, adopt rules and regulations for administering the 2004 Plan, and delegate any administrative responsibilities under the 2004 Plan. Decisions of the Compensation Committee are final and binding on all parties.
Awards
General. Awards are granted for no cash consideration, or for minimal cash consideration if required by applicable law. Awards may provide that upon their exercise, the holder will receive cash, BD stock, other securities, other awards, other property or any combination thereof. Shares of stock deliverable under the 2004 Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.
Exercise price. Except in the case of Substitute Awards, the exercise price of any stock option or SAR, and the purchase price of any security that may be purchased under any other award, will not be less than 100% of the fair market value of the BD stock or other security on the date of grant. The Compensation Committee may not amend an award to reduce its exercise, grant or purchase price, cancel an outstanding stock option or SAR and replace it with a new award with a lower exercise price (except for

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Proposal 5: Approval of amendments to the 2004 employee and director equity-based compensation plan adjustments in connection with stock splits and other events, as described below), or exchange for cash any option or SAR whose exercise price is less than the then-current BD stock price. The closing price of BD common stock on December 5, 2022 was $246.21.
Exercise of award; Form of consideration. The Compensation Committee determines the times at which options and other purchase rights may be exercised, and the methods by which payment of the purchase price may be made. No loans are extended by BD to any participant in connection with the exercise of an award (although BD is permitted to maintain a broker-assisted “cashless exercise” program for stock options).
Stock options and stock appreciation rights. The term of any stock options and SARs granted under the 2004 Plan is established by the Compensation Committee, but may not exceed 10 years. The Compensation Committee may impose a vesting schedule on stock options and SARs. No participant may receive stock options and SARs under the 2004 Plan in any calendar year that relate to more than 250,000 shares, subject to adjustment as discussed below. Unless otherwise provided by the Compensation Committee, employee stock options and SARs:
•are exercisable following voluntary termination of employment or involuntary termination of employment without cause for three months, but only to the extent such awards were exercisable at the time of termination;
•become fully vested upon retirement, death and disability, and otherwise remain in effect in accordance with their terms; and
•otherwise lapse upon termination of employment.
Stock options granted under the 2004 Plan may be incentive stock options (“ISOs”), which afford certain favorable tax treatment for the holder, or non-qualified stock options (“NQSOs”). See “Tax matters” below.
Restricted stock and restricted stock units. The Compensation Committee may impose restrictions on restricted stock and restricted stock units, in its discretion. Upon death, disability or retirement, all restrictions on restricted stock and restricted stock units will no longer apply. In all other cases of termination of employment during the restriction period, unvested restricted stock and restricted stock units will be forfeited.
Performance units. Performance unit payments are tied to the attainment of performance goals established by the Compensation Committee. The Compensation Committee establishes the performance criteria, the length of the performance period and the form and time of payment of the award. Upon retirement or involuntary termination without cause during the performance period, a holder of performance units will receive a pro rata portion of the amount otherwise payable under the award. In the event of voluntary termination or termination for cause, performance units will be forfeited. In other cases of termination of employment during the performance period, the rights of the holder will be as determined by the Compensation Committee.
Other stock-based awards. The Compensation Committee may grant and establish the terms and conditions of other stock-based awards, such as dividend equivalent rights.
Certain adjustments. If a recapitalization, stock split, spin-off or other event described in Section 5(e) of the 2004 Plan affects BD common stock in a way that an adjustment is required to preserve the value of outstanding awards and prevent dilution or enlargement of the benefits intended to be made available under the 2004 Plan, the Compensation Committee will adjust, as it determines equitable: (i) the number and type of shares (or other securities or property) available for awards, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase or exercise price of any award. The Compensation Committee may not take any other action to reduce the exercise, grant or purchase price of any award as established at the time of grant.
Transferability. Awards granted under the 2004 Plan are not transferable other than by will or the laws of descent and distribution, except as otherwise provided by the Compensation Committee. However, in no event may an award be transferred by a participant for value. Except to the extent a transfer is permitted, an award is exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative.
Deferral
Eligible recipients of certain awards have the right to defer the receipt of any or all of the shares deliverable upon settlement of the award in accordance with the terms and conditions of BD’s Restoration Plan described previously in this proxy statement.

2023 Notice of Annual Meeting and Proxy Statement	85

Proposal 5: Approval of amendments to the 2004 employee and director equity-based compensation plan
Change in control
Unless otherwise specified by the Compensation Committee, upon a change in control (as defined in the 2004 Plan), all awards issued prior to January 1, 2015 will become fully vested and exercisable, and any restrictions applicable to the awards will lapse. Awards granted on or after January 1, 2015 will not automatically vest upon a change in control if the awards are either continued or replaced with similar awards. In those instances, the awards will automatically vest only if the associate is terminated without “cause” or the associate terminates employment for “good reason” (as such terms are defined in the 2004 Plan) within two years of the change in control.
Amendment and termination
The Board may amend, discontinue or terminate the 2004 Plan or any portion of the 2004 Plan at any time. Shareholder approval may be required by NYSE, tax or regulatory requirements for certain amendments. Participant approval must also be obtained for any amendment that would adversely affect the rights of such participant under any award granted prior to the amendment.
Plan benefits
The issuance of any awards under the 2004 Plan will be at the discretion of the Compensation Committee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future.
The following table sets forth the awards (excluding Substitute Awards) granted under the 2004 Plan since inception and includes awards subsequently forfeited, if any, as of September 30, 2022.
Becton, Dickinson and Company
2004 Employee and Director Equity-Based Compensation Plan

Name and Position	Stock Appreciation Rights	Performance Units	Restricted Stock Units(1)	Performance Time-Vested Units
Thomas E. Polen Chairman of the Board, Chief Executive Officer and President	421,644	99,009	30,791	17,447
Christopher J. DelOrefice Executive Vice President and Chief Financial Officer	18,947	6,580	9,756	—
David B. Hickey Executive Vice President and President, Life Sciences Segment	63,128	13,117	9,092	—
Samrat S. Khichi Executive Vice President, Corporate Development, Public Policy, Regulatory Affairs & General Counsel	73,710	15,808	4,741	2,849
Alberto Mas Former Executive Vice President and President, Medical Segment	207,899	44,461	17,004	4,232
Shana Neal(2) Executive Vice President and Chief People Officer	16,441	3,906	15,839	—
All current executive officers as a group	1,079,783	191,403	107,680	22,161
All current non-employee directors as a group	4,436	—	128,629	—
BD employees other than executive officers, as a group	4,431,036	937,946	1,984,934	—
(1)This column includes time-vested awards, including TVUs, granted to employees and directors.
(2)Ms. Neal was formerly employed with BD and rejoined BD in April 2022. Amounts shown include all awards granted to Ms. Neal during her employment with BD.
Tax matters
The following is a brief summary of the U.S. income tax consequences to BD and participants who are citizens or individual residents of the U.S. of awards under the 2004 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.
Non-qualified stock options and SARs. An optionee or SAR recipient will not recognize any taxable income upon the grant of an NQSO or SAR and BD will not be entitled to a tax deduction with respect to the grant of an NQSO or SAR. Upon exercise of an NQSO or SAR, the excess of the fair market value of

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Proposal 5: Approval of amendments to the 2004 employee and director equity-based compensation plan the underlying shares of BD common stock on the exercise date over the exercise price will be taxable as compensation income to the grantee and will be subject to applicable withholding taxes. BD will generally be entitled to a tax deduction at such time in the amount of such compensation income. The grantee’s tax basis for the shares received pursuant to the exercise of an NQSO or SAR will equal the sum of the compensation income recognized and the exercise price. In the event of a sale of shares received upon the exercise of an NQSO or SAR, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.
Incentive stock options. An optionee will not recognize any taxable income at the time of grant or exercise of an ISO while an employee (or within three months after termination of employment), and BD will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to BD, if the ISO is not exercised while the optionee is employed by BD or within three months after termination of employment, or if the optionee subsequently engages in a “disqualifying disposition,” as described below. Also, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee’s alternative minimum tax. A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO or (b) the amount realized on such disqualifying disposition of the shares, over (ii) the option exercise price of such shares, will be ordinary income to the optionee, and BD will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by BD.
Restricted stock. A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within 30 days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If restricted stock for which a Section 83(b) election has been made is subsequently forfeited, the holder will not be able to recover any taxes that were paid as a result of such election. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock is subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, BD generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.
Restricted stock units and performance units. The grant of an Award of restricted stock units or performance units will not result in income for the grantee or in a tax deduction for BD. Upon the settlement of such an Award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and BD generally will be entitled to a tax deduction in the same amount.

2023 Notice of Annual Meeting and Proxy Statement	87

Proposal 5: Approval of amendments to the 2004 employee and director equity-based compensation plan
Equity compensation plan information
The following table provides certain information as of September 30, 2022 regarding BD’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	8,055,228	(2)	$197.27	6,711,353	(3)
Equity compensation plans not approved by security holders	1,453,587	(4)	N/A	0	(5)
Total	9,508,815		$197.27	6,711,353
(1)Shares issuable pursuant to outstanding performance-based restricted stock units and time-vested restricted stock units under the 2004 Plan and BD’s 1994 Stock Award Plan, as well as shares issuable under the Directors’ Deferral Plan, the Restoration Plan and the GSIP, are not included in the calculation of weighted-average exercise price, as there is no exercise price for these shares.
(2)Shares issuable includes (i) 1,894 stock options and 5,544,092 SARs granted under the 2004 Plan, (ii) 934,287 performance-based restricted stock units (assuming maximum payout) and 1,561,255 time-vested units granted under the 2004 Plan, and (iii) 13,700 shares issuable under restricted stock unit awards granted under the 1994 Stock Award Plan.
(3)Represents shares available for issuance under the 2004 Plan and includes 3,107,949 shares available for full-value awards, assuming maximum payout of outstanding Performance Units.
(4)Includes 100,946 shares issuable under the Directors’ Deferral Plan, 231,235 shares issuable under the Restoration Plan, and 1,121,406 shares issuable under the GSIP.
(5)Not shown are shares issuable under the Directors’ Deferral Plan, the Restoration Plan or the GSIP. There are no limits on the number of shares issuable under these plans, and the number of shares that may become issuable will depend on future elections made by plan participants.
Directors’ Deferral Plan. The Directors’ Deferral Plan allows non-management directors to defer receipt, in an unfunded cash account or a BD common stock account, of all or part of their annual retainer and other cash fees. Directors may also defer receipt of the shares underlying their restricted stock unit awards. The number of shares credited to the BD common stock accounts of participants is adjusted periodically to reflect the payment and reinvestment of dividends on the BD common stock. Participants may also elect to have amounts held in a cash account converted into a BD common stock account. Amounts credited to the BD stock fund are paid out in BD shares at the time of distribution. The Directors’ Deferral Plan is not qualified, and participants have an unsecured contractual commitment of BD to pay the amounts due under the Directors’ Deferral Plan.
Restoration Plan. Information regarding the deferral features of the Restoration Plan can be found on page 77 of this proxy statement. The number of shares credited to the BD common stock accounts of participants is adjusted periodically to reflect the payment and reinvestment of dividends on the BD common stock. Amounts credited to the BD common stock accounts of the Restoration Plan are paid out in BD shares at the time of distribution. The Restoration Plan is not qualified, and participants have an unsecured contractual commitment of BD to pay the amounts due under the plan.
GSIP. BD maintains the GSIP for its non-U.S. associates in certain jurisdictions outside of the United States. The purpose of the GSIP is to provide non-U.S. associates with a way to save on a regular and long-term basis and acquire a beneficial interest in BD common stock. Participants may contribute a portion of their base pay, through payroll deductions, to the GSIP for their account. BD provides matching funds of up to 3% of a participant’s base pay through contributions to the participant’s plan account. A participant may withdraw the vested portion of the participant’s account, although such withdrawals must be in the form of a cash payment if the participant is employed by BD at the time of withdrawal. Following termination of service, withdrawals will be paid in either cash or shares, at the election of the participant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 5.

88

Proposal 6: Shareholder proposal to require shareholder approval of certain termination payments
Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY owner of not less than 500 shares of BD common stock, has given notice that he intends to present for action at the 2023 Annual Meeting the following shareholder proposal:
Proposal 6 — Shareholder Ratification of Termination Pay
Shareholders request that the Board seek shareholder approval of any senior manager's new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive's base salary plus target short-term bonus.
"Severance or termination payments" include cash, equity or other pay that is paid out or vests due to a senior executive's termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.
"Estimated total value" includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.
The Board shall retain the option to seek shareholder approval after material terms are agreed upon.
Generous performance-based pay can sometimes be justified but shareholder ratification of "golden parachute" severance packages with a total cost exceeding 2.99 times base salary plus target short-term bonus better aligns management pay with shareholder interests.
For instance at one company, that does not have this policy, if the CEO is terminated he could receive $44 million in termination pay - over 10 times his base salary plus short-term bonus. In the event of a change in control, the same person could receive a whopping $124 million in accelerated equity payouts even if he remained employed.
It is in the best interest of Becton, Dickinson shareholders and the morale of Becton, Dickinson employees to be protected from such lavish management termination pay for one person.
It is important to have this policy in place so that Becton, Dickinson management stays focused on improving company performance as opposed to seeking a business combination as a distraction and to trigger a management golden parachute windfall.
This proposal is more important at Becton, Dickinson because Mr. Marshall Larsen, who chaired the management pay committee, received 33 million negative votes in 2022. And management pay was rejected by 48 million votes in 2022.
Shareholders have taken a leadership role in improving Becton, Dickinson corporate governance. For instance shareholders gave 54% support to the 2022 special shareholder meeting improvement proposal that was not sponsored by management.
This proposal topic also received between 51% and 65% support at:
FedEx (FDX)
Spirit AeroSystems (SPR)
Alaska Air (ALK)
AbbVie (ABBV)
Fiserv (FISV)
Please vote yes:
Shareholder Ratification of Termination Pay - Proposal 6

2023 Notice of Annual Meeting and Proxy Statement	89

Proposal 6: Shareholder proposal to require shareholder approval of certain termination payments
Board of directors' response
The Board of Directors has carefully considered this shareholder proposal and believes that its adoption is not in the best interests of our shareholders and recommends a vote AGAINST this shareholder proposal for the following reasons:
•The proposal would severely impact our ability to attract and retain the talent we need to execute on our strategy. Long-term equity incentive awards are a critical component of our executive compensation that are tied to maximizing long-term shareholder value and are used to recruit and retain executive talent. By including long-term equity incentive awards in the calculation of the proposed limit on severance or termination benefits, the shareholder proposal discourages the effectiveness of long-term equity incentive awards.
•Obtaining shareholder approval would be expensive and impractical and would put us at a competitive disadvantage by limiting our ability to attract and retain highly qualified and effective executives.
•The accelerated vesting provisions of our equity compensation plan were previously disclosed to and approved by our shareholders and expressly provide for double-trigger vesting of outstanding equity compensation awards in certain instances upon a change in control.
•The shareholder proposal could create increased risk for shareholders and create a misalignment between our executives and our shareholders during a change in control transaction.
•Shareholders already have a voice through annual say-on-pay votes and a robust shareholder outreach program.
The proposal would severely impact our ability to attract and retain the talent we need to execute on our strategy. Long-term equity incentive awards are a critical component of our executive compensation that are tied to maximizing long-term shareholder value and are used to recruit and retain executive talent. By including long-term equity incentive awards in the calculation of the proposed limit on severance or termination benefits, the shareholder proposal discourages the effectiveness of long-term equity incentive awards.
A critical component of our executive compensation program is long-term incentive compensation. Our long-term incentive compensation, paid in the form of SARs, Performance Units and TVUs, is designed to focus our executives on increasing shareholder value through the successful execution of our strategy and to incentivize their contribution to our long-term growth and performance. Because their value is solely dependent on appreciation in stock price, SARs strongly support the objectives of ensuring that pay is aligned with changes in shareholder value and creating commonality of interest between our executives and shareholders. Performance Units ensure that long-term incentive compensation is also tied directly to the achievement of critically important multi-year performance objectives. Due to the multi-year performance and/or vesting requirements, all of our long-term incentives support the goal of retaining our key executives and encourage our executives to focus on sustaining BD’s long-term performance. Long-term equity compensation comprises a significant portion of our executives’ total compensation and are granted and accepted with the expectation that the executives will be given a fair opportunity to realize the full value of these awards.
The proposal would potentially trigger a shareholder approval requirement in order for our executives to realize the full value of their equity awards upon death, disability, retirement, or a change in control, which as described on page 78 of this proxy statement. The Board of Directors believes requiring shareholder approval in these instances would significantly limit the effectiveness of long-term equity incentive awards in recruiting and retaining executive talent and would directly conflict with the objectives of our executive compensation program. This would put us at a competitive disadvantage against other companies who do not face similar restrictions or uncertainty regarding their ability to offer termination protection.
Obtaining shareholder approval would be expensive and impractical and would put us at a competitive disadvantage by limiting our ability to attract and retain highly qualified and effective executives.
A requirement to call a special meeting of shareholders to obtain prior approval of a severance arrangement that would provide benefits in excess of the proposed limit would be expensive and impractical, and could also severely disadvantage our ability to recruit and retain qualified employees, especially given the potential breadth of “senior manager” employees the proposal appears to cover. Top candidates, when informed that the terms of their compensation arrangements first require shareholder approval, would likely be unwilling to wait for such approval and may instead seek employment elsewhere, including at one of our competitors that do not have similar restrictions on their ability to offer severance benefits.

90

Proposal 6: Shareholder proposal to require shareholder approval of certain termination payments
The accelerated vesting provisions of our equity compensation plan were previously disclosed to and approved by our shareholders and expressly provide for double-trigger vesting of outstanding equity compensation awards in certain instances upon a change in control.
The 2004 Plan, which was last approved by our shareholders at our 2013 Annual Meeting, expressly provides for double-trigger vesting of outstanding equity compensation awards in the event of a change in control as described on page 80 of this proxy statement. The Board of Directors believes, and our shareholders have agreed, that this provision, which is also used by a substantial majority of public companies, encourages executives to remain with BD during a potential change in control, which further aligns their interests with those of our shareholders when evaluating any such potential transaction.
The shareholder proposal could create increased risk for shareholders and create a misalignment between our executives and our shareholders during a change in control transaction.
Without incentive compensation to retain senior executives during a potential change in control, our ability to deliver maximum shareholder value in such a transaction could be impaired. The risk of job loss following a change in control, coupled with a limit on the value that may be realized from previously granted equity awards, may present an unnecessary distraction for our senior executives and could lead them to begin seeking new employment while a transaction is being negotiated or is pending. The proposal would significantly limit our Board of Director’s flexibility to provide reasonable assurance to our senior executives that they could realize the full expected value of their previously granted equity awards even if a change in control transaction were completed.
The shareholder-approved 2004 Plan enables our executives to avoid distractions and potential conflicts of interest that could otherwise arise when a potential change in control transaction is being considered. This permits our leadership team to remain focused on protecting shareholder interests and maximizing shareholder value. If the potential change in control transaction is in the best interests of our shareholders, our executives should be motivated to focus their full energy on pursuing this alternative, even if it is likely to result in the termination of their employment.
Shareholders already have a voice through annual say-on-pay votes and a robust shareholder outreach program.
Each of our executive officers is an at-will employee and as such, does not have an employment contract or an individually negotiated severance arrangement. Our existing plans and policies governing post-termination compensation for executives are fully described in our proxy statement each year and, as such, shareholders have the opportunity to address those practices through our annual advisory vote to approve named executive officer compensation. In addition, in the event of any merger, acquisition or other similar event, shareholders would have a further opportunity to express their views on any compensation to our named executive officers in connection with that transaction.
In addition to the annual say-on-pay vote, we have a robust year-round shareholder outreach program, described on page 40 of this proxy statement. In 2022, we reached out to shareholders holding approximately 65% of our outstanding stock and engaged with shareholders holding approximately 43% of our common stock. The feedback we received on our executive compensation program was positive. Importantly, on these calls, none of our shareholders raised the topic of our severance practices as an area of concern.
We believe these lines of communication, along with the annual say-on-pay votes, are the most effective method of providing shareholder with a voice on our executive compensation program. Requiring additional shareholder approval of specific elements of our compensation program is unlikely to provide shareholders with more effective input and would hinder BD’s ability to attract and retain highly qualified candidates.
In sum, our Board of Directors believes that our current executive compensation policies and practices, including our plans and policies governing post-termination compensation, are reasonable, appropriate and effectively align the interests of our executives with those of our shareholders. Adoption of this shareholder proposal could create a misalignment between those interests and prevent us from effectively recruiting, motivating and retaining critical talent, and therefore would not be in the best interests of our shareholders.
For these reasons, the Board of Directors does not believe this shareholder proposal is in the best interest of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 6.

2023 Notice of Annual Meeting and Proxy Statement	91

Ownership of BD common stock
Securities owned by certain beneficial owners
The following table sets forth as of September 30, 2022, information concerning those persons known to BD to be the beneficial owner of more than 5% of BD’s outstanding common stock, the only class of BD capital stock with voting rights. This information is based on filings made by such persons with the SEC. In general, “beneficial ownership” includes those shares that a person has the sole or shared power to vote or dispose of, including shares that the person has the right to acquire within 60 days.

Name and address of beneficial owner	Title of Security	Amount and nature of beneficial ownership		Percent of class

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	25,217,976	(1)	8.9%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	Common Stock	21,652,637	(2)	7.6%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	Common Stock	20,967,059	(3)	7.4%

(1)The beneficial owner has sole dispositive power with respect to 24,070,628 shares and shared dispositive power with respect to 1,147,348 shares, and has shared voting power with respect to 392,501 shares.
(2)The beneficial owner has sole dispositive power with respect to 21,185,373 shares and shared dispositive power with respect to 467,263 shares, and has sole voting power with respect to 10,150,863 shares. Includes approximately 3,794,442 shares underlying depositary shares that are convertible into common stock at the option of the holder.
(3)The beneficial owner has sole dispositive power with respect to 20,966,311 shares and shared dispositive power with respect to 748 shares, and has sole voting power with respect to 18,750,689 shares. Includes approximately 3,605,758 shares underlying depositary shares that are convertible into common stock at the option of the holder.

92

Ownership of BD common stock
Securities owned by directors and management
The following table sets forth as of November 30, 2022 information concerning the beneficial ownership of BD common stock by (i) each director and nominee, (ii) the named executive officers, and (iii) all BD directors and executive officers as a group. Each person has the sole power to vote and dispose of the shares he or she beneficially owns. None of BD’s directors or executive officers has pledged or hedged against any of the shares listed.
BD Common Stock

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)	Percent of class
William M. Brown	735	*
Catherine M. Burzik	11,799	*
Carrie L. Byington	1,513	*
Christopher J. DelOrefice	6,322	*
R. Andrew Eckert	5,854	*
Claire M. Fraser	21,381	*
Jeffrey W. Henderson	3,798	*
David B. Hickey	56,184	*
Christopher Jones	28,105	*
Samrat S. Khichi	84,889	*
Marshall O. Larsen	27,969	*
Alberto Mas	137,231	*
Shana Neal	153	*
Thomas E. Polen	233,821	*
Timothy M. Ring	80,878	*
Bertram L. Scott	49,728	*
Directors and executive officers as a group (21 persons)	878,920	*
*Represents less than 1% of the outstanding BD common stock.
(1)Includes (a) shares held directly, (b) with respect to executive officers, indirect interests in BD common stock held under BD plans, and (c) with respect to the non-management directors, indirect interests in BD common stock held under the Directors’ Deferral Plan. Additional information on certain of these plans appears on page 88. Includes shares that executive officers may acquire within 60 days of November 30, 2022 under outstanding equity compensation awards (amounts shown include the number of exercisable SARs on such date), including: Mr. DelOrefice, 4,737 shares; Mr. Hickey, 47,480 shares; Mr. Khichi, 78,537 shares; Mr. Mas, 117,930 shares; Ms. Neal, 0 shares; and Mr. Polen, 202,809 shares. Also includes, with respect to each non-management director, shares issuable within 60 days of November 30, 2022 under certain outstanding equity awards as follows: Mr. Brown, 0; Ms. Burzik, 5,084 shares; Dr. Byington, 844 shares; Mr. Eckert, 844 shares; Dr. Fraser, 19,049 shares; Mr. Henderson, 844 shares; Mr. Jones, 11,309 shares; Mr. Larsen, 16,983 shares; Mr. Ring, 844 shares; and Mr. Scott, 24,840 shares.
Delinquent section 16(a) reports
Section 16(a) of the Exchange Act requires BD’s directors and executive officers to file initial reports of their ownership of BD’s equity securities and reports of changes in such ownership with the SEC and the NYSE. Directors and executive officers are required by SEC regulations to furnish BD with copies of all Section 16(a) forms they file with respect to BD securities. Based solely on a review of copies of such forms and written representations from BD’s directors and executive officers, BD believes that during fiscal year 2022, all of its directors and executive officers were in compliance with the reporting requirements of Section 16(a), except for the inadvertent late filing of Forms 4 for: (i) James Lim, regarding the grant of an off-cycle equity compensation award; (ii) Christopher DelOrefice, regarding shares withheld for the payment of taxes upon the vesting of a previously reported grant; and (iii) Carrie Byington and Christopher Jones regarding the deferral of directors fees into the BD fund under the Directors' Deferral Plan.

2023 Notice of Annual Meeting and Proxy Statement	93

General information
Proxy solicitation
These proxy materials are being mailed or otherwise sent to shareholders of BD on or about December 15, 2022 in connection with the solicitation of proxies by the Board for BD’s 2023 Annual Meeting to be held at 1:00 p.m. EST on Tuesday, January 24, 2023 at The Biltmore Hotel Miami Coral Gables, 1200 Anastasia Avenue, Coral Gables, Florida. BD’s directors and its officers and other BD associates also may solicit proxies by telephone or otherwise. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. BD has retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee not to exceed $25,000 plus expenses. The cost of soliciting proxies will be borne by BD.
Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders to be held on January 24, 2023. This proxy statement and BD’s 2022 Annual Report to Shareholders are also available at www.edocumentview.com/BDX.
Shareholders entitled to vote
The record date for determining shareholders entitled to notice of, and to vote at, the 2023 Annual Meeting (or any adjournment or postponement thereof) was December 5, 2022. As of such date, there were 284,267,974 shares of BD common stock outstanding, each entitled to one vote.
Attendance at the 2023 annual meeting
To attend the 2023 Annual Meeting, you must be a shareholder as of the record date.
Shareholders of record who hold their shares directly with our transfer agent, Computershare, will be admitted after providing a form of government identification (i.e., driver's license).
If your shares are held in the name of a bank, broker or other nominee (also known as shares held in "street name") and you wish to attend the meeting, you must present proof of ownership as of the record date, such as a bank or brokerage account statement, to be admitted. BD will request appropriate government identification for any person seeking to attend the meeting as a condition of admission.
BD may require attendees at the 2023 Annual Meeting to comply with any protocols relating to the COVID-19 pandemic that the Board or management may deem appropriate or required under local laws as a consequence of COVID-19.
How to vote at the meeting or by proxy
Shareholders of record may cast their votes at the meeting. In addition, shareholders of record may cast their votes by proxy, and participants in the BD plans described below may submit their voting instructions, by:
•using the Internet and voting at the website listed on the enclosed proxy/voting instruction card (the "proxy card");
•using the telephone number listed on their proxy card; or
•signing, completing and returning the proxy card in the postage-paid envelope provided.
Votes and voting instructions provided through the Internet and by telephone are authenticated by use of your control number. This procedure allows shareholders to appoint a proxy, and the various plan participants to provide voting instructions, and to confirm that their actions have been properly recorded. If you vote through the Internet or by telephone, you do not need to return your proxy card. In order to be timely processed, voting instructions submitted by participants in the GSIP must be received by 12:00 a.m. EST on January 18, 2023, and voting instructions submitted by participants in all other BD plans must be received by 11:59 p.m. EST on January 19, 2023. All proxies submitted by record holders through the Internet or by telephone must be received by 1:00 a.m. EST on January 24, 2023 in order to be timely processed.

94

General information
If you are the beneficial owner of shares held in street name, you can direct your bank, broker or other nominee on how to vote your shares by following the instructions provided to you by your nominee. In the alternative, you may vote in person at the meeting if you obtain a legal proxy from your bank, broker or other nominee and present it at the meeting.
Shares represented by properly executed proxies will be voted in accordance with the instructions specified therein. Shares represented by properly executed proxies that do not specify voting instructions will be voted in accordance with the recommendations of the Board set forth in this proxy statement. If you hold your shares in street name and do not provide timely voting instructions to your bank, broker or other nominee, your nominee will not be permitted to vote your shares in its discretion on the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 3), the advisory vote to approve the frequency of named executive officer compensation advisory votes (Proposal 4), amendments to the 2004 Plan (Proposal 5) or the shareholder proposal regarding prior shareholder approval of termination payments (Proposal 6), but may still be permitted to vote your shares in their discretion on the ratification of the independent registered public accounting firm (Proposal 2).
Participants in BD plans
Participants in the BD 401(k) Plan or the 401(k) plans of any BD subsidiary may instruct the plan trustee how to vote the shares of BD common stock allocated to their plan accounts. Shares for which no voting instructions are received by the plan trustee will be voted in the same proportion as those shares for which timely instructions are received.
Participants in the Restoration Plan, the Directors’ Deferral Plan, and the GSIP (if so provided under the terms of the local country GSIP plan) may provide voting instructions for the shares of BD common stock allocated to their plan accounts. Plan shares for which no voting instructions are received by the plan trustees will be voted in the same proportion as those plan shares for which timely instructions are received.
Proxies representing shares of BD common stock held of record also will serve as proxies for shares held under the Direct Stock Purchase Plan sponsored and administered by Computershare Trust Company, N.A. and any shares of BD common stock allocated to participants’ accounts under the plans mentioned above, if the registrations are the same. Separate mailings will be made for shares not held under the same registrations.
Quorum; required vote
The holders of a majority of the shares entitled to vote at the 2023 Annual Meeting must be present in person or represented by proxy to constitute a quorum.
Directors are elected by a majority of the votes cast at the meeting (Proposal 1). If an incumbent director receives a greater number of votes “against” the director’s election than votes “for” such election, the director must offer to submit his or her resignation and the Board will decide whether to accept the offer to resign in accordance with the process described on page 38 of this proxy statement.
Approval of each of Proposals 2, 3, 4, 5 and 6 requires the affirmative vote of a majority of the votes cast at the meeting. For Proposal 4, if none of the three frequency choices receives majority support, the Board intends to adopt the choice that receives the plurality of the votes cast. Under New Jersey law, abstentions and shares that brokers do not have the authority to vote in the absence of timely instructions from the beneficial owners will not be counted as votes cast, and, accordingly, will have no effect on the outcome of the vote on these proposals.

2023 Notice of Annual Meeting and Proxy Statement	95

General information
Revocation of proxies or change of instructions
A proxy given by a shareholder of record may be revoked or changed by:
•sending written notice of revocation to the Corporate Secretary of BD at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880 so that it is received no later than January 23, 2023, or delivering such notice at the meeting, prior to the voting of the proxy,
•delivering a proxy (by one of the methods described above under the heading “How to vote at the meeting or by proxy”) bearing a later date, or
•voting in person by written ballot at the meeting.
Participants in the plans described above may change their voting instructions by timely delivering new voting instructions by one of the methods described above under the heading “How to vote at the meeting or by proxy.”
If you are the beneficial owner of shares held in street name, you may revoke or change your voting instructions in the manner provided by your bank, broker or other nominee, or you may vote in person at the meeting in the manner described above under the heading "How to vote at the meeting or by proxy."
Shareholder proposals or director nominations for 2024 annual meeting
Any proposal that a shareholder wishes to submit for inclusion in BD’s proxy materials for BD’s 2024 Annual Meeting of Shareholders (the "2024 Annual Meeting") pursuant to SEC Rule 14a-8 must be received by BD not later than August 17, 2023.
A shareholder’s notice of nomination of one or more director candidates to be included in BD’s proxy statement and proxy card pursuant to Article II., Section 2.E of our By-Laws (a “proxy access director nomination”) must be received by BD not earlier than July 18, 2023 and not later than August 17, 2023, and must satisfy the applicable information and other requirements specified in BD’s By-Laws, which are available on BD’s website at investors.bd.com/corporate-governance.
Notice of any other business or director nomination (that is, other than a matter brought pursuant to SEC Rule 14a-8 or a proxy access director nomination) that a shareholder wishes to present for consideration at the 2024 Annual Meeting pursuant to Article II., Section 2D. of our By-Laws must be received by BD not earlier than September 26, 2023 and not later than October 26, 2023.
Any director nomination or proposal made pursuant to the By-Laws submitted by a shareholder in connection with the 2024 Annual Meeting must satisfy the applicable information and other requirements specified in BD’s By-Laws, which are available on BD’s website at investors.bd.com/corporate-governance. All proposals and nominations, and all supporting materials required by our By-Laws, must be addressed to: Corporate Secretary, Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880. BD will not consider any proposal or nomination that is not timely delivered or otherwise does not meet the By-Law and SEC requirements for submitting the proposal or nomination.
Other matters
The Board is not aware of any matters to be presented at the 2023 Annual Meeting other than those set forth in the accompanying notice. If any other matters properly come before the meeting (or any adjournment or postponement thereof), the persons named in the proxy card will vote on such matters in their discretion in accordance with their best judgment.
Note about the BD website
Web addresses to the BD website throughout this document are provided for convenience only. Please note that information on or accessible through the BD website is not part of, or incorporated by reference into, this proxy statement.

96

Appendix A. Reconciliation of non-GAAP financial measures
Presented below are reconciliations of non-GAAP financial measures discussed in this proxy statement to the comparable GAAP financial measure. All figures below are rounded, and totals may not add due to rounding.
2022 base business revenue growth (in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN
Total Revenue	$18,870	$19,131	-$432	(1.4)%	0.9%
Less: COVID-only diagnostics	511	1,956	-6
Base Revenues (ex-COVID only testing)	$18,358	$17,175	-$426	6.9%	9.4%
Adjusted performance under the PIP
1.    2022 Adjusted earnings per share

Reported Diluted Earnings per Share from Continuing Operations	$5.38
Purchase accounting adjustments ($1.431 billion) (1)	4.98
Integration costs ($68 million) (2)	0.24
Restructuring costs ($123 million) (2)	0.43
Separation-related items ($20 million pre-tax) (3)	0.07
Transaction gain/loss, product and other litigation-related matters ($174 million) (4)	0.60
European regulatory initiative-related costs ($146 million) (5)	0.51
Investment gains/losses and asset impairments ($94 million) (6)	0.33
Impacts of debt extinguishment ($24 million)	0.08
Income tax benefit of special items ($(366) million)	(1.27)
Adjusted Diluted Earnings per Share from Continuing Operations	$11.35
Unbudgeted foreign currency translation and acquisitions	0.11
Adjusted Diluted Earnings per Share from Continuing Operations used for PIP	$11.46
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating expense, net and incurred in connection with the separation of BD's former Diabetes Care business.
(4)Includes charge of $72 million recorded to Cost of products sold to adjust the estimate of future product remediation costs, as well as charge of $21 million to record product liability reserves, including related legal defense costs, to Other operating expense, net. Also includes pension settlement costs of $73 million.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes non-cash (gains) losses recorded within Other expense, net relating to certain investments, and a noncash asset impairment charge recorded in Cost of products sold.

2023 Notice of Annual Meeting and Proxy Statement	A-1

Appendix A. Reconciliation of non-GAAP financial measures
2.    2022 Adjusted currency-neutral revenues (in billions)

Reported Revenues from Continuing Operations	$18.87
Adjustment for unbudgeted foreign currency translation	0.30
Adjusted currency-neutral Revenues from Continuing Operations used for PIP	$19.17
3.    2021 Free cash flow as a percentage of sales (in millions)

Reported net cash provided by operating activities	$2,471
Capital expenditures and capitalized software	(1,040)
Free cash flow (reported)	$1,431

Integration costs	68
European regulatory initiatives	146
Battery recall	72
Restructuring costs, excludes non-cash items	123
Separation and other related costs	20
Brazil environmental remediation	1
Pension settlement	73
Income tax benefit of adjustments	(119)
Non-operating related cost (1)	474
Unbudgeted foreign currency translation	8
Adjusted free cash flow	$2,298
(1)Includes litigation payments.

Free cash flow as a % of sales (reported) ($1,431/$18,870)	7.6%
Adjusted currency-neutral Free cash flow as a % of sales ($2,298/$19,170) used for PIP	12.0%

A-2

Appendix B. Becton, Dickinson and Company 2004 employee and director equity-based compensation plan
As amended and restated as of January 24, 2023
Section 1. Purpose.
The purpose of the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan is to provide an incentive to employees of the Company and its subsidiaries to achieve long-range goals, to aid in attracting and retaining employees and directors of outstanding ability and to closely align their interests with those of shareholders.
Section 2. Definition.
As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.
(b)“Award” shall mean any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan.
(c)“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(d)“Board” shall mean the board of directors of the Company.
(e)“Cause” shall mean (i) the willful and continued failure of a Participant to perform substantially the Participant’s duties with the Company or any Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. No act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without the reasonable belief that the Participant’s action or omission was in the best interest of the Company.
(f)“Change in Control” means
(i)the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(f), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, (iv) any acquisition by any corporation pursuant to a transaction that complies with Section 2(f)(iii)(A), Section 2(f)(iii)(B) and Section 2(f)(iii)(C), or (v) any acquisition that the Board determines, in good faith, was inadvertent, if the acquiring Person divests as promptly as practicable a sufficient amount of the Outstanding Company Common Stock and/or the Outstanding Company Voting Securities, as applicable, to reverse such acquisition of 25% or more thereof;

2023 Notice of Annual Meeting and Proxy Statement	B-1

Appendix B. Becton, Dickinson and Company 2004 employee and director equity-based compensation plan
(ii)individuals who, as of the day after the effective time of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such time whose election, or nomination for election as a director by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board;
(iii)consummation of a reorganization, merger, consolidation or sale or other disposition of all or subsequently all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
(g)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
(h)“Committee” shall mean the Compensation and Benefits Committee of the Board or such other committee as may be designated by the Board.
(i)“Company” shall mean Becton, Dickinson and Company.
(j)“Disability” shall mean a Participant’s disability as determined in accordance with a disability insurance program maintained by the Company.
(k)“409A Disability” shall mean a Disability that qualifies as a total disability as defined below and determined in a manner consistent with Code Section 409A and the regulations thereunder:
The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
A Participant will be deemed to have suffered a 409A Disability if determined to be totally disabled by the Social Security Administration. In addition, the Participant will be deemed to have suffered a 409A Disability if determined to be disabled in accordance with a disability insurance program maintained by the Company, provided that the definition of disability applied under such disability insurance program complies with the requirements of Code Section 409A and the regulations thereunder.
(l)“Earnings Per Share” shall mean earnings per share calculated in accordance with U.S. Generally Accepted Accounting Principles.
(m)“Executive Group” shall mean every person who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code as of the end of the taxable year in which payment of the Award may be deducted by the Company, and (ii) the recipient of compensation of more than $1,000,000 for that taxable year.

B-2

Appendix B. Becton, Dickinson and Company 2004 employee and director equity-based compensation plan
(n)“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(o)“Incentive Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code, or any successor provision thereto.
(p)“Market Share” shall mean the percent of sales of the total available market in an industry, product line or product attained by the Company or one of its business units during a time period.
(q)“Net Income” shall mean net income calculated in accordance with U.S. Generally Accepted Accounting Principles.
(r)“Net Revenue Per Employee” in a period shall mean net revenue divided by the average number of employees of the Company, with average defined as the sum of the number of employees at the beginning and ending of the period divided by two.
(s)“Non-Qualified Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.
(t)“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(u)“Other Stock-Based Award” shall mean any right granted under Section 9.
(v)“Participant” shall mean an individual granted an Award under the Plan.
(w)“Performance Unit” shall mean any right granted under Section 8.
(x)“Restrictive Covenants” shall mean the restrictive covenants set forth in any written agreement, contract or other instrument, which may, but need not, include the Participant’s Award Agreement, pursuant to which such restrictive covenants apply to an Award under the Plan.
(y)“Restricted Stock” shall mean any Share granted under Section 7.
(z)“Restricted Stock Unit” shall mean a contractual right granted under Section 7 that is denominated in Shares. Each Unit represents a right to receive the value of one Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of Restricted Stock Units may include, without limitation, the right to receive dividend equivalents.
(aa)“Retirement” shall mean a Separation from Service after attainment of retirement as specified in the applicable terms of an Award.
(ba)“Return on Common Equity” for a period shall mean net income less preferred stock dividends divided by total shareholders’ equity, less amounts, if any, attributable to preferred stock.
(ca)“Return on Invested Capital” for a period shall mean earnings before interest, taxes, depreciation and amortization divided by the difference of total assets less non-interest bearing current liabilities.
(da)“Return on Net Assets” for a period shall mean net income less preferred stock dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.
(ea)“Revenue Growth” shall mean the percentage change in revenue (as defined in Statement of Financial Accounting Concepts No. 6, published by the Financial Accounting Standards Board) from one period to another.
(fa)“Plan” shall mean this Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan.
(ga)“Separation from Service” shall mean a termination of employment or other separation from service from the Company, as described in Code Section 409A and the regulations thereunder, including, but not limited to a termination by reason of Retirement or involuntary termination without Cause, but excluding any such termination where there is a simultaneous re- employment by the Company.
(ha)“Shares” shall mean shares of the common stock of the Company, $1.00 par value.
(ia)“Specified Employee” shall mean a Participant who is deemed to be a specified employee in accordance with procedures adopted by the Company that reflect the requirements of Code Section 409A(2)(B)(i) and the guidance thereunder.

2023 Notice of Annual Meeting and Proxy Statement	B-3

Appendix B. Becton, Dickinson and Company 2004 employee and director equity-based compensation plan
(jj)“Stock Appreciation Right” shall mean a right to receive a payment, in cash and/or Shares, as determined by the Committee, equal in value to the excess of the Fair Market Value of a Share at the time the Stock Appreciation Right is exercised over the exercise price of the Stock Appreciation Right.
(kj)“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
(lj)“Total Shareholder Return” shall mean the sum of the appreciation in the Company’s stock price and dividends paid on the common stock of the Company over a given period of time.
Section 3. Eligibility.
(a)Any individual who is employed by (including any officer), or who serves as a member of the board of directors of, the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.
(b)An individual who has agreed to accept employment by the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.
(c)Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.
Section 4. Administration.
(a)The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors, each of whom shall be independent, within the meaning of and to the extent required by applicable rulings and interpretations of the New York Stock Exchange and the Securities and Exchange Commission, and each of whom shall be a “Non-Employee Director”, as defined from time to time for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum.
(b)Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; (x) determine whether the conditions to forfeit an Award have been met; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding the foregoing, the Plan will be interpreted and administered by the Committee in a manner that is consistent with the requirements of Code Section 409A to allow for tax deferral thereunder, and the Committee shall take no action hereunder that would result in a violation of Code Section 409A.
(c)All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

B-4

Appendix B. Becton, Dickinson and Company 2004 employee and director equity-based compensation plan
Section 5. Shares available for awards.
(a)The number of Shares available for issuance under the Plan is ~~46,000,000~~ 51,700,000 shares, subject to adjustment as provided below. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e), (i) no Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year that relate to more than 250,000 Shares, (ii) the maximum number of Shares with respect to which unrestricted Awards (either as to vesting, performance or otherwise) may be made to employees under the Plan is 450,000 Shares, and (iii) the maximum number of Shares that may be issued with respect to any Awards granted on or after February 2, 2010 that are not Awards of Options or Stock Appreciation Rights shall be ~~13,940,000~~ 17,540,000.
(b)If, after the effective date of the Plan, any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan, except as otherwise provided in Section 5(f).
(c)In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing, this Section 5(c) will not apply to any such surrender or withholding of Shares occurring on or after November 21, 2006.
(d)Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
(e)In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is required in order to preserve the value of issued and outstanding Awards and to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(f)Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.
(g)Upon the exercise of any Stock Appreciation Rights, the greater of (i) the number of shares subject to the Stock Appreciation Rights so exercised, and (ii) the number of Shares, if any, that are issued in connection with such exercise, shall be deducted from the number of Shares available for issuance under the Plan.
Section 6. Options and stock appreciation rights.
The Committee is hereby authorized to grant Options and Stock Appreciation Rights to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)The exercise price per Share under an Option or Stock Appreciation Right shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right. The exercise price of a Substitute Award may be less than the Fair Market Value of a Share on the date of grant to the extent necessary for the value of Substitute Award to be substantially equivalent to the value of the award with respect to which the Substitute Award is issued, as determined by the Committee.
(b)The term of each Option and Stock Appreciation Right shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.

2023 Notice of Annual Meeting and Proxy Statement	B-5

Appendix B. Becton, Dickinson and Company 2004 employee and director equity-based compensation plan
(c)The Committee shall determine the time or times at which an Option or Stock Appreciation Right may be exercised in whole or in part, and, with respect to Options, the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.
(d)The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.
(e)Section 10 sets forth certain additional provisions that shall apply to Options and Stock Appreciation Rights.
Section 7. Restricted stock and restricted stock units.
(a)The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.
(b)Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided, that if the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units to an employee of the Company relate exclusively to the passage of time and continued employment, such time period shall consist of not less than thirty-six (36) months. In the event the vesting of any Award of Restricted Stock is subject to the achievement of performance goals, the performance period relating to such Award shall be at least twelve (12) months. Any Award of Restricted Stock Units for which vesting is conditioned upon the achievement of performance goals shall be considered an award of Performance Units under Section 8.
(c)Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
(d)Notwithstanding anything contained herein to the contrary and except as otherwise provided by the Committee at the time a Restricted Stock award is granted or in any amendment thereto, upon a Participant’s (i) Separation from Service on account of Retirement, death or Disability, any and all remaining restrictions with respect to an award of Restricted Stock granted to the Participant shall lapse, and the Participant shall receive all of the Shares of Restricted Stock subject to the award, and (ii) voluntary termination, involuntary termination without Cause or involuntary termination with Cause, all Shares of Restricted Stock held by the Participant shall be forfeited as of the date of termination.
(e)Notwithstanding anything contained herein to the contrary and except as otherwise provided by the Committee at the time a Restricted Stock Unit award is granted or in any amendment thereto, upon a Participant’s:
(i)Separation from Service on account of Retirement or Disability, any and all remaining restrictions with respect to Restricted Stock Units granted to the Participant shall lapse and the Participant shall receive any amounts otherwise payable with respect to such Restricted Stock Units as soon as administratively practicable thereafter (or at such later distribution date as may be set by the Committee at the time of the Award or in any amendment thereto), except that, for amounts subject to Code Section 409A, in the case of a Participant who is a Specified Employee, the payment of such amounts that are made on account of the Specified Employee’s Separation from Service shall not be made prior to the earlier of (A) the first day of the seventh month following the Participant’s Separation from Service (without regard to whether the Participant is reemployed on that date) or (B) death;

B-6

Appendix B. Becton, Dickinson and Company 2004 employee and director equity-based compensation plan
(ii)Separation from Service on account of involuntary termination without Cause, all Restricted Stock Units held by the Participant shall be forfeited as of the date of termination; provided, that the Committee may, in its discretion, authorize the payment to the Participant of all amounts payable with respect to such Restricted Stock Units in the case of financial hardship on the part of the Participant or in connection with a reduction-in-force. Notwithstanding the foregoing, for amounts subject to Code Section 409A, in the case of a Participant who is a Specified Employee, the payment of any amounts that are made on account of the Specified Employee’s Separation from Service shall not be made prior to the earlier of (A) the first day of the seventh month following the Participant’s Separation from Service (without regard to whether the Participant is reemployed on that date) or (B) death;
(iii)death, any and all remaining restrictions with respect to Restricted Stock Units granted to the Participant shall lapse and the Participant’s beneficiary shall receive any amounts otherwise payable with respect to such Restricted Stock Units as soon as administratively practicable thereafter; and
(iv)voluntary termination or involuntary termination with Cause, all Restricted Stock Units held by the Participant shall be forfeited as of the date of termination.
Section 8. Performance units.
(a)The Committee is hereby authorized to grant Performance Units to Participants.
(b)Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee; provided, that the performance period relating to any Award of Performance Units shall be at least twelve (12) months.
(c)Notwithstanding anything contained herein to the contrary and except as otherwise provided by the Committee at the time a Performance Unit Award is granted or in any amendment thereto, upon a Participant’s:
(i)Separation from Service on account of Retirement or involuntary termination without Cause prior to the expiration of any performance period applicable to a Performance Unit granted to the Participant, the Participant shall be entitled to receive, following the expiration of such performance period, a pro-rata portion of any amounts otherwise payable with respect to, or a pro-rata right to exercise, the Performance Unit;
(ii)death or 409A Disability prior to the expiration of any performance period applicable to a Performance Unit granted to the Participant, the Participant or the Participant’s beneficiary shall receive upon such event a partial payment with respect to, or a partial right to exercise, such Performance Unit as determined by the Committee in its discretion;
(iii)Separation from Service on account of Disability (other than a 409A Disability) prior to the expiration for any performance period applicable to a Performance Unit granted to the Participant, the Participant shall be entitled to receive, following the expiration of such performance period, a partial payment with respect to, or a partial right to exercise, such Performance Unit as determined by the Committee in its discretion; and
(iv)voluntary termination or involuntary termination with Cause, all Performance Units held by the Participant shall be canceled as of the date of termination.

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Appendix B. Becton, Dickinson and Company 2004 employee and director equity-based compensation plan
Section 9. Other stock-based awards.
The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan (provided that no rights to dividends and dividend equivalents shall be granted in tandem with an Award of Options or Stock Appreciation Rights). Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards; provided, that (i) if the vesting conditions applicable to any such Award to an employee relate exclusively to the passage of time and continued employment, such time period shall consist of not less than thirty-six (36) months, (ii) if the vesting of the award is contingent upon the achievement of any performance goals over a performance period, the performance period relating to such Award shall be at least twelve (12) months. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted. To the extent that any Other Stock-Based Awards granted by the Committee are subject to Code Section 409A as nonqualified deferred compensation, such Other Stock-Based Awards shall be subject to terms and conditions that comply with the requirements of Code Section 409A to avoid adverse tax consequences under Code Section 409A.
Section 10. Effect of termination on certain awards.
Except as otherwise provided by the Committee at the time an Option or Stock Appreciation Right is granted or in any amendment thereto, if a Participant ceases to be employed by, or serve as a non-employee director of, the Company or any Affiliate, then:
(a)if termination is for Cause, all Options and Stock Appreciation Rights held by the Participant shall be canceled as of the date of termination;
(b)if termination is voluntary or involuntary without Cause, the Participant may exercise each Option or Stock Appreciation Right held by the Participant within three months after such termination (but not after the expiration date of such Award) to the extent such Award was exercisable pursuant to its terms at the date of termination; provided, however, if the Participant should die within three months after such termination, each Option or Stock Appreciation Right held by the Participant may be exercised by the Participant’s estate, or by any person who acquires the right to exercise by reason of the Participant’s death, at any time within a period of one year after death (but not after the expiration date of the Award) to the extent such Award was exercisable pursuant to its terms at the date of termination;
(c)if termination is (i) by reason of Retirement (or alternatively, in the case of a non- employee director, at a time when the Participant has served for five full years or more and has attained the age of sixty), or (ii) by reason of a Disability, each Option or Stock Appreciation Right held by the Participant shall, at the date or Retirement or Disability, become exercisable to the extent of the total number of shares subject to the Option or Stock Appreciation Right, irrespective of the extent to which such Award would otherwise have been exercisable pursuant to the terms of the Award at the date of Retirement or Disability, and shall otherwise remain in full force and effect in accordance with its terms;
(d)if termination is by reason of the death of the Participant, each Option or Stock Appreciation Right held by the Participant may be exercised by the Participant’s estate, or by any person who acquires the right to exercise such Award by reason of the Participant’s death, to the extent of the total number of shares subject to the Award, irrespective of the extent to which such Award would have otherwise been exercisable pursuant to the terms of the Award at the date of death, and such Award shall otherwise remain in full force and effect in accordance with its terms.
Section 11. General provisions applicable to awards.
(a)Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

B-8

Appendix B. Becton, Dickinson and Company 2004 employee and director equity-based compensation plan
(b)Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c)Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments. Notwithstanding the foregoing, in no event shall the Company extend any loan to any Participant in connection with the exercise of an Award; provided, however, that nothing contained herein shall prohibit the Company from maintaining or establishing any broker-assisted cashless exercise program.
(d)Unless the Committee shall otherwise determine, no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution. In no event may an Award be transferred by a Participant for value. Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e)The Plan and any Award granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without regard to any contrary conflict of laws. Any legal proceeding arising out of or relating to the Plan and any Award granted hereunder will be brought exclusively in any state or federal court of competent jurisdiction located within the State of New Jersey and will not be commenced or maintained in any other court.
(f)All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g)Every Award (other than an Option or Stock Appreciation Right) to a member of the Executive Group shall, if the Committee intends that such Award should constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code, include a pre- established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more of the following performance measures: (i) Return on Net Assets, (ii) Revenue Growth, (iii) Return on Common Equity, (iv) Total Shareholder Return, (v) Earnings Per Share, (vi) Net Revenue Per Employee (vii) Market Share, (viii) Return on Invested Capital, or (ix) Net Income. For any Award subject to any such pre- established formula, no more than 150,000 Shares can be paid in satisfaction of such Award to any Participant, subject to adjustment as provided in Section 5(e). Notwithstanding any provision of this Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 11(f) applies upon attainment of such pre-established formula.
(h)Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control:
(i)All outstanding Awards granted prior to January 1, 2015 shall become fully vested and exercisable, all performance targets applicable to such Awards, if any, shall be deemed to have been met at target performance, and any restrictions applicable to such Awards shall automatically lapse.
(ii)All outstanding Awards granted on or after January 1, 2015 shall become fully vested and exercisable, all performance targets applicable to such Awards, if any, shall be deemed to have been met at target performance, and any restrictions applicable to such Awards shall automatically lapse, except to the extent such Awards are (1) assumed by the successor corporation (or an affiliate thereof) or continued, or (2) replaced with an equity award that preserves the existing value of the Award at the time of the Change in Control on terms that are no less favorable to the Participant than those applicable to the Award (in each case in clauses (1) and (2), a “Continuing Award”), in which event such Continuing Awards shall remain outstanding and be governed by their respective terms, subject to Section 11(g)(iii) below.

2023 Notice of Annual Meeting and Proxy Statement	B-9

Appendix B. Becton, Dickinson and Company 2004 employee and director equity-based compensation plan
(iii)In the event a Participant holding a Continuing Award is involuntarily terminated without Cause or such Participant terminates employment with the Company for Good Reason (as defined below) within the two-year period commencing on the Change in Control, then, as of the date of such termination, the Continuing Award shall become fully vested and exercisable, all performance targets applicable to the Award, if any, shall be deemed to have been met at target performance, and any other restrictions applicable to any Award shall automatically lapse.
(iv)For purposes of this Section 11(g), the following capitalized terms shall have the meanings provided below.
(A)“Good Reason” means the occurrence (without the Participant’s express written consent) of (1) a reduction in the Participant’s base salary as in effect immediately prior to the Change in Control or as the same may be increased thereafter from time to time, or a reduction in the Participant’s annual performance incentive award opportunity or equity-based compensation that is not in good faith and consistent with past practices, or (2) any change in the location of the Participant’s principal place of employment as it existed immediately prior to the Change in Control to a location that is more than twenty-five (25) miles from such principal place of employment. No event described above shall constitute Good Reason unless the Participant gives written notice to the Company of the existence of the event within 90 days after the initial occurrence of such event and the Company has not remedied such within 30 days of receipt of such notice. Notwithstanding the foregoing, if a Participant is a party to a Change in Control Agreement (as defined below), “Good Reason” with respect to such Participant for purposes of this Plan shall have the meaning given to such term in the Change in Control Agreement.
(B)“Change in Control Agreement” means an employment agreement or other agreement or plan between the Company and a Participant and approved by the Board or the Committee that provides for the continued employment of the Participant following a Change in Control and the payment of benefits upon termination of employment in connection with or following a Change in Control.
(v)Notwithstanding anything in this Section 11(g) to the contrary, any Awards that are otherwise subject to Code Section 409A shall not be distributed or payable upon a Change in Control unless the Change in Control otherwise meets the requirements for a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A and the regulations and other guidance promulgated thereunder; instead such Awards shall be distributed or payable in accordance with the Award’s applicable terms.
(i)Non-employee Directors of the Company shall be entitled to defer the receipt of any Shares that may become issuable to them under any Award in accordance with the terms of the 1996 Directors’ Deferral Plan, as the same may be hereinafter amended, or any other plan that may be established by the Company that provides for the deferred receipt of such Shares.
(j)Employees of the Company shall be entitled to defer the receipt of any Shares that may become issuable to them under any Award in accordance with the terms of the Deferred Compensation and Retirement Benefit Restoration Plan, as the same may be hereinafter amended, or any other plan that may be established by the Company that provides for the deferred receipt of such Shares.
(k)Notwithstanding any provision of the Plan to the contrary (but subject to Sections (7)(d) and (e), 8(c), 10, and 11(h) of the Plan), no Award granted under the Plan shall become vested over a period of less than one year following the date the applicable Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of up to 5% of the Shares reserved for issuance under Section 5(a)(ii) may be granted to any one or more Participants without respect to such minimum vesting provisions. Nothing in this Section 11(k) shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s death, Disability, retirement, termination of service other than for Cause, or the consummation of a Change in Control.
(l)Notwithstanding any provision of the Plan to the contrary, any dividend or dividend equivalent otherwise payable in respect of any Award of Restricted Stock, Restricted Stock Unit, Performance Unit, or Other Stock-Based Award that remains subject to vesting conditions at the time of payment or accrual of such dividend or dividend equivalent shall be retained by the Company and remain subject to the same vesting conditions as the underlying Award to which the dividend relates, and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Award to which such dividends relate.

B-10

Appendix B. Becton, Dickinson and Company 2004 employee and director equity-based compensation plan
Section 12. Amendments and termination.
(a)Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval (A) if the effect thereof is to increase the number of Shares available for issuance under the Plan or to expand the class of persons eligible to participate in the Plan or (B) if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. In all events, no termination or amendment shall be made in a manner that is inconsistent with the requirements under Code Section 409A to allow for tax deferral.
(b)The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; and provided further that, except as provided in Section 5(e), no such action shall reduce the exercise price, grant price or purchase price of any Award established at the time of grant thereof; and provided further, that the Committee’s authority under this Section 12(b) is limited in the case of Awards subject to Section 11(f), as set forth in Section 11(f); and provided further, that the Committee may not act under this Section 12(b) in a way that is inconsistent with the requirements under Code Section 409A to allow for tax deferral. In no event shall an outstanding Option or Stock Appreciation Right for which the exercise price is less than the Fair Market Value of a Share be cancelled in exchange for cash or, except as provided in Section 5(e), replaced with a new Option or Stock Appreciation Right with a lower exercise price, without approval of the Company’s shareholders.
(c)Except as noted in Section 11(f), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(e)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d)Any provision of the Plan or any Award Agreement to the contrary notwithstanding, in connection with a Business Combination, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.
(e)The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect or to otherwise comply with the requirements of Code Section 409A so as to avoid adverse tax consequences under Code Section 409A.
Section 13. Confidentiality, non-solicitation and non-compete.
By accepting an Award under the Plan, a Participant agrees, understands, and acknowledges that the Participant shall be bound by, and shall abide by the Restrictive Covenants. In the event that a Participant breaches any applicable Restrictive Covenant, the Company may claw back or recoup any vested and unvested Awards granted under the Plan to such Participant (including any amounts or benefits arising from such Award) in accordance with Section 14.

2023 Notice of Annual Meeting and Proxy Statement	B-11

Appendix B. Becton, Dickinson and Company 2004 employee and director equity-based compensation plan
Section 14. Clawback policy; recoupment
Notwithstanding any other provision of the Plan to the contrary, any Award granted under the Plan (including any amounts or benefits arising from such Award) shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Policy Regarding the Recovery of Compensation, as it may be amended from time to time (the “Policy”). By accepting an Award under the Plan, a Participant agrees and consents to the Company’s application, implementation and enforcement of (i) the Policy or any similar policy established by the Company that may apply to the Participant and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. The Company’s rights under the Policy shall be in addition to, and not in substitution of, the Company’s rights under the Plan or otherwise and, in all events, the terms of the Policy shall prevail to the extent that the terms of the Policy conflict with the Plan or any other plan, program, agreement or arrangement.
Section 15. Miscellaneous.
(a)No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.
(b)The Committee may delegate to one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. The Committee may delegate to one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, authority to carry out a specified part or parts of its administrative responsibilities or ministerial functions in connection with the Plan, including but not limited to determining whether the conditions to forfeit an Award have been met. Any delegation of authority may be removed by the Committee at any time with or without cause. Notwithstanding the foregoing, (1) any delegation to management with respect to the Plan shall conform with the requirements of the corporate law of New Jersey and with the requirements, if any, of the New York Stock Exchange, in either case as in effect from time to time, (2) interpretations or determinations with respect to an executive officer’s rights under an Award or the Plan shall be made by the Committee, and (3) if any action or direction of any person to whom authority hereunder has been delegated conflicts with an action or direction of the Committee, then the authority of the Committee shall supersede that of the delegate with respect to such action or direction. Any action taken by a person under an authorized delegation of authority in compliance with this Section 15.2(b) shall have the same force and effect as if taken directly by the Committee.
(c)The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
(d)Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(e)The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

B-12

Appendix B. Becton, Dickinson and Company 2004 employee and director equity-based compensation plan
(f)If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
(g)Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(h)No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
Section 16. Effective date of plan.
The Plan shall be effective as of the date of its approval by the stockholders of the Company.
Section 17. Term of the plan.
No Award shall be granted under the Plan after ~~January 29, 2023~~ January 25, 2033. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

2023 Notice of Annual Meeting and Proxy Statement	B-13

BD, Franklin Lakes, NJ, 07417, U.S.
201.847.6800
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All other trademarks are the property of their respective owners. © 2022 BD. All rights reserved

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VOTE

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**Voting instructions submitted by GSIP participants must be received by 12:00 a.m., EST, on January 18, 2023. Voting instructions submitted by all other BD plan participants must be received by 11:59 p.m., EST, on January 19, 2023. All proxies submitted by record holders through the Internet or telephone must be received by 1:00 a.m., EST, on January 24, 2023.**

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy/Voting Instruction Card

**▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼**

### A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 5 and 1 YEAR on Proposal 4.

1. Election of Directors:

| | For | Against | Abstain | | For | Against | Abstain | | For | Against | Abstain |
|---|---|---|---|---|---|---|---|---|---|---|---|
| 01 - William M. Brown | ☐ | ☐ | ☐ | 05 - Claire M. Fraser | ☐ | ☐ | ☐ | 09 - Thomas E. Polen | ☐ | ☐ | ☐ |
| 02 - Catherine M. Burzik | ☐ | ☐ | ☐ | 06 - Jeffrey W. Henderson | ☐ | ☐ | ☐ | 10 - Timothy M. Ring | ☐ | ☐ | ☐ |
| 03 - Carrie L. Byington | ☐ | ☐ | ☐ | 07 - Christopher Jones | ☐ | ☐ | ☐ | 11 - Bertram L. Scott | ☐ | ☐ | ☐ |
| 04 - R. Andrew Eckert | ☐ | ☐ | ☐ | 08 - Marshall O. Larsen | ☐ | ☐ | ☐ | | | | |

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 4. Advisory vote to approve the frequency of named executive officer compensation advisory votes. | ☐ | ☐ | ☐ | ☐ |

+

1 U P X

+

03PWJD

Dear Shareholder/Plan Participant:

Becton, Dickinson and Company ("BD") encourages you to take advantage of convenient ways by which you can vote or direct the voting of your shares. You can vote your shares 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote authorizes the proxies named on the below proxy/voting instruction card in the same manner as if you marked, signed, dated and returned the proxy/voting instruction card. If you choose to vote your shares by telephone or through the Internet, there is no need to mail back your proxy/voting instruction card. To vote your shares electronically, please have this voting form in hand and follow the instructions outlined on the reverse side.

**Your vote is important. Thank you for voting.**

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BDX

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

# Proxy / Voting Instruction Card — BECTON, DICKINSON AND COMPANY

**Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting on January 24, 2023**

The undersigned hereby appoints Thomas E. Polen, Samrat S. Khichi, Christopher J. DelOrefice and Gary DeFazio, and any of them, with full power of substitution, as proxies to attend the Annual Meeting of Shareholders of the Company to be held at 1:00 p.m., EST on Tuesday, January 24, 2023 at The Biltmore Hotel Miami Coral Gables, 1200 Anastasia Avenue, Coral Gables, Florida, and any adjournment or postponement thereof, and to vote all shares of the common stock of the Company which the undersigned is entitled to vote upon each of the matters referred to in this proxy and, in their discretion, upon such other matters as may properly come before the meeting. This does not apply to shares held through Company plans, which are addressed below.

**Shares represented by this proxy will be voted as directed by the shareholder. Where no choice is made on the reverse side of this form, the proxies will vote FOR all Director nominees; FOR Proposals 2, 3 and 5; 1 YEAR on Proposal 4; and AGAINST Proposal 6.**

**For plan participants.** This card constitutes voting instructions to the respective trustees for any shares of common stock allocated to the undersigned under the Company's 1996 Directors' Deferral Plan ("DDP"), the Company's Deferred Compensation and Retirement Benefit Restoration Plan ("Restoration Plan") and, when so provided, the Global Share Investment Program ("GSIP"), and also constitutes voting instructions to the respective trustees for a proportionate number of shares of common stock in the DDP, Restoration Plan and GSIP for which voting instructions are not received. To the extent the undersigned has shares of common stock allocated to an account under the 401(k) plan of the Company or of a subsidiary, the undersigned is considered a named fiduciary. As a named fiduciary, this card constitutes instructions to the 401(k) plan trustees as to how to vote those shares. Shares for which no voting instructions are received by the 401(k) plan trustees will be voted in the same proportion as those shares for which timely instructions have been received.

**You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. If you do not vote by telephone or over the Internet, please sign, date and return this card using the enclosed envelope.**

(Items to be voted on appear on reverse side.)

## B Non-Voting Items

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.

**Meeting Attendance**
Mark box to the right if you plan to attend the Annual Meeting. ☐

## C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian, or other representative capacity, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.